                          Marked to Indicate Changes

                  Filed with Exhibits on July 31, 1998
                              File No.  811-9036

                            ----------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


                             REGISTRATION STATEMENT
                                   UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 12


                           Brinson Relationship Funds
                           ==========================
               (Exact name of Registrant as Specified in Charter)

                            209 South LaSalle Street
                          Chicago, Illinois 60604-1295
               (Address of Principal Executive Offices)(Zip Code)


        Registrant's Telephone Number, including Area Code 312-220-7100
                                       ---------


                                Carolyn M. Burke
                           Brinson Relationship Funds
                            209 South LaSalle Street
                          Chicago, Illinois 60604-1295
                          ----------------------------
                    (Name and Address of Agent for Service)

                                   COPIES TO:

                              Bruce G. Leto, Esq.
                    Stradley, Ronon, Stevens & Young, L.L.P.
                            2600 One Commerce Square
                          Philadelphia, PA 19103-7098

============================================================================

EXPLANATORY NOTE


  This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such shares will be issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

OFFEREE NO. ___


                          BRINSON RELATIONSHIP FUNDS

                        BRINSON GLOBAL SECURITIES FUND

                                    PART A

                                 July 31, 1998






                                    [LOGO]








INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson Global Securities Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Fund will maintain a global portfolio and as such, under normal market conditions, at least 65% of the Fund's assets will be invested in securities of issuers in at least three countries, one of which may be the United States. The Fund seeks to achieve its objective by pursuing active asset allocation strategies across global equity, fixed income and money markets and active security selection within each market. Asset allocation decisions are undertaken relative to the Global Securities Markets Index (the "Benchmark"), which is compiled by the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor").

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The Advisor's investment style is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        The Benchmark consists of five distinct asset classes representing the primary wealth-holding public securities markets. These asset classes are U.S. equity, non-U.S. equity, U.S. bonds, non-U.S. bonds and cash equivalents. Each asset class is represented in the Benchmark by an index compiled by an independent data provider. The index relating to U.S. equity is the Wilshire 5000 Index; the index relating to non-U.S. equity is the Morgan Stanley Capital International Non-U.S. Equity (Free) Index; the index relating to the U.S. bond portion of the Benchmark is a composite of the Salomon Brothers Broad Investment Grade Bond Index and the Merrill Lynch Euro-Bond Index; the index for the non-U.S. bond portion of the Benchmark is the Salomon Brothers Non-U.S. Government Bond Index; and the index relevant to the cash equivalents portion of the Benchmark is the 30-day U.S. Treasury Bill rate (calculated from the average of bid and ask). From time to time, the Advisor may substitute an equivalent index within a given asset class when it believes that such index more accurately reflects the relevant global market. In order to compile the Benchmark, the Advisor determines current relative market capitalizations in the world markets (U.S. equity, non-U.S. equity, U.S. bond, non-U.S. bond and cash) and then weights each relevant index. Based on this weighting, the Advisor determines the return of the relevant indices, applies the index weighting and then determines the return of the Benchmark.

        As a general matter, the Advisor will purchase for the Fund securities contained in the underlying indices relevant to the Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix of asset classes and currencies in reaction to discrepancies between current market prices and fundamental values. Active asset allocation strategy for the Fund will be defined relative to the Benchmark weights, which represent the Fund's normal mix. Decisions to deviate from the normal mix are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships among global markets and the expertise of investment professionals. In the absence of views as to the relative attractiveness across asset classes, the actual Fund weights will be equal to the Benchmark weights. The active management process is intended, by the Advisor, to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

ASSET ALLOCATION AND MARKET MANAGEMENT

        The Advisor believes that, over the long term, investing across global equity and fixed income markets based upon discrepancies between market prices and fundamental values may achieve enhanced return and risk characteristics relative to the Benchmark.

        Fundamental value is considered to be the current value of long-term, sustainable future cash flows derived from a given asset class or security. In determining fundamental value, the Advisor takes into consideration broadly based indices representing asset classes or markets and various economic variables such as productivity, inflation and global competitiveness. The valuation of asset classes reflects an integrated, fundamental analysis of global markets. Investment decisions are based on comparisons of current market prices to fundamental values.

        The Fund may invest in the more broadly defined asset classes identified by the Benchmark. The "Normal Asset Allocation Mix," set forth below, represents the asset allocation that the Fund would expect to maintain when, in the judgment of the Advisor, global capital markets are fairly priced relative to each other and relative to the associated risks.

GLOBAL SECURITIES MARKETS INDEX
NORMAL ASSET ALLOCATION MIX

                                Normal       Asset Class
                              Allocation      Strategy
                                 Mix           Ranges
                              ----------     -----------
Asset Class
-----------

U.S. Equity                       40%            10-80%
Non-U.S. Equities                 22%             5-40%
Emerging Market Equities           3%              0-8%
Dollar Bonds                      21%             5-70%
High Yield Bonds                   3%             0-10%
Non-U.S. Bonds                     9%             2-25%
Emerging Market Debt               2%              0-8%
Cash and Cash Equivalents          0%             0-45%
                              ----------
                                 100%


        The "Asset Class Strategy Ranges" indicated above are the ranges within which the Fund expects to make its active asset allocations to specific asset classes. Under all but unusual market conditions, the Fund expects to adhere to the strategy ranges set forth above. However, the Fund's strategy ranges may be exceeded by the Fund under unusual market conditions. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents as described below.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. AND NON-U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. and non-U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, fixed income securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") for those securities. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

        The Fund expects its U.S. equity investments to emphasize both large and intermediate capitalization companies. In addition, the U.S. equity component may invest in small capitalization issues. Please see the discussion below under "Special Risk Considerations of Investing in Small Capitalization Issues" for a description of the risks of investing in small capitalization issues. The equity markets in the non-U.S. component of the Fund will typically include available shares of larger capitalization companies. Capitalization levels are measured relative to specific markets, thus large and intermediate capitalization ranges vary country-by-country and may with respect to certain countries include capitalization levels that would be included in the small capitalization range in the U.S. market.

U.S. AND NON-U.S. FIXED INCOME SECURITIES

        The Fund may invest in all types of fixed income securities of U.S. and non-U.S. issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The Fund may purchase U.S. dollar denominated securities that reflect a broad range of investment maturities, qualities and sectors. Please see discussion below for a description of the high yield/higher risk debt securities in which the Fund may invest.

        The non-U.S. fixed income component of the Fund will typically be invested in government and supranational issues. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

EMERGING MARKETS EQUITY AND DEBT SECURITIES

        The Fund may invest in a broad range of equity securities of emerging market issuers, or securities with respect to which the return is derived primarily from the equity securities of issuers in emerging markets, including common and preferred stocks. The Fund considers a country to be an "emerging market" if it is defined as an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (i.e. the World Bank), the International Finance Corporation, or the United Nations or its authorities. Common stocks include securities convertible into common stocks and securities having common stock characteristics, such as rights and warrants. The Fund may also invest in all debt securities of emerging market issuers, including government and government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging markets instruments. The Fund may invest indirectly in emerging market equity and debt securities by purchasing securities of open-end and closed-end investment companies. Please see the discussion below under "Investment Company Securities" for a further explanation of investments in investment companies and under "Investing in Emerging Markets" for a description of the risks of investing in emerging market securities.

        The Trust has received an exemptive order (the "Exemptive Order") from the United States Securities and Exchange Commission (the "Commission") to permit, among other things, the Fund to invest its assets in the Brinson Emerging Markets Equity Fund (the "EM Equity Fund") and the Brinson Emerging Markets Debt Fund (the "EM Debt Fund") series of the Trust. Pursuant to the Exemptive Order, the Fund will may invest that portion of its assets allocated to emerging markets investments by purchasing shares of the funds listed above. The investment objective of the EM Equity Fund and the EM Debt Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the assets of the EM Equity Fund is invested in the equity securities of issuers in emerging markets or securities with respect to which the return is derived from the equity securities of issuers in emerging markets. Under normal circumstances, at least 65% of the total assets of the EM Debt Fund is invested in the debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities the return of which is derived primarily from other emerging markets instruments. The EM Equity Fund and the EM Debt Fund are permitted to invest in the same types of securities as the Fund may invest in directly and as further described herein.

        The Fund may invest its assets directly or indirectly in emerging market securities as described above. Pursuant to the Exemptive Order, any investment by the Fund in the EM Equity Fund or the EM Debt Fund of the Trust would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Pursuant to the Exemptive Order described above, in lieu of investing directly in the cash and cash equivalents described above, the Fund may invest a portion of its assets in the Brinson Short-Term Fund (the "Short-Term Fund") series of the Trust. Any investment by the Fund in the Short-Term Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        Under the terms of a second exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invest pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

ZERO COUPON SECURITIES

        The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

PAY-IN-KIND BONDS

        The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

MORTGAGE-BACKED SECURITIES

        The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

        The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

ASSET-BACKED SECURITIES

        The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

WHEN-ISSUED SECURITIES

        The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

EURODOLLAR SECURITIES

        The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

HIGH YIELD/HIGHER RISK SECURITIES

        The Fund's U.S. dollar investments in all types of fixed income securities may include lower quality, higher yielding securities which are below investment grade. Investment grade securities are securities rated BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or, if unrated, are determined to be of comparable quality by the Advisor. While securities rated below BBB or Baa are regarded as having an adequate capacity to pay principal and interest, such securities lack outstanding investment characteristics and, in fact, have speculative characteristics as well. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. Securities rated lower than BBB by S&P and Baa by Moody's are classified as non-investment grade securities and are commonly referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Securities issued by foreign issuers rated below investment grade entail greater risks than higher rated securities, including risk of untimely interest and principal payment, default, price volatility and may present problems of liquidity and valuation. Investors should carefully consider these risks before investing. A description of various bond ratings appears in Appendix A, p. 1-2. Ratings represent S&P's and Moody's respective opinions as to the quality of the obligations they undertake to rate. However, ratings are general and are not absolute standards of quality.

        Pursuant to the Exemptive Order described above under "Emerging Markets Equity and Debt Securities," in lieu of investing directly in certain high yield, higher risk securities, the Fund may invest a portion of its assets in the Brinson High Yield Fund (the "High Yield Fund") series of the Trust. The investment objective of the High Yield Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The High Yield Fund maintains a high yield portfolio and as such, at least 65% of its assets are invested in high yield securities of the type described herein. Any investment by the Fund in the High Yield Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        The Fund currently intends to limit its investment in non-investment grade, U.S. dollar denominated fixed income securities to no more than 15% of its net assets. Any investment in the High

Yield Fund will be considered within this limitation. The Fund currently intends to limit its investment in non-investment grade, non-U.S. dollar denominated fixed income securities to no more than 15% of its net assets.

BRADY BONDS

        The Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Bulgaria, Brazil, Costa Rica, Jordan, Mexico, Nigeria, the Philippines, Poland, Uruguay, Panama, Peru and Venezuela. Brady Bonds have been issued only during recent years, and for that reason do not have a very long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. Dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

        Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative. There can be no assurance that the Brady Bonds in which the Fund invests will not be subject to restructuring or to requests for a new credit arrangement which may cause the Fund to suffer a loss of interest or principal in any of its holdings.

STRUCTURED SECURITIES

        The Fund may invest a portion of its assets in entities organized and operated solely for the purpose of restructuring the investment characteristics of sovereign debt obligations. This type of restructuring involves the deposit with, or purchase by, an entity, such as a corporation or trust, of specified instruments (such as commercial bank loans or Brady Bonds) and the issuance by that entity of one or more classes of securities ("Structured Securities") backed by, or representing interests in, the underlying instruments. The cash flow of the underlying instruments may be apportioned among the newly issued Structured Securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to Structured Securities is dependent on the extent of the cash flow on the underlying instruments. Because Structured Securities of the type in which the Fund anticipates investing typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. The Fund is permitted to invest in a class of Structured Securities that is either subordinated or unsubordinated to the right of payment of another class. Subordinated Structured Securities typically have higher yields and present greater risks than unsubordinated Structured Securities. Structured Securities are typically sold in private placement transactions, and there currently is no active trading market for Structured Securities. Thus, the Fund's investments in Structured Securities will be limited by the Fund's prohibition on investing more than 15% of its net assets in illiquid securities.

LOAN PARTICIPATIONS AND ASSIGNMENTS

        The Fund may invest in fixed rate and floating rate loans ("Loans") arranged through private negotiations between an issuer of sovereign debt obligations and one or more financial institutions ("Lenders"). The Fund's investment in Loans is expected in most instances to be in the form of participation in loans ("Participations") and assignments of all or a portion of Loans ("Assignments") from third parties.

        The Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In the event of the insolvency of the Lender selling a Participation, the Fund may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. Certain Participations may be structured in a manner designed to avoid purchasers of Participations being subject to the credit risk of the Lender with respect to the Participation. Even under such a structure, in the event of the Lender's insolvency, the Lender's servicing of the Participation may be delayed and the assignability of the Participation may be impaired. The Fund will acquire Participations only if the Lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy. When the Fund purchases Assignments from Lenders, it will acquire direct rights against the borrower on the Loan. However, because Assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender.

        Because there may be no liquid market for Participations and Assignments, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund's ability to dispose of particular Assignments or Participations when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for Assignments and Participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio and calculating its net asset value. To the extent that the Fund cannot dispose of a Participation or Assignment in the ordinary course of business within seven days at approximately the value at which it has valued the Participation or Assignment, it will treat the Participation or Assignment as illiquid and subject to its overall limit on illiquid investments of 15% of its net assets.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted emerging market securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        As described above, the Trust has received an Exemptive Order, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust, each of which invests primarily in one asset class a ("Core Series") will not be subject to the percentage limitations described above. To the extent that the Fund invests in the Trust's other series ("Other Series") and particular open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund's investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity or debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

FOREIGN SECURITIES AND CURRENCY CONSIDERATIONS

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. Investments will be made primarily in the equity securities of companies domiciled in developed countries. The Fund intends to diversify broadly among countries but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended ("the Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

        The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately. The Fund will manage currency exposures relative to the normal currency allocation and will consider return and risk of currency exposures relative to the Benchmark.

INVESTING IN EMERGING MARKETS

        Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices in these markets tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Furthermore, investments by investors foreign to the emerging countries are subject to a variety of restrictions in many emerging countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these or other countries in which the Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including, in some cases, the need for certain governmental consents. Although these restrictions may in the future make it undesirable to invest in emerging countries, the Advisor does not believe that any current repatriation restrictions would affect its decision to invest in such countries. Countries such as those in which the Fund may invest have historically experienced and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, its government's policy towards the International Monetary Fund, the World Bank and other international agencies and the political constraints to which a government debtor may be subject.

        The issuers of the foreign government and government-related debt securities in which the Fund expects to invest have in the past experienced substantial difficulties in servicing their external debt obligations, which has led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign government and government-related debt securities may be requested to participate in the restructuring of such securities and to extend further loans to the issuers of such securities. There can be no assurance that the Brady Bonds and other foreign government and government-related debt securities in which the Fund may invest will not be subject to similar defaults or restructuring arrangements which may adversely affect the value of such investments. Furthermore, certain participants in the secondary market for such debt securities may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

        Payments to holders of the high yield, higher risk foreign debt securities in which the Fund may invest may be subject to foreign withholding and other taxes. Although the holders of foreign government and government-related debt securities may be entitled to tax gross-up payments from the issuers of such securities, there is no assurance that such payments will be made.

RUSSIAN SECURITIES TRANSACTIONS

        The Fund may invest in securities of Russian companies. The registration, clearing and settlement of securities transactions in Russia are subject to significant risks not normally associated with securities transactions in the United States and other more developed markets. Ownership of shares in Russian companies is evidenced by entries in a company's share register (except where shares are held through depositories that meet the requirements of the Investment Company Act) and the issuance of extracts from the register or, in certain limited cases, by formal share certificates. However, Russian share registers are frequently unreliable and the Fund could possibly lose its registration through oversight, negligence or fraud. Moreover, Russia lacks a centralized registry to record securities transactions and registrars located throughout Russia or the companies themselves maintain share registers. Registrars are under no obligation to provide extracts to potential purchasers in a timely manner or at all and are not necessarily subject to state supervision. In addition, while registrars are liable under law for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Although Russian companies with more than 1,000 shareholders are required by law to employ an independent company to maintain share registers, in practice, such companies have not always followed this law. Because of this lack of independence of registrars, management of a Russian company may be able to exert considerable influence over who can purchase and sell the company's shares by illegally instructing the registrar to refuse to record transactions on the share register. Furthermore, these practices may prevent the Fund from investing in the securities of certain Russian companies deemed suitable by the Advisor and could cause a delay in the sale of Russian securities by the Fund if the company deems a purchaser unsuitable, which may expose the Fund to potential loss on its investment.

In light of the risks described above, the Board has approved certain procedures concerning the Fund's investments in Russian securities. Among these procedures is a requirement that the Fund will not invest in the securities of a Russian company unless that issuer's registrar has entered into a contract with the Fund's sub-custodian containing certain protective conditions including, among other things, the sub-custodian's right to conduct regular share confirmations on behalf of the Fund. This requirement will likely have the effect of precluding investments in certain Russian companies that the Fund would otherwise make.

SPECIAL RISK CONSIDERATIONS OF INVESTING IN SMALL CAPITALIZATION ISSUES

        The Fund may invest in relatively new or unseasoned companies which are in their early stages of development (sometimes referred to as "post-venture companies"), or small companies positioned in new and emerging industries where the opportunity for rapid growth is expected to be above average. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies in which the Fund may invest may have relatively small revenues, limited product lines, and may have a small share of the market for their products or services. Post-venture companies may lack depth of management, may be unable to generate internally funds necessary for growth or potential development or to generate such funds through external financing on favorable terms, or may be developing or marketing new products or services for which markets are not yet established and may never become established. Due to these and other factors, such companies may suffer significant losses as well as realize substantial growth. Investments in such companies tend to be volatile and are therefore speculative.

        Historically, the small capitalization stocks have been more volatile in price than the larger capitalization stocks. Among the reasons for the greater price volatility of these securities are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions. Besides exhibiting greater volatility, post-venture company stocks may, to a degree, fluctuate independently of larger company stocks. Investors should therefore expect that the value of the Fund's shares may be more volatile than the shares of a fund that invests in larger capitalization stocks.

        Pursuant to the Exemptive Order described above under "Emerging Markets Equity and Debt Securities," in lieu of investing directly in small capitalization issues, the Fund may invest a portion of its assets in the Post-Venture Fund series of the Trust. The investment objective of the Post-Venture Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Post-Venture Fund invests primarily in equity securities of publicly traded companies representing the lower 5% of the Wilshire 5000 Index, and, as such, at least 65% of its assets are invested in small capitalization equity securities. Any investment by the Fund in the Post-Venture Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion above under "Investment Company Securities" for a description of these limitations.

OTHER INVESTMENT TECHNIQUES

CURRENCY MANAGEMENT

        The normal currency allocation of the Fund is identical to the currency mix of the Benchmark. The Fund expects to maintain this normal currency exposure when, in the judgment of the Advisor, global currency markets are fairly priced relative to each other and relative to the associated risks. The Fund may actively deviate from such normal currency allocations to take advantage of, or to protect its portfolio from risk and return characteristics of, the currencies and short-term interest rates when those prices deviate significantly from fundamental value. Deviations from the Benchmark are determined by the Advisor based upon its research.

        To manage exposure to currency fluctuations, the Fund may alter fixed income or money market exposures (in its normal asset allocation mix as previously described), enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies and purchase securities indexed to currency baskets. The Fund will also use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. Some of these strategies may require the Fund to segregate liquid assets in accordance with Commission positions to cover its obligations.
These techniques are further described below.

FORWARD FOREIGN CURRENCY TRANSACTIONS

        The Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e., a "forward foreign currency contract" or "forward contract"). A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties and at a price set at the time of the contract. The Fund will convert currency on a spot basis from time to time and investors should be aware of the potential costs of currency conversion.

        The Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities. It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund's portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

        When the Fund enters into forward contracts for non-hedging purposes, it will segregate cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to its forward contracts for non-hedging purposes in accordance with Commission positions.

        At the maturity of a forward contract, the Fund may either sell a portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund may receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a
specified future date.   When a futures contract is sold, the Fund incurs a
contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        The equity swaps in which the Fund intends to invest involve agreements with a counterparty. The return to the Fund on any equity swap contract will be the total return on the notional amount of the contract as if it were invested in the stocks comprising the contract index in exchange for an interest component based on the notional amount of the agreement. The Fund will only enter into an equity swap contract on a net basis, i.e., the two parties' obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of the payments. Payments under the equity swap contracts may be made at the conclusion of the contract or periodically during its term.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.

        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions. To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1\3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

       Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of the First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, Il 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with many operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

       Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Appendix B to this Prospectus sets forth the investment performance of the Fund, including the performance of the Brinson Trust Company Collective Investment Trust's Global Securities Fund until April 28, 1995, the commencement of the Fund's operations. Brinson Trust Company is a wholly-owned subsidiary of Brinson Partners.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC" Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.05% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. The Fund normally trades non-U.S. securities in foreign countries, since the best available market for non-U.S. securities is often in non-U.S. markets. In transactions on non-U.S. stock exchanges, brokers' commissions are generally fixed and are often higher than in the United States where commissions are negotiated. Pursuant to the Advisory Agreement, the Advisor is authorized to utilize the trading department of its foreign subsidiaries to execute foreign securities transactions but monitors selection by such subsidiaries of brokers and dealers used to execute such transactions.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Fund and the Trust, by nature of their shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $25,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

Moody's Investors Service, Inc. describes classifications of corporate bonds as follows:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


NOTE: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category

Standard & Poor's Ratings Group describes classifications of corporate bonds as follows:

        AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

        AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

        BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

        BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

        B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

        CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

        CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        CI -- The rating CI is reserved for income bonds on which no interest is being paid.

        D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

APPENDIX B

        Set forth below is the performance of the Brinson Trust Company Collective Investment Trust's Global Securities Fund (the "BTC Global Securities Fund") for periods ended April 28, 1995 linked with the Brinson Relationship Funds' Brinson Global Securities Fund (the "Brinson Global Securities Fund") for periods ending December 31, 1997. The Brinson Global Securities Fund assumed the assets of the BTC Global Securities Fund on April 28, 1995. Brinson Trust Company is a wholly owned subsidiary of Brinson Partners, Inc., Advisor to the Trust.


        Performance is calculated net of administrative expenses. All returns quoted are time weighted, total rates of return and include the impact of capital appreciation as well as the reinvestment of interest and dividends. All performance data was supplied by Brinson Partners, Inc. and has not been verified or audited. The BTC Global Securities Fund was not registered under the Investment Company Act and, therefore, was not subject to certain investment restrictions imposed by the Investment Company Act which may have adversely affected its performance. Investors should not consider this performance data as an indication of the future performance of the Brinson Global Securities Fund.


For Periods Ending 12/31/97

                                      Annualized
                     -------------------------------------------
                     1 year  2 years  3 years  5 years  10 years  Inception
                     ------  -------  -------  -------  --------  ---------
Brinson Global     11.75%   13.38%   17.45%    12.48%   13.36%    15.16%
Securities Fund

Global Securities  14.30%   13.48%   17.33%    13.39%   12.48%    14.45%
Index (1)

Inception date was 12/31/81

(1)     The Global Securities Index is calculated gross of fees.

The Global Securities Index is the benchmark for both the BTC Global Securities Fund and the Brinson Global Securities Fund. For a further description of the benchmark, please review the section titled "Investment Process."

OFFEREE NO. ____


                          BRINSON RELATIONSHIP FUNDS

                           BRINSON U.S. EQUITY FUND

                                    PART A

                                July 31, 1998






                                    [LOGO]








INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Equity Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal market conditions, at least 65% of the Fund's assets will be invested in equity securities of U.S. companies. The Fund seeks to achieve its objective by investment in a wide range of equity securities of U.S. companies that are traded on major stock exchanges as well as on the over-the-counter markets. The benchmark for the Fund is the Wilshire 5000 Index ( the "Benchmark"). The Benchmark is a broad weighted index which includes all U.S. common stocks. The Benchmark is designed to provide a representative indication of the capitalization and return for the U.S. equity market.

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners") or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix. Decisions to deviate from the Benchmark are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships in U.S. markets and the expertise of investment professionals. The active management process is intended, by Brinson Partners to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of the Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, debt securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") for those securities. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

        The Fund expects its U.S. equity investments to emphasize both large and intermediate capitalization companies. In addition, the Fund may invest in small capitalization issues. Please see the discussion below under "Special Risk Considerations of Investing in Small Capitalization Issues" for a description of the risks of investing in small capitalization issues.

        The Trust has received an exemptive order (the "Exemptive Order") from the United States Securities and Exchange Commission (the "Commission") to permit, among other things, the Fund to invest its assets in the Brinson U.S. Large Capitalization Equity Fund (the "Brinson U.S. Large Capitalization Fund") and the Brinson U.S. Intermediate Capitalization Equity Fund (the "Brinson U.S. Intermediate Fund") series of the Trust. Pursuant to the Exemptive Order, the Fund may invest that portion of its assets allocated to large capitalization investments and intermediate capitalization investments by purchasing shares of the Brinson U.S. Large Capitalization Fund and the Brinson U.S. Intermediate Fund. The investment objective of the Brinson U.S. Large Capitalization Fund and the Brinson U.S. Intermediate Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the assets of both the Brinson U.S. Large Capitalization Fund and the Brinson U.S. Intermediate Fund are invested in the equity securities of U.S. companies. The Brinson U.S. Large Capitalization Fund and the Brinson U.S. Intermediate Fund are permitted to invest in the same types of securities as the Fund may invest in directly and as further described herein.

        The Fund may invest its assets directly or indirectly in large capitalization and intermediate capitalization securities as described above. Pursuant to the Exemptive Order, any investment by the Fund in the Brinson U.S. Large Capitalization Fund and the Brinson U.S. Intermediate Fund of the Trust would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Pursuant to the Exemptive Order described above, in lieu of investing directly in the cash and cash equivalents described above, the Fund may invest a portion of its assets in the Brinson Short-Term Fund (the "Short-Term Fund") series of the Trust. Any investments by the Fund in the Short-Term Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        Under the terms of a second exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment Company which has retained the Advisor to manage its investments.
The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        As described above, the Trust has received an Exemptive Order, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust, each of which invests primarily in one particular asset class (a "Core Series") will not be subject to the percentage limitations described above. To the extent that the Fund invests in the Trust's other series ("Other Series") and open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund's investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. One example of illiquid securities is securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"). While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144 A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

SPECIAL RISK CONSIDERATIONS OF INVESTING IN SMALL CAPITALIZATION ISSUES

        The Fund may invest in relatively new or unseasoned companies which are in their early stages of development (sometimes referred to as "post-venture companies"), or small companies positioned in new and emerging industries where the opportunity for rapid growth is expected to be above average. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies in which the Fund may invest may have relatively small revenues, limited product lines, and may have a small share of the market for their products or services. Post-venture companies may lack depth of management, may be unable to generate internally funds necessary for growth or potential development or to generate such funds through external financing on favorable terms, or may be developing or marketing new products or services for which markets are not yet established and may never become established. Due to these and other factors, such companies may suffer significant losses as well as realize substantial growth. Investments in such companies tend to be volatile and are therefore speculative.

        Historically, the small capitalization stocks have been more volatile in price than the larger capitalization stocks. Among the reasons for the greater price volatility of these securities are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions. Besides exhibiting greater volatility, post-venture company stocks may, to a degree, fluctuate independently of larger company stocks. Investors should therefore expect that the value of the Fund's shares may be more volatile than the shares of a fund that invests in larger capitalization stocks.

        Pursuant to the Exemptive Order described above, in lieu of investing directly in small capitalization issues, the Fund may invest a portion of its assets in the Brinson Post-Venture Fund (the "Post Venture Fund") series of the Trust. The investment objective of the Post-Venture Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Post-Venture Fund invests primarily in equity securities of publicly traded companies representing the lower 5% of the Wilshire 5000 Index, and, as such, at least 65% of its assets are invested in small capitalization equity securities. Any investment by the Fund in the Post-Venture Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion above under "Investment Company Securities" for a description of these limitations.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in an amount equal to the amount the Fund would be required to pay upon exercise of the put in accordance with Commission positions.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.

        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate in accordance with Commission positions assets to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Internal Revenue Code of 1986, as amended (the "Code") and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

        Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

          Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds -Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian weekly services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of net the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, the Town of West Hartford Pension Plan, West Hartford, Connecticut and Mary Hitchcock Memorial Endowment Account, Lebanon, New Hampshire, were control persons of the Fund and Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of their shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation
of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Trust's Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

OFFEREE NO.___

                          BRINSON RELATIONSHIP FUNDS

                BRINSON U.S. LARGE CAPITALIZATION EQUITY FUND

                                    PART A

                                 July 31, 1998






                                    [LOGO]








INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalizatin Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Large Capitalization Equity Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal market conditions, at least 65% of the Fund's assets will be invested in large capitalization equity securities of U.S. companies. The Fund seeks to achieve its objective by investment in a wide range of equity securities of U.S. companies that are traded on major stock exchanges as well as on the over-the-counter markets. The benchmark for the Fund is the Standard & Poor's 500 Stock Index (the "S&P 500" or "Benchmark"). The Benchmark is a broad weighted index which includes primarily U.S. common stocks. The Benchmark is designed to provide a representative indication of the capitalization and return for the large capitalization U.S. equity market.

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix. Decisions to deviate from the Benchmark are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships in U.S. markets and the expertise of investment professionals. The active management process is intended, by Brinson Partners, to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, debt securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") for those securities. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

        The Fund expects its U.S. equity investments to emphasize large capitalization companies. In addition, the Fund may invest in intermediate capitalization issues.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with the Commission positions, cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        The Trust has received an exemptive order (the "Exemptive Order") from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust will be subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations), and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. One example of illiquid securities is securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities") and over-the-counter options described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security : (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

        Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan

Trust - International Equity Portfolio, John Hancock Variable Series
Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and net assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

OFFEREE NO. _______


                          BRINSON RELATIONSHIP FUNDS

             BRINSON U.S. INTERMEDIATE CAPITALIZATION EQUITY FUND

                                    PART A

                                 July 31, 1998



                                    [LOGO]




INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Intermediate Capitalization Equity Fund (the "Fund").

       Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal market conditions, at least 65% of the Fund's assets will be invested in equity securities of U.S. companies. The Fund seeks to achieve its objective by investment in a wide range of equity securities of U.S. companies that are traded on major stock exchanges as well as on the over-the-counter markets. The benchmark for the Fund is the Frank Russell Mid-Cap Index (the "Benchmark"). The Benchmark is a broad weighted index which includes U.S. common stocks in a defined capitalization range. The Benchmark is designed to provide a representative indication of the capitalization and return for the intermediate capitalization sector of the U.S. equity market.

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix. Decisions to deviate from the Benchmark are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships among global markets and the expertise of investment professionals. The active management process is intended, by Brinson Partners to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, debt securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") for those securities. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

        The Fund expects its U.S. equity investments to emphasize intermediate capitalization companies. In addition, the Fund may invest in small capitalization issues. Please see the discussion below under "Special Risk Considerations of Investing in Small Capitalization Issues" for a description of the risks of investing in small capitalization issues.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with the Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        The Trust has received an exemptive order (the "Exemptive Order") from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust will be subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations), and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. One example of illiquid securities is securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"). While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security : (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

SPECIAL RISK CONSIDERATIONS OF INVESTING IN SMALL CAPITALIZATION ISSUES


        The Fund may invest in relatively new or unseasoned companies which are in their early stages of development (sometimes referred to as "post-venture companies"), or small companies positioned in new and emerging industries where the opportunity for rapid growth is expected to be above average. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies in which the Fund may invest may have relatively small revenues, limited product lines, and may have a small share of the market for their products or services. Post-venture companies may lack depth of management, may be unable to generate internally funds necessary for growth or potential development or to generate such funds through external financing on favorable terms, or may be developing or marketing new products or services for which markets are not yet established and may never become established. Due to these and other factors, such companies may suffer significant losses as well as realize substantial growth. Investments in such companies tend to be volatile and are therefore speculative.


        Historically, the small capitalization stocks have been more volatile in price than the larger capitalization stocks. Among the reasons for the greater price volatility of these securities are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions. Besides exhibiting greater volatility, post-venture company stocks may, to a degree, fluctuate independently of larger company stocks. Investors should therefore expect that the value of the Fund's shares may be more volatile than the shares of a fund that invests in larger capitalization stocks.


        Pursuant to the Exemptive Order described above, in lieu of investing directly in small capitalization issues, the Fund may invest a portion of its assets in the Brinson Post-Venture Fund (the "Post Venture Fund") series of the Trust. The investment objective of the Post-Venture Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Post-Venture Fund invests primarily in equity securities of publicly traded companies representing the lower 5% of the Wilshire 5000 Index, and, as such, at least 65% of its assets are invested in small capitalization equity securities. Any investment by the Fund in the Post-Venture Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion above under "Investment Company Securities" for a description of these limitations.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate in accordance with Commission positions assets to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The

Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least
300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment
Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Internal Revenue Code of 1986, as amended (the "Code") and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

         Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an in investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

         Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

       Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.


        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.


        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

OFFEREE NO. _____

                          BRINSON RELATIONSHIP FUNDS

                          BRINSON POST-VENTURE FUND

                                    PART A

                                JULY 31, 1998






                                    [LOGO]








INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson Post-Venture Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Fund will invest primarily in publicly traded companies representing the lower 5% of the Wilshire 5000 Index with respect to the size of capitalization. Under normal circumstances, at least 65% of the Fund's assets will be invested in small capitalization equity securities.

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        Brinson Partners, Inc.'s ("Brinson Partners" or the "Advisor") approach to investing for the Fund is to invest in the equity securities of U.S. companies believed to be undervalued based upon internal research and proprietary valuation systems. Investment decisions are based on fundamental research, internally developed valuation systems and seasoned judgment. The Advisor's research focuses on several levels of analysis: first, on understanding wealth shifts that occur within the equity market, and second, on individual company research. At the company level, the Advisor quantifies expectations of a company's ability to generate profit and to grow business into the future.

        For each stock under analysis, the Advisor calculates an expected rate of return from the investment in order to estimate intrinsic value. This value estimate generated by the Advisor's proprietary valuation model is compared to observed market price and ranked against other stocks accordingly. The rankings, in combination with the Advisor's investment judgment, determine which securities may be included in the portfolio.

        The strategy of the Fund is to invest in companies with strong management teams, significant competitive strengths in growing markets, and strong financial positions. This entails identifying target companies that exhibit, among other attributes, innovative management; low price-earnings multiples with good long-term earnings prospects; strong balance sheets, often with little or no debt and high cash positions; low ratios of market capitalization to sales; and previous venture capital backing. Each company selected for inclusion in the Fund's portfolio is scrutinized through on-site visits, discussions with investment banking firms and venture capitalists, and intensive valuation techniques.

        The Benchmark for the Fund is the Wilshire Small Stock Index (the "Benchmark"). The Benchmark represents roughly the lower 5% of the Wilshire 5000 Index with respect to the size of capitalization. As a general matter, the Advisor will purchase for the Fund only securities contained in the Benchmark. Brinson Partners will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix in reaction to discrepancies between current market prices and fundamental values. The active management process is intended by the Advisor to produce a superior performance relative to the Benchmark index.

        The Fund's emphasis is on companies that were developed with the assistance of professional venture capitalists. The Fund may also invest up to 20% of its assets in small market capitalization equity securities of publicly traded foreign corporations which were financed by venture capital partnerships, and, in addition, may invest up to 10% of its net assets in the equity securities or interests in non-public companies for which it is anticipated that the company will have an initial public security offering within an eighteen-month period.

        The Advisor monitors and assesses the degree to which the Fund's portfolio emphasizes industries or common types of stocks, and adjusts the portfolio to balance the price/value opportunities with such industries. The Advisor imposes limits on the degree of investment in specific industries, although the Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies concerning options and futures as described below. The Fund's investment objective, and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration, are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund and the Advisor believe that, over the long term, investing in equity markets, based upon discrepancies between market prices and fundamental values, may achieve a positive enhancement for the Fund's investment performance relative to the returns from the Benchmark. When unusual market conditions warrant, the Fund can make substantial defensive investments in cash equivalents.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. issuers, including common stock of companies or investment companies, preferred stock, fixed income securities convertible into or exchangeable for common stock, and securities such as warrants or rights that are convertible into common stock. The Fund expects its equity investments to emphasize U.S. small capitalization companies.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. dollars. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments.
The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in to any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        The Trust has received an Exemptive Order from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investment by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust will be subject to the percentage limitation described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations) and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities, are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A securities.

FOREIGN SECURITIES AND CURRENCY CONSIDERATIONS

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. The value of foreign securities relative to U.S. currency may be favorably or unfavorably affected by changes in foreign exchange rates or foreign currency control regulations regardless of the particular characteristics of the foreign company that issued the securities. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. Investments will be made primarily in the equity securities of companies domiciled in developed countries. The Fund intends to diversify broadly among countries but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended (the "Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

        The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

SPECIAL RISK CONSIDERATIONS OF INVESTING IN POST-VENTURE SECURITIES

        The Fund may invest in relatively new or unseasoned companies which are in their early stages of development (sometimes referred to as "post-venture companies"), or small companies positioned in new and emerging industries where the opportunity for rapid growth is expected to be above average. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies in which the Fund may invest may have relatively small revenues, limited product lines, and may have a small share of the market for their products or services. Post-venture companies may lack depth of management, may be unable to generate internally funds necessary for growth or potential development or to generate such funds through external financing on favorable terms, or may be developing or marketing new products or services for which markets are not yet established and may never become established. Due to these and other factors, such companies may suffer significant losses as well as realize substantial growth. Investments in such companies tend to be volatile and are therefore speculative.

        Historically, the small capitalization stocks have been more volatile in price than the larger capitalization stocks. Among the reasons for the greater price volatility of these securities are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions. Besides exhibiting greater volatility, post-venture company stocks may, to a degree, fluctuate independently of larger company stocks. Investors should therefore expect that the value of the Fund's shares may be more volatile than the shares of a fund that invests in larger capitalization stocks.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on U.S. securities and indices and enter into related closing transactions. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund will purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund may receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio and as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.


        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.


        To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which it has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the

Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 100%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR


        Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust -International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Appendix A to this Prospectus sets forth the investment performance of the Fund, including the performance of the Brinson Trust Company Collective Investment Trust's Post-Venture Fund until April 28, 1995, the commencement of the Fund's operations. Brinson Trust Company is a wholly-owned subsidiary of Brinson Partners.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or the "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has undertaken to pay the Fund's total operating expenses and may, in its sole discretion, discontinue or modify the extent of such payments.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. The Fund normally trades non-U.S. securities in foreign countries, since the best available market for non-U.S. securities is often in non-U.S. markets. In transactions on non-U.S. stock exchanges, brokers' commissions are generally fixed and are often higher than in the United States where commissions are negotiated. Pursuant to the Advisory Agreement, the Advisor is authorized to utilize the trading department of its foreign subsidiaries to execute foreign securities transactions but monitors selection by such subsidiaries of brokers and dealers used to execute such transactions.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor of the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as an underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund.

       The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - U.S. Equity Fund, Chicago, Illinois was a control person of the Fund and Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of their shareholdings.


        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES.   Investor inquiries should be addressed to the
Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

     Set forth below is the performance of the Brinson Trust Company Collective Investment Trust's Post-Venture Fund ("BTC Post-Venture Fund") for periods ended April 28, 1995 linked with the Brinson Relationship Funds' Post-Venture Fund ("Brinson Post-Venture Fund") for periods ending December 31, 1997. The Brinson Post-Venture Fund assumed the assets of the BTC Post-Venture Fund on April 28, 1995. Brinson Trust Company is a wholly owned subsidiary of Brinson Partners, Inc., Advisor to the Trust.

     Performance is calculated net of administrative expenses. All returns quoted are time weighted, total rates of return and include the impact of capital appreciation as well as the reinvestment of interest and dividends. All performance data was supplied by Brinson Partners, Inc. and has been verified or audited. The BTC Post-Venture Fund is not registered under the Investment Company Act, and therefore, is not subject to certain investment restrictions imposed by the Investment Company Act which may have adversely affected its performance. Investors should not consider this performance data as an indication of the future performance of the Brinson Post-Venture Fund.

For Periods Ending 12/31/97

                                            Annualized
                                 ---------------------------------
                                                                      Since
                                 1 year  2 Years  3 Years  5 Years  Inception
                                 ------  -------  -------  -------  ---------
Brinson Post-Venture Fund        31.55%   29.34%   30.21%   20.09%    21.32%

Wilshire Small Stock Index /(1)/ 22.82%   20.62%   23.84%   16.65%    11.60%

Inception date is 12/31/86

/(1)/ The Wilshire Small Stock Index is calculated gross of fees.


The Wilshire Small Stock Index is the benchmark for both the BTC Post-Venture Fund and the Brinson Post-Venture Fund. For the further description of the benchmark, please review the section titled "Investment Process".

OFFEREE NO.______


                          BRINSON RELATIONSHIP FUNDS

                             BRINSON EXDEX(R) FUND

                                    PART A

                                 JULY 31, 1998







                                    [LOGO]







INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson EXDEX(R) Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal market conditions, at least 65% of the Fund's assets will be invested in equity securities of U.S. companies. The Fund seeks to achieve its objective by investment in a wide range of equity securities of U.S. companies that are traded on major stock exchanges as well as on the over-the-counter markets. The benchmark for the Fund is the Standard & Poor's 500 Stock Index (the "S&P 500", or the "Benchmark"). The Benchmark is a broad weighted index which includes primarily U.S. common stocks. The Benchmark is designed to provide a representative indication of the capitalization and return for the large-capitalization U.S. equity market.

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        The EXDEX(R) Fund is an index-like U.S. equity portfolio with an active management overlay designed to deliver above market returns at near market risk by systematically excluding overvalued stocks from the S&P 500. The EXDEX(R) Fund exploits the benefits of short sale restrictions and a lack of active management attention to sell decisions. Brinson Partners will pursue the portfolio's objective by using an analyst-intensive fundamental value approach. As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark.

        The Fund is reviewed each month and rebalanced as appropriate utilizing the Advisor's proprietary equity valuation model which is based upon analysts' company specific research. The portfolio excludes stocks from the S&P 500 where price has deviated significantly from fundamental value such that there is approximately a greater than 60% probability of underperformance relative to the average S&P 500 stock.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. EQUITY SECURITIES

        The Fund may invest in securities included in the S&P 500. At times, the Fund may hold securities which have recently been eliminated from the Benchmark, but as a matter of practice, will only hold securities included in the Benchmark.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with the Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities") and over-the-counter options described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security purchased in reliance on Rule 144A which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

        Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.


        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

OFFEREE NO. ____


                          BRINSON RELATIONSHIP FUNDS

                         BRINSON NON-U.S. EQUITY FUND

                                    PART A

                                July 31, 1998







                                    [LOGO]







INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson Non-U.S. Equity Fund (the "Fund").

       Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Fund will maintain an international portfolio and as such, under normal market conditions, at least 65% of the Fund's assets will be invested in equity securities of issuers in at least three countries other than the United States. The Fund seeks to achieve its objective by investing in a wide range of equity securities, including: American, European and Global Depositary Receipts, common and preferred stock; debt securities convertible into or exchangeable for common stock; and securities such as warrants or rights that are convertible into common stock. The Fund may engage in futures, options and currency transactions for hedging and other permissible purposes. The Benchmark for the Fund is the Morgan Stanley Capital International (MSCI) Non-U.S. Equity (Free) Index (the "Benchmark").

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix. Decisions to deviate from the Benchmark are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships among global markets and the expertise of investment professionals. The active management process is intended, by Brinson Partners to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its total assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

NON-U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of non-U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, fixed income securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") for those securities. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute Investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

EMERGING MARKETS EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of emerging market issuers, or securities with respect to which the return is derived primarily from the equity securities of issuers in emerging markets, including common and preferred stocks. The Fund considers a country to be an "emerging market" if it is defined as an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (i.e., the World Bank), the International Finance Corporation, or the United Nations or its authorities. Common stocks include securities convertible into common stocks and securities having common stock characteristics, such as rights and warrants. The Fund may invest indirectly in emerging market equity securities by purchasing securities of open-end and closed-end investment companies. Please see the discussions below under "Investment Company Securities" for a further explanation of investments in investment companies and under "Investing in Emerging Markets" for a description of the risks of investing in emerging market equity securities.

        The Trust has received an exemptive order (the "Exemptive Order") from the United States Securities and Exchange Commission (the "Commission") to permit, among other things, the Fund to invest its assets in the Brinson Emerging Markets Equity Fund (the "EM Equity Fund") series of the Trust. Pursuant to the Exemptive Order, the Fund may invest that portion of its assets allocated to emerging markets investments by purchasing shares of the EM Equity Fund. The investment objective of the EM Equity Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the assets of the EM Equity Fund is invested in the equity securities of issuers in emerging markets, or securities with respect to which the return is derived primarily from equity securities of issuers in emerging markets. The EM Equity Fund is permitted to invest in the same types of securities as the Fund may invest in directly and as further described herein.

        The Fund may invest its assets directly or indirectly in emerging market equity securities as described above. Pursuant to the Exemptive Order, any investment by the Fund in the EM Equity Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Pursuant to the Exemptive Order described above, in lieu of investing directly in the cash and cash equivalents described above, the Fund may invest a portion of its assets in the Brinson Short-Term Fund (the "Short-Term Fund") series of the Trust. Any investment by the Fund in the Short-Term Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        Under the terms of a second exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as trustees of the Brinson Supplementary Trust. The Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to:
(i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        As described above, the Trust has received an Exemptive Order, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust, each of which invests primarily in one particular asset class (a "Core Series") will not be subject to the percentage limitations described above. To the extent that the Fund invests in the Trust's other series ("Other Series") and open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund's investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities, are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security purchased in reliance on Rule 144A which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FOREIGN SECURITIES AND CURRENCY CONSIDERATIONS

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. Investments will be made primarily in the equity securities of companies domiciled in developed countries. The Fund intends to diversify broadly among countries, but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments. Gains and losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency , referred to under the Internal Revenue Code of 1986, as amended, (the "Code"), as "section 988" gains and losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

        The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risks, there is no assurance that the Fund will do so at an appropriate time or that they will be able to predict exchange rates accurately. The Fund will manage currency exposure relative to the normal currency allocation and will consider return and risk of currency exposures relative to the Benchmark.

INVESTING IN EMERGING MARKETS

        Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices in these markets tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Furthermore, investments by investors foreign to the emerging market countries are subject to a variety of restrictions in many emerging market countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these or other countries in which the Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including, in some cases, the need for certain governmental consents.
Although these restrictions may in the future make it undesirable to invest in emerging market countries, the Advisor does not believe that any current repatriation restrictions would affect its decision to invest in such countries. Countries such as those in which the Fund may invest have historically experienced and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, its government's policy towards the International Monetary Fund, the World Bank and other international agencies and the political constraints to which a government debtor may be subject.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

OTHER INVESTMENT TECHNIQUES

CURRENCY MANAGEMENT

        To manage exposure to currency fluctuations, the Fund may alter fixed income or money market exposures, enter into forward currency exchange contracts, buy or sell options or futures relating to foreign currencies and may purchase securities indexed to currency baskets. The Fund will also use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. Some of these strategies may require the Fund to segregate liquid assets in accordance with Commission positions to cover its obligations. These techniques are further described below.

FORWARD FOREIGN CURRENCY TRANSACTIONS

        The Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e., a "forward foreign currency contract" or "forward contract"). A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties and at a price set at the time of the contract. The Fund will convert currency on a spot basis from time to time and investors should be aware of the potential costs of currency conversion.

        The Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities. It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund's portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

        When the Fund enters into forward contracts for non-hedging purposes, it will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to its forward contracts for non-hedging purposes.

        At the maturity of a forward contract, the Fund may either sell a portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        The equity swaps in which the Fund intends to invest involve agreements with a counterparty. The return to the Fund on any equity swap contract will be the total return on the notional amount of the contract as if it were invested in the stocks comprising the contract index in exchange for an interest component based on the notional amount of the agreement. The Fund will only enter into an equity swap contract on a net basis, i.e., the two parties' obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of the payments. Payments under the equity swap contracts may be made at the conclusion of the contract or periodically during its term.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in, or prevented from, obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.


        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions. To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, the Fund will treat the swap as illiquid and subject to the Fund's overall limit on illiquid investments of 15% of its net assets.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements.
Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

         Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago,IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

       Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or the "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.06% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. The Fund normally trades non-U.S. securities in foreign countries, since the best available market for non-U.S. securities is often in non-U.S. markets. In transactions on non-U.S. stock exchanges, brokers' commissions are generally fixed and are often higher than in the United States where commissions are negotiated. Pursuant to the Advisory Agreement, the Advisor is authorized to utilize the trading department of its foreign subsidiaries to execute foreign securities transactions but monitors selection by such subsidiaries of brokers and dealers used to execute such transactions.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as an underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed

Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt
Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, the Board of Regents of the University of Wisconsin, Madison, Wisconsin and Mac & Co., Pittsburgh, Pennsylvania were control persons of the Fund and Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) with respect to the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

OFFEREE NO. ___


                          BRINSON RELATIONSHIP FUNDS

                     BRINSON EMERGING MARKETS EQUITY FUND
                      BRINSON EMERGING MARKETS DEBT FUND

                                    PART A

                                 JULY 31, 1998





                                    [LOGO]






INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains to both the Brinson Emerging Markets Equity Fund and the Brinson Emerging Markets Debt Fund (each, a "Fund" and collectively, the "Funds").

        Beneficial interests in the Funds ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Funds may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVES, POLICIES AND RISK FACTORS

        The Brinson Emerging Markets Equity Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the Fund's assets will be invested in the equity securities of issuers in emerging markets, or securities with respect to which the return is derived from the equity securities of issuers in emerging markets, such as equity swaps and equity index swaps, as further described below. The Fund's performance is measured relative to its benchmark, the Brinson Emerging
Markets Normal Index (the "Equity Benchmark"). The Equity Benchmark is constructed to minimize country specific risk while providing regional exposure similar to the Morgan Stanley Capital International Emerging Markets (Free) Index ("MSCI-EMF"), a market capitalization index.

        The Brinson Emerging Markets Debt Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the Fund's assets will be invested in debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging market instruments, such as interest rate swaps and currency swaps, as further described below. The Fund's performance is measured relative to its benchmark, the J.P. Morgan Emerging Markets Bond Index Plus (the "Debt Benchmark").

        The Funds consider a country to be an "emerging market" if it is defined as an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (i.e., the World Bank), the International Finance Corporation, or the United Nations or its authorities. The Funds intend to invest primarily in securities of issuers located in at least three emerging market countries which may be located in Asia, Europe, Latin America, Africa or the Middle East. As these markets change and other countries' markets develop, the Funds expect the countries in which they invest to change.

        An emerging market security is a security issued by a government or other issuer that, in the opinion of the Advisor, has one or more of the following characteristics:

        1. The principal trading market of the security is an emerging market;

        2. The primary revenue of the issuer (at least 50%) is generated from goods produced or sold, investments made, or services performed in an emerging market country; or

        3. At least 50% of the assets of the issuer are situated in emerging market countries.

        Investors should understand that all investments involve risk and that there can be no guarantee against loss resulting from an investment in the Funds, nor can there be any assurance that the Funds' respective investment objectives will be attained.

INVESTMENT PROCESS

        The investment style of the Funds' investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Funds is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        As a general matter, the Advisor will purchase for the Funds securities contained in the underlying indices relevant to the respective Benchmarks. The Advisor will attempt to enhance the long-term return and risk performance of the Funds relative to the respective Benchmarks by identifying discrepancies between current market prices and fundamental values. The active management process is intended, by the Advisor, to produce superior performance relative to the respective Benchmark. When unusual market conditions warrant, the Funds can make substantial temporary defensive investments in cash equivalents.

        The Funds do not intend to concentrate their investments in a particular industry. The Funds do not intend to issue senior securities except to the extent consistent with their policies described below and only as permitted under the Investment Company Act. Each Fund's investment objective and policies concerning the percentage of the Funds' portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration, are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of each Fund's outstanding voting shares. As used in this Part A of the Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Funds are classified as "non-diversified," as defined in the Investment Company Act so that they are not limited by the Investment Company Act as to the proportion of their assets that they may invest in the obligations of a single issuer. To the extent that each of the Fund's investment portfolios at times include the securities of a smaller number of issuers than permissible if the Funds were "diversified" (as defined in the Investment Company Act), the Funds may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Funds' shares.

TYPES OF SECURITIES IN WHICH THE FUNDS MAY INVEST

INVESTMENTS AVAILABLE TO THE BRINSON EMERGING MARKETS EQUITY FUND ONLY

NON-U.S. EQUITY SECURITIES

        The Brinson Emerging Markets Equity Fund will invest at least 65% of its total assets in a broad range of equity securities of emerging market issuers, including common and preferred stocks. Common stocks include securities convertible into common stocks and securities having common stock characteristics, such as rights and warrants. The Fund may also invest indirectly in securities of emerging country issuers through sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs"). ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designed for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. The issuers of unsponsored ADRs, EDRs and GDRs are not obligated to disclose material information in the United States and, therefore, there may not be a correlation between such information and the market value of the ADRs, EDRs and GDRs. To the extent that the Fund's assets are not invested in emerging markets equities, the remainder of the assets may be invested in debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations or entities organized to restructure outstanding debt of issuers in emerging markets or debt securities with respect to which the return is derived primarily from other emerging market instruments.

INVESTMENTS AVAILABLE TO BOTH FUNDS

NON-U.S. FIXED INCOME SECURITIES

        Both Funds may invest in all types of debt securities of emerging market issuers, including government and governmental-related entities (including participations in loans between governments and financial institutions), and of entities organized to restructure outstanding debt of such issuers. The terms "fixed income securities" and "debt securities" are synonymous and are used interchangeably in this Part A and in Part B of this Registration Statement. The Brinson Emerging Markets Equity Fund may invest up to 35% of its assets in debt securities. The Funds may also invest in debt securities of emerging market countries' corporate issuers. The Funds may invest a portion of their assets in short-term and/or long-term debt securities (including repurchase agreements) of corporations, governments or agencies, banks and finance companies which may be denominated in non-U.S. or U.S. currencies.

        The Funds' investment in emerging market government and government-related securities may consist of (i) debt securities or obligations issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries (including participations in loans between governments and financial institutions), (ii) debt securities or obligations issued by government owned, controlled or sponsored entities located in emerging market countries and
(iii) interests in issuers organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the entities described above.

        The Advisor intends to invest the Funds' assets in emerging country debt securities that provide a high level of current income, while at the same time hold the potential for capital appreciation if the perceived creditworthiness of the issuer improves due to improving economic, financial, political, social or other conditions in the country in which the issuer is located.

        The Funds' assets may also be invested in government and supranational issues. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

        When unusual market conditions warrant, the Funds can make substantial temporary defensive investments in U.S. cash equivalents.

CASH AND CASH EQUIVALENTS

        Each Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S.

currencies. When unusual market conditions warrant, the Funds can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Funds' assets. The Funds' investment in temporary defensive investments may affect the Funds' ability to attain their exposure objectives.

        The short-term debt securities in which the Funds may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Both Funds may invest in demand notes, which are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Funds may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. Each Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.


ZERO COUPON SECURITIES

        The Funds may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Funds will realize no cash until the maturity date or the cash payment date and, if the issuer defaults, the Funds may obtain no return at all on its investment. For federal tax purposes, the Funds will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

PAY-IN-KIND BONDS

        The Funds may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Funds will be deemed to receive interest over the life of such bonds and may be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Funds until the cash payment date or until the bonds mature.

MORTGAGE-BACKED SECURITIES

        The Funds may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Funds may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Funds may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

        The Funds may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Funds will be required to accrue income attributable to their investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

ASSET-BACKED SECURITIES

        The Funds may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Funds may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

WHEN-ISSUED SECURITIES

        The Funds may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. A Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

CONVERTIBLE SECURITIES

        The Funds may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

EURODOLLAR SECURITIES

        The Funds may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

REPURCHASE AGREEMENTS

        The Funds may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by a Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Funds may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, a Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Funds may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Funds of portfolio assets concurrently with an agreement by the Funds to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Funds continue to receive principal and interest payments on these securities.

        The Funds will segregate in accordance with the Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by a Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, a Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

HIGH YIELD/HIGHER RISK SECURITIES

        At any one time substantially all of the assets of the Brinson Emerging Markets Debt Fund and up to 35% of the assets of the Brinson Emerging Markets Equity Fund may be invested in investments which are lower quality, higher yielding securities and which are below investment grade, or if unrated, are determined to be of comparable quality by the Advisor (referred to herein as "low-grade securities"). Investment grade securities are securities rated BBB or better by Standard & Poor's Ratings Group

("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or, if unrated, are determined to be of comparable quality by the Advisor (referred to herein as "low-grade securities"). While securities rated BBB or Baa are regarded as having an adequate capacity to pay principal and interest, such securities lack outstanding investment characteristics and, in fact, have speculative characteristics as well. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. Securities rated lower than BBB by S&P and Baa by Moody's are classified as non-investment grade securities and are commonly referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Securities issued by foreign issuers rated below investment grade entail greater risks than higher rated securities, including risk of untimely interest and principal payment, default, price volatility and may present problems of liquidity and valuation. Investors should carefully consider these risks before investing. A description of various bond ratings appears in Appendix A, p. 1-2. Ratings represent S&P's and Moody's respective opinions as to the quality of the obligations they undertake to rate. However, ratings are general and are not absolute standards of quality. The Funds currently do not intend to limit investments in low-grade securities.

        Low-grade securities generally offer a higher current yield than that available from higher grade securities, but involve greater risk. In the past, the high yields from low-grade securities have more than compensated for the higher default rates on such securities. However, there can be no assurance that the Funds will be protected from widespread bond defaults brought about by a sustained economic downturn, or that yields will continue to offset default rates on low-grade securities in the future. Issuers of these securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by the issuer is significantly greater for the holders of low-grade securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. Past economic recessions have resulted in default levels with respect to such securities in excess of historic averages.

        The value of low-grade securities will be influenced not only by changing interest rates, but also by the bond market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, low-grade securities may decline in market value due to investors' heightened concern over credit quality, regardless of prevailing interest rates.

        Especially at such times, trading in the secondary market for low-grade securities may become thin and market liquidity may be significantly reduced. Even under normal conditions, the market for low-grade securities may be less liquid than the market for investment grade corporate bonds.
There are fewer securities dealers in the high yield market and purchasers of low-grade securities are concentrated among a smaller group of securities dealers and institutional investors. In periods of reduced secondary market liquidity, low grade securities prices may become more volatile and the Funds' ability to dispose of particular issues when necessary to meet the Funds' liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer may be adversely affected.

        Low-grade securities frequently have call or redemption features which would permit an issuer to repurchase the security from the Funds. If a call were exercised by the issuer during a period of declining interest rates, the Funds likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Funds and any dividends to Investors.

        Besides credit and liquidity concerns, prices for low-grade securities may be affected by legislative and regulatory developments. For example, from time to time, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers or mergers. Such legislation may significantly depress the prices of outstanding low-grade securities.

BRADY BONDS

        The Funds may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Bulgaria, Brazil, Costa Rica, Jordan, Mexico, Nigeria, the Philippines, Poland, Uruguay, Panama, Peru and Venezuela. Brady Bonds have been issued only during recent years, and for that reason do not have a very long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar), and are actively traded in over-the-counter secondary markets. Dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

        Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity, (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative. There can be no assurance that the Brady Bonds in which the Funds invest will not be subject to restructuring arrangements or to requests for a new credit which may cause the Funds to suffer a loss of interest or principal in any of their holdings.

STRUCTURED SECURITIES

        Each Fund may invest a portion of its assets in entities organized and operated solely for the purpose of restructuring the investment characteristics of sovereign debt obligations. This type of restructuring involves the deposit with, or purchase by, an entity, such as a corporation or trust, of specified instruments (such as commercial bank loans or Brady Bonds) and the issuance by that entity of one or more classes of securities ("Structured Securities") backed by, or representing interests in, the underlying instruments. The cash flow of the underlying instruments may be apportioned among the newly issued Structured Securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to Structured Securities is dependent on the extent of the cash flow on the underlying instruments. Because Structured Securities of the type in which the Funds anticipate investing typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. The Funds are permitted to invest in a class of Structured Securities that is either subordinated or unsubordinated to the right of payment of another class. Subordinated Structured Securities typically have higher yields and present greater risks than unsubordinated Structured Securities. Structured Securities are typically sold in private placement transactions, and there currently is no active trading market for Structured Securities. Thus, investments by a Fund in Structured Securities will be limited by the Fund's prohibition on investing more than 15% of its net assets in illiquid securities.

LOAN PARTICIPATIONS AND ASSIGNMENTS

        The Funds may invest in fixed rate and floating rate loans ("Loans") arranged through private negotiations between an issuer of debt obligations and one or more financial institutions ("Lenders"). The Funds' investments in Loans are expected in most instances to be in the form of participations in loans ("Participations") or assignments of all or a portion of Loans ("Assignments") from third parties.

        The Funds will have the right to receive payments of principal, interest and any fees to which they are entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In the event of the insolvency of the Lender selling a Participation, the Funds may be treated as general creditors of the Lender and may not benefit from any set-off between the Lender and the borrower. Certain Participations may be structured in a manner designed to avoid purchasers of Participations being subject to the credit risk of the Lender with respect to the Participation. Even under such a structure, in the event of the Lender's insolvency, the Lender's servicing of the Participation may be delayed and the assignability of the Participation may be impaired. The Funds will acquire Participations only if the Lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy. When a Fund purchases Assignments from Lenders, it will acquire direct rights against the borrower on the Loan. However, because Assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Funds as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender.

        Because there may be no liquid market for Participations and Assignments, the Funds anticipate that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Funds' ability to dispose of particular Assignments or Participations when necessary to meet the Funds' liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the borrower or the Lender. The lack of a liquid secondary market for Assignments and Participation also may make it more difficult for the Funds to assign a value to these securities for purposes of valuing the Funds' portfolios and calculating their net asset values. To the extent that a Fund cannot dispose of a Participation or Assignment in the ordinary course of business within seven days at approximately the value at which it has valued the Loan Participation or Assignment, it will treat the Participation or Assignment as illiquid and subject to its overall limit on illiquid investments of 15% of its net assets.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Funds may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Funds, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Funds may be required to bear the expense of registration. No more than 15% of the Funds' net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Funds may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Funds' investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Funds' net assets invested in any one such investment company and (iii) no more than 10% of the Funds' net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        The Trust has received an Exemptive Order from the Commission, which permits the Funds to invest their assets in securities of other series offered by the Trust. The Funds will only invest in such series to the extent that the Advisor determines that it is more efficient for the Funds to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        Each of the Fund's investments in any other series of the Trust will b subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in such Fund in excess of such limitations) and such Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Funds have valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Funds' 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security purchased in reliance on Rule 144A which was previously determined to be liquid is no longer liquid and, as a result, a Fund's holdings of illiquid securities exceed the Funds' 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Funds may also invest in certain equity or debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Funds may invest in these securities if the Advisor believes that doing so would be consistent with the Funds' investment objectives and policies. Since the market for these securities may be new, the Funds may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Funds' ability to achieve their investment objectives.

FOREIGN SECURITIES AND CURRENCY CONSIDERATIONS

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Funds. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Funds, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Funds' investments. The Funds intend to diversify broadly among countries but reserve the right to invest a substantial portion of their assets in one or more countries if economic and business conditions warrant such investments.

        Gains or losses attributable to fluctuations in exchange rates which occur between the time the Funds accrue interest or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time the Funds actually collect such receivables, or pay such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended ("the Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

        The U.S. dollar market value of the Funds' investments and of dividends and interest earned by the Funds may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Funds. Although the Funds may attempt to manage currency exchange rate risk, there is no assurance that the Funds will do so at an appropriate time or that they will be able to predict exchange rates accurately. The Funds will manage currency exposures relative to the normal currency allocation and will consider return and risk of currency exposures relative to the respective Benchmark.

INVESTING IN EMERGING MARKETS

        Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Furthermore, investments by investors foreign to the emerging market countries are subject to a variety of restrictions in many emerging market countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these or other countries in which the Funds invest. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including, in some cases, the need for certain governmental consents.
Although these restrictions may in the future make it undesirable to invest in emerging market countries, the Advisor does not believe that any current repatriation restrictions would affect its decision to invest in such countries. Countries such as those in which the Funds may invest have historically experienced and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, its government's policy towards the International Monetary Fund, the World Bank and other international agencies and the political constraints to which a government debtor may be subject.

        The ability of a foreign government or government-related issuer to make timely and ultimate payments on its external debt obligations will be strongly influenced by the issuer's balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its exports in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected. If a foreign government or government-related issuer cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, and multilateral organizations, and inflows of foreign investment. The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government's implementation of economic reforms and/or economic performance and the timely service of its obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may curtail the willingness of such third parties to lend funds, which may further impair the issuer's ability or willingness to service its debts in a timely manner. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign exchange. Currency devaluations may affect the ability of a government issuer to obtain sufficient foreign exchange to service its external debt.


        As a result of the foregoing, a governmental issuer may default on its obligations. If such a default occurs, the Funds may have limited effective legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign government and government-related debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign government and government-related debt obligations in the event of default under their commercial bank loan agreements.

        The issuers of the government and government-related debt securities in which the Funds expect to invest have in the past experienced substantial difficulties in servicing their external debt obligations, which has led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign government and government-related debt securities may be requested to participate in the restructuring of such securities and to extend further loans to the issuers of such securities. There can be no assurance that the Brady Bonds and other foreign government and government-related debt securities in which the Funds may invest will not be subject to similar defaults or restructuring arrangements which may adversely affect the value of such investments. Furthermore, certain participants in the secondary market for such debt securities may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

        Payments to holders of the high yield, high risk, foreign debt securities in which the Funds may invest may be subject to foreign withholding and other taxes. Although the holders of foreign government and government-related debt securities may be entitled to tax gross-up payments from the issuers of such securities, there is no assurance that such payments will be made.

RUSSIAN SECURITIES TRANSACTIONS

        The Funds may invest in securities of Russian companies. The registration, clearing and settlement of securities transactions in Russia are subject to significant risks not normally associated with securities transactions in the United States and other more developed markets. Ownership of shares in Russian companies is evidenced by entries in a company's share register (except where shares are held through depositories that meet the requirements of the Investment Company Act) and the issuance of extracts from the register or, in certain limited cases, by formal share certificates. However, Russian share registers are frequently unreliable and the Funds could possibly lose their registration through oversight, negligence or fraud. Moreover, Russia lacks a centralized registry to record securities transactions and registrars located throughout Russia or the companies themselves maintain share registers. Registrars are under no obligation to provide extracts to potential purchasers in a timely manner or at all and are not necessarily subject to state supervision. In addition, while registrars are liable under law from losses resulting from their errors, it may be difficult for the Funds to enforce any rights they may have against the registrar or issuer of the securities in the event of loss of share registration. Although Russian companies with more than 1,000 shareholders are required by law to employ an independent company to maintain share registers, in practice, such companies have not always followed this law. Because of this lack of independence of registrars, management of a Russian company may be able to exert considerable influence over who can purchase and sell the company's shares by illegally instructing the registrar to refuse to record transactions on the share register. Furthermore, these practices may prevent the Funds from investing in the securities of certain Russian companies deemed suitable by the Advisor and could cause a delay in the sale of Russian securities by the Funds if the company deems a purchaser unsuitable, which may expose the Funds to potential loss in their investment.

        In light of the risks described above, the Board has approved certain procedures concerning the Funds' investments in Russian securities. Among these procedures is a requirement that the Funds will not invest in the securities of a Russian company unless that issuer's registrar has entered into a contract with the Funds' sub-custodian containing certain protective conditions including, among other things, the sub-custodian's right to conduct regular share confirmations on behalf of the Funds. This requirement will likely have the effect of precluding investments in certain Russian companies that the Funds would otherwise make.

OTHER INVESTMENT TECHNIQUES

CURRENCY MANAGEMENT

        The normal currency allocation of the Funds is identical to the currency mix of the respective Benchmark. The Funds expect to maintain this normal currency exposure when, in the judgment of the Advisor, global currency markets are fairly priced relative to each other and relative to the associated risks. The Funds may actively deviate from such normal currency allocations to take advantage of, or to protect its portfolio from risk and return characteristics of, the currencies and short-term interest rates when those prices deviate significantly from fundamental value. Deviations from the Benchmarks are determined by the Advisor based upon its research.

        To manage exposure to currency fluctuations, the Funds may alter fixed income or money market exposures, enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies and purchase securities indexed to currency baskets. The Funds may also use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. However, the ability to manage foreign exchange risk through the use of these strategies may be limited in certain emerging markets because of a lack of appropriate financial instruments. Some of these strategies may require the Funds to segregate liquid assets in accordance with Commission positions to cover their obligations. These techniques are further described below.

FORWARD FOREIGN CURRENCY TRANSACTIONS

        The Funds may conduct their foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e., a "forward foreign currency contract" or "forward contract"). A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties and at a price set at the time of the contract. The Funds will convert currency on a spot basis from time to time and Investors should be aware of the potential costs of currency conversion.

        The Funds may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Funds may enter into contracts to deliver or receive foreign currency they will receive from or require for their normal investment activities. They may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Funds may also enter into contracts with the intent of changing the relative exposure of the Funds' portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

        When the Funds enter into forward contracts for non-hedging purposes, they will segregate cash, U.S. government securities or other liquid assets equal in value to their obligations with respect to their forward contracts for non-hedging purposes in accordance with Commission positions.

        At the maturity of a forward contract, the Funds may either sell a portfolio security and make delivery of the foreign currency, or they may retain the security and terminate their contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The Funds may realize a gain or loss from currency transactions.

OPTIONS

        The Funds may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Funds may also purchase and write put and call options on foreign currencies to manage the Funds' exposure to changes in currency exchange rates. In addition, the Funds may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Funds may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of each Fund's total assets. The Funds will write call options only on a covered basis. A call option is "covered" if the Funds own the underlying securities or the Funds segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet their obligations under the call option, or if the Funds own an offsetting call option. The Funds will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Funds' total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Funds may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of each Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Funds will, at all times during which they hold a put option, own the security underlying such option. The Funds will receive premium income from writing put options, although they may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Funds to offset put options or call options prior to exercise or expiration. If the Funds cannot effect closing transactions, they may have to hold a security they would otherwise sell or deliver a security they might want to hold.

        Call options on foreign currency written by the Funds will be "covered," which means that the Funds will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet their obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Funds, the Funds will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Funds would be required to pay upon exercise of the put.

        The Funds will not purchase or sell options if, immediately thereafter, more than 40% of their net assets would be hedged by options. The Funds may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Funds will invest in such options only to the extent consistent with their 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Funds may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Funds represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, a Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Funds may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of each Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When a Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Funds engage in futures transactions, to the extent required by the Commission, the Funds will segregate assets in accordance with Commission positions to cover their obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from their portfolios in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Funds with respect to such futures contracts.

        The Funds will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower a Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Funds in the event of default by the other party to the contract. The Funds could also experience losses if the prices of their options or futures positions are poorly correlated with their other investments, or if they cannot close out their positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Funds may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Funds expect to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of their portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Funds anticipate purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Funds with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Funds will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Funds' risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        The equity swaps in which the Funds intend to invest involve agreements with a counterparty. The return to a Fund on any equity swap contract will be the total return on the notional amount of the contract as if it were invested in the stocks comprising the contract index in exchange for an interest component based on the notional amount of the agreement. A Fund will only enter into an equity swap contract on a net basis, i.e., the two parties' obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of the payments. Payments under the equity swap contracts may be made at the conclusion of the contract or periodically during its term.

        If there is a default by the counterparty to a swap contract, a Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, a Fund will succeed in pursuing contractual remedies. A Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.


        The Advisor and the Trust do not believe that the Funds' obligations under swap contracts are senior securities and, accordingly, the Funds will not treat them as being subject to their borrowing or senior securities restrictions. However, the net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.
To the extent that a Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of the Fund's total net assets.

BORROWING

        The Funds may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Funds will not borrow money in excess of 33 1/3% of the value of their respective total assets. The Funds have no intention of increasing their net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least
300%. In the event that such asset coverage falls below 300%, the Funds shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of their borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Funds will not pledge more than 10% of their respective net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while a Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        Each Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Funds will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Funds must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Funds will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the security increases. However, pursuant to the Funds' securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Funds will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and the lending agent, pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Funds are authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Funds are subject to certain investment restrictions which have been adopted by the Trust on behalf of the Funds as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Funds. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Funds are free to dispose of their portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Funds' respective investment objectives. The Funds will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Funds' respective investment objectives. While it is the policy of the Funds generally not to engage in trading for short-term gains, the Funds will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Funds may vary greatly from year to year, each Fund expects that under normal circumstances, its portfolio turnover rate will not exceed 150%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Funds and ultimately by the Funds' Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income. See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUNDS

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Funds. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Funds.

THE ADVISOR

       Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, Il 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan

Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Funds are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Funds, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or the "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Funds, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Funds. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation and transfer agency services to the Funds. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of each Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Funds' shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Funds will be responsible for all of their own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Funds' shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Funds for any fiscal year exceed 0.50% of each Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Funds are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. The Funds normally trade non-U.S. securities in foreign countries, since the best available market for non-U.S. securities is often on non-U.S. markets. In transactions on non-U.S. stock exchanges, brokers' commissions are generally fixed and are often higher than in the United States where commissions are negotiated. Pursuant to the Advisory Agreement, the Advisor is authorized to utilize the trading department of its foreign subsidiaries to execute foreign securities transactions but monitors selection by such subsidiaries of brokers and dealers used to execute such transactions.

        In executing trades of debt (rather than equity) securities, most of the Funds' investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Funds' assets, as well as the assets of other clients.

        When buying or selling securities, the Funds may pay commissions to brokers who are affiliated with the Advisor or the Funds. The Funds may also purchase securities in certain underwritten offerings for which an affiliate of the Funds or the Advisor may act as an underwriter. The Funds may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Funds in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.


        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts, Custodian for Brinson Global Securities Fund, Chicago, Illinois, was a control person of the Brinson Emerging Markets Equity Fund and Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of their shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Trust's Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Funds to communicate with other Investors to request an Investors' meeting.

        As with any mutual fund, certain Investors of a Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in a Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for a Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Funds do not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Funds have received a ruling from the Internal Revenue Service that the Funds will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as partnerships, the Funds will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Funds). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Funds. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Funds borrow money to acquire property or invest in assets that produce UBTI. The Funds will not be "regulated investment companies" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Funds, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Funds are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Funds may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Funds may be purchased directly by eligible Investors from the Funds at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Funds.

        At the discretion of the Funds, Investors may be permitted to purchase Fund shares by transferring securities to the Funds that meet the specific Fund's investment objective and policies. Securities transferred to a Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by a Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of a Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        TRANSACTION CHARGES. Effective December 20, 1995, investors in the Brinson Emerging Markets Equity Fund are subject to a transaction charge equal to 1.50% on purchases of the Fund's shares. Effective February 20, 1996, Investors in the Brinson Emerging Markets Equity Fund are subject to a transaction charge equal to 1.50% on redemptions of the Fund's shares. Investors in the Brinson Emerging Markets Debt Fund are subject to a transaction charge equal to 0.50% on purchases of the Fund's shares effective December 20, 1995. Therefore, the shares of the Funds are sold at a price which is equal to the net asset value of such shares, plus the transaction charge. Redemption requests for the Brinson Emerging Markets Equity Fund are paid at the net asset value less the transaction charge.

        The transaction charges are paid to the Funds and used by them to defray transaction costs associated with the purchase and sale of securities within the Funds. The amount of the transaction charge on purchases and redemptions represents the estimate of the costs reasonably anticipated to be associated with the purchase of securities with cash received from Investors and the sale of securities to obtain cash to redeem Investors. Therefore, the transaction charges offset the dilutive effect such costs would otherwise have on the net asset value of the Funds' shares. Purchases and redemptions which are made in kind with securities are not subject to the transaction charges. Redemptions by the Funds investing in the Brinson Emerging Markets Equity Fund will not be subject to the transaction charge.

        NET ASSET VALUE. The net asset value of each Fund is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of a Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Funds reserve the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege, an Investor agrees that the Funds will not be liable for following instructions communicated by telephone that the Funds reasonably believe to be genuine. The Funds provide written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Funds or the Administrator fail to employ this and other appropriate procedures, the Funds or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of a Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review a Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above, "Purchase of Securities Being Offered," the Funds' shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day that the NYSE is open by furnishing a request to the Trust. The Funds normally send redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If a Fund determines that it would be detrimental to the best interests of the remaining Investors of a Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

        Effective February 20, 1996, shares of the Brinson Emerging Markets Equity Fund are subject to a transaction charge equal to 1.50% on redemptions of the Fund's shares. The charge is paid to the Fund and used by it to defray transaction costs. This charge is further discussed above under "Purchase of Securities Being Offered." Purchases and redemptions which are made in kind with securities are not subject to the transaction charges.

APPENDIX A

CORPORATE DEBT RATINGS

MOODY'S INVESTORS SERVICE, INC. DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


NOTE: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S RATINGS GROUP DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

        AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

        BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

        BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

        B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

        CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

        CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        CI -- The rating CI is reserved for income bonds on which no interest is being paid.

        D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

OFFEREE NO. ___


                          BRINSON RELATIONSHIP FUNDS

                            BRINSON BOND PLUS FUND

                                    PART A

                                 July 31, 1998



                                    [LOGO]




INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson Bond Plus Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal market conditions, at least 65% of the Fund's assets will be invested in debt securities. The Fund seeks to achieve its objective by pursuing active asset allocation strategies across global, fixed income and money markets and active security selection within each market. The Fund's performance is measured relative to the Salomon Brothers Broad Investment Grade Bond Index (the "Benchmark").

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        The Benchmark is a market capitalization weighted broad based index which includes investment grade U.S. Bonds with over one year to maturity. From time to time, the Advisor may substitute an equivalent index within a given asset class when it believes that such index more accurately reflects the relevant global market.

        As a general matter, the Advisor will purchase for the Fund securities contained in the Benchmark and will invest opportunistically in securities not included in the Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix of asset classes and currencies in reaction to discrepancies between current market prices and fundamental values. Decisions to deviate from the normal mix are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships among global markets and the expertise of investment professionals. The active management process is intended, by the Advisor, to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

ASSET ALLOCATION AND MARKET MANAGEMENT

        The Advisor believes that, over the long term, investing across global fixed income markets based upon discrepancies between market prices and fundamental values may achieve enhanced return and risk characteristics relative to the Benchmark.

        Fundamental value is considered to be the current value of long-term, sustainable future cash flows derived from a given asset class or security. In determining fundamental value, the Advisor takes into consideration broadly based indices representing asset classes or markets and various economic variables such as productivity, inflation and global competitiveness. The valuation of asset classes reflects an integrated, fundamental analysis of global markets. Investment decisions are based on comparisons of current market prices to fundamental values.

        The Fund may invest in the more broadly defined asset classes than those contained in the Benchmark. The "Normal Asset Allocation Mix," set forth below, represents the asset allocation that the Fund would expect to maintain when, in the judgment of the Advisor, global capital markets are fairly priced relative to each other and relative to the associated risks.


Brinson Bond Plus Fund
Normal Asset Allocation Mix

                                         Normal            Asset Class
                                       Allocation            Strategy
                                           Mix                Ranges
                                           ---                ------
Asset Class

U.S. Investment Grade Bond                80.0%              70-100%
Non-Dollar Bonds                           7.5%                0-15%
Emerging Markets Debt                      5.0%                 0-5%
High Yield Bonds                           7.5%                0-15%

        The "Asset Class Strategy Ranges" indicated above are the ranges within which the Fund expects to make its active asset allocations to specific asset classes. Under all but unusual market conditions, the Fund expects to adhere to the strategy ranges set forth above. However, the Fund's strategy ranges be exceeded by the Fund under unusual market conditions. When unusual market conditions warrant, the Fund can make substantial defensive investments in cash equivalents as described below.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. AND NON-U.S. FIXED INCOME SECURITIES

        The Fund may invest in all types of debt securities of U.S. and non-U.S. issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The terms "fixed income securities" and "debt securities" are synonymous and are used interchangeably in this Part A and in Part B of this Registration Statement. The Fund may purchase U.S. dollar denominated fixed income securities that reflect a broad range of investment maturities, qualities and sectors. Please see discussion below for a description of the high yield/higher risk debt securities in which the Fund may invest.

        The non-U.S. fixed income component of the Fund will typically be invested in government, supranational issues, and corporate debt. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

HIGH YIELD/HIGHER RISK SECURITIES

        The Fund's investments in all types of fixed income securities may include lower quality, higher yielding securities which are below investment grade. Investment grade securities are securities rated BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or, if unrated, are determined to be of comparable quality by the Advisor. While securities rated BBB or Baa are regarded as having an adequate capacity to pay principal and interest, such securities lack outstanding investment characteristics and, in fact, have speculative characteristics as well. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. Securities rated lower than BBB by S&P and Baa by Moody's are classified as non-investment grade securities and are sometimes referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Securities issued by foreign issuers rated below investment grade entail greater risks than higher rated securities, including risk of untimely interest and principal payment, default, price volatility and may present problems of liquidity and valuation. Investors should carefully consider these risks before investing. A description of various bond ratings appears in Appendix A, p. 1-2. Ratings represent S&P's and Moody's respective opinions as to the quality of the obligations they undertake to rate. However, ratings are general and are not absolute standards of quality.

        Pursuant to an Exemptive Order for the Trust from the United States Securities and Exchange Commission (the "Commission"), in lieu of investing directly in certain high yield, higher risk securities, the Fund may invest a portion of its assets in the Brinson High Yield Fund (the "High Yield Fund") series of the Trust. The investment objective of the High Yield Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The High Yield Fund maintains a high yield portfolio and as such, at least 65% of its assets are normally invested in high yield securities of the type described herein. Any investment by the Fund in the High Yield Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        The Fund currently intends to limit its investment in high yield fixed income securities to no more than 15% of its net assets. Any investment in the High Yield Fund will be considered to be subject to this limitation.

EMERGING MARKETS DEBT SECURITIES

        The Fund may invest in all debt securities of emerging market issuers, including government and government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging markets instruments. The Fund may invest indirectly in emerging market debt securities by purchasing securities of open-end and closed-end investment companies. Please see the discussion below under "Investment Company Securities" for a further explanation of investments in investment companies and under "Investing in Emerging Markets" for a description of the risks of investing in emerging market debt securities.

        The Exemptive Order also permits, among other things, the Fund to invest its assets in the Brinson Emerging Markets Debt Fund (the "EM Debt Fund") series of the Trust. Pursuant to the Exemptive Order, the Fund may invest that portion of its assets allocated to emerging markets investments by purchasing shares of the EM Debt Fund. The investment objective of the EM Debt Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the assets of the EM Debt Fund is invested in the debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities the return of which is derived primarily from other emerging markets instruments. The EM Debt Fund is permitted to invest in the same types of securities as the Fund may invest in directly and as further described herein.

        The Fund may invest its assets directly or indirectly in emerging market securities as described above. Pursuant to the Exemptive Order, any investment by the Fund in the EM Debt Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

U.S. AND NON-U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. and non-U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, fixed income securities convertible into or exchangeable for common stock and securities such as warrants or rights that are convertible into common stock. Investments in common stock will occur primarily as a result of the purchase of unit offerings of fixed income securities which include equity components.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Pursuant to the Exemptive Order described above, in lieu of investing directly in the cash and cash equivalents described above, the Fund may invest a portion of its assets in the Brinson Short-Term Fund (the "Short-Term Fund") series of the Trust. Any investment by the Fund in the Short-Term Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        Under the terms of a second exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

ZERO COUPON SECURITIES

        The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or the cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

PAY-IN-KIND BONDS

        The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

MORTGAGE-BACKED SECURITIES

        The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

        The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

ASSET-BACKED SECURITIES

        The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

WHEN-ISSUED SECURITIES

        The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

EURODOLLAR SECURITIES

        The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

BRADY BONDS

        With regard to emerging market investments, the Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Bulgaria, Brazil, Costa Rica, Jordan, Mexico, Nigeria, the Philippines, Poland, Uruguay, Panama, Peru and Venezuela. Brady Bonds have been issued only during recent years, and for that reason do not have a very long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. Dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

        Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative. There can be no assurance that the Brady Bonds in which the Fund invests will not be subject to restructuring or to requests for a new credit arrangement which may cause the Fund to suffer a loss of interest or principal in any of its holdings.

STRUCTURED SECURITIES

        The Fund may invest a portion of its assets in entities organized and operated solely for the purpose of restructuring the investment characteristics of sovereign debt obligations. This type of restructuring involves the deposit with, or purchase by, an entity, such as a corporation or trust, of specified instruments (such as commercial bank loans or Brady Bonds) and the issuance by that entity of one or more classes of securities ("Structured Securities") backed by, or representing interests in, the underlying instruments. The cash flow of the underlying instruments may be apportioned among the newly issued Structured Securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to Structured Securities is dependent on the extent of the cash flow on the underlying instruments. Because Structured Securities of the type in which the Fund anticipates investing typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. The Fund is permitted to invest in a class of Structured Securities that is either subordinated or unsubordinated to the right of payment of another class. Subordinated Structured Securities typically have higher yields and present greater risks than unsubordinated Structured Securities. Structured Securities are typically sold in private placement transactions, and there currently is no active trading market for Structured Securities. Thus, the Fund's investments in Structured Securities will be limited by the Fund's prohibition on investing more than 15% of its net assets in illiquid securities.

LOAN PARTICIPATIONS AND ASSIGNMENTS

        The Fund may invest in fixed rate and floating rate loans ("Loans") arranged through private negotiations between an issuer of debt obligations and one or more financial institutions ("Lenders"). The Fund's investment in Loans is expected in most instances to be in the form of participation in loans ("Participations") or assignments of all or a portion of Loans ("Assignments") from third parties.

        The Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In the event of the insolvency of the Lender selling a Participation, the Fund may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. Certain Participations may be structured in a manner designed to avoid purchasers of Participations being subject to the credit risk of the Lender with respect to the Participation. Even under such a structure, in the event of the Lender's insolvency, the Lender's servicing of the Participation may be delayed and the assignability of the Participation may be impaired. The Fund will acquire Participations only if the Lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy. When the Fund purchases Assignments from Lenders, it will acquire direct rights against the borrower on the Loan. However, because Assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender.

        Because there may be no liquid market for Participations and Assignments, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund's ability to dispose of particular Assignments or Participations when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the borrower or the Lender. The lack of a liquid secondary market for Assignments and Participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio and calculating its net asset value. To the extent that the Fund cannot dispose of a Participation or Assignment in the ordinary course of business within seven days at approximately the value at which it has valued the Participation or Assignment, it will treat the Participation or Assignment as illiquid and subject to its overall limit on illiquid investments of 15% of its net assets.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to:
(i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        As described above, the Trust has received an Exemptive Order, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust, each of which invests primarily in one particular asset class (a "Core Series") will not be subject to the percentage limitations described above. To the extent that the Fund invests in the Trust's other series ("Other Series") and open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund's investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities, are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

FOREIGN SECURITIES AND CURRENCY CONSIDERATIONS

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the U.S., which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. Investments will be made primarily in the debt securities of companies domiciled in developed countries. The Fund intends to diversify broadly among countries but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments.

        Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended (the "Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

        Payments to holders of the high yield, higher risk foreign debt securities in which the Fund may invest may be subject to foreign withholding and other taxes. Although the holders of foreign government and government-related debt securities may be entitled to tax gross-up payments from the issuers of such securities, there is no assurance that such payments will be made.

        The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately. The Fund will manage currency exposures relative to the normal currency allocation and will consider return and risk of currency exposures relative to the Benchmark.

INVESTING IN EMERGING MARKETS

        Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices in these markets tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Furthermore, investments by investors foreign to the emerging market countries are subject to a variety of restrictions in many emerging market countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these or other countries in which the Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including, in some cases, the need for certain governmental consents. Although these restrictions may in the future make it undesirable to invest in emerging market countries, the Advisor does not believe that any current repatriation restrictions would affect its decision to invest in such countries. Countries such as those in which the Fund may invest have historically experienced and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, its government's policy towards the International Monetary Fund, the World Bank and other international agencies and the political constraints to which a government debtor may be subject.

        The issuers of the foreign government and government-related debt securities in which the Fund expects to invest have in the past experienced substantial difficulties in servicing their external debt obligations, which has led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign government and government-related debt securities may be requested to participate in the restructuring of such securities and to extend further loans to the issuers of such securities. There can be no assurance that the Brady Bonds and other foreign government and government-related debt securities in which the Fund may invest will not be subject to similar defaults or restructuring arrangements which may adversely affect the value of such investments. Furthermore, certain participants in the secondary market for such debt securities may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

RUSSIAN SECURITIES TRANSACTIONS

        The Fund may invest in securities of Russian companies. The registration, clearing and settlement of securities transactions in Russia are subject to significant risks not normally associated with securities transactions in the United States and other more developed markets. Ownership of shares in Russian companies is evidenced by entries in a company's share register (except where shares are held through depositories that meet the requirements of the Investment Company Act) and the issuance of extracts from the register or, in certain limited cases, by formal share certificates. However, Russian share registers are frequently unreliable and the Fund could possibly lose its registration through oversight, negligence or fraud. Moreover, Russia lacks a centralized registry to record securities transactions and registrars located throughout Russia or the companies themselves maintain share registers. Registrars are under no obligation to provide extracts to potential purchasers in a timely manner or at all and are not necessarily subject to state supervision. In addition, while registrars are liable under law for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Although Russian companies with more than 1,000 shareholders are required by law to employ an independent company to maintain share registers, in practice, such companies have not always followed this law. Because of this lack of independence of registrars, management of a Russian company may be able to exert considerable influence over who can purchase and sell the company's shares by illegally instructing the registrar to refuse to record transactions on the share register. Furthermore, these practices may prevent the Fund from investing in the securities of certain Russian companies deemed suitable by the Advisor and could cause a delay in the sale of Russian securities by the Fund if the company deems a purchaser unsuitable, which may expose the Fund to potential loss on its investment.

        In light of the risks described above, the Board has approved certain procedures concerning the Fund's investments in Russian securities. Among these procedures is a requirement that the Fund will not invest in the securities of a Russian company unless that issuer's registrar has entered into a contract with the Fund's sub-custodian containing certain protective conditions including, among other things, the sub-custodian's right to conduct regular share confirmations on behalf of the Fund. This requirement will likely have the effect of precluding investments in certain Russian companies that the Fund would otherwise make.

OTHER INVESTMENT TECHNIQUES

CURRENCY MANAGEMENT

        The normal currency allocation of the Fund is 100% U.S. dollars. The currency strategy range will be: 0-15% non-U.S. dollars and 85-100% U.S. dollars. The Fund expects to maintain this normal currency exposure when, in the judgment of the Advisor, global currency markets are fairly priced relative to each other and relative to the associated risks. The Fund may actively deviate from such normal currency allocations to take advantage of, or to protect its portfolio from risk and return characteristics of, the currencies and short-term interest rates when those prices deviate significantly from fundamental value. Deviations from the Benchmark are determined by the Advisor based upon its research.

        To manage exposure to currency fluctuations, the Fund may alter fixed income or money market exposures (in its normal asset allocation mix as previously described), enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies and purchase securities indexed to currency baskets. The Fund will also use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. Some of these strategies may require the Fund to segregate liquid assets in accordance with Commission positions to cover its obligations.
These techniques are further described below.

FORWARD FOREIGN CURRENCY TRANSACTIONS

        The Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e., a "forward foreign currency contract" or "forward contract"). A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties and at a price set at the time of the contract. The Fund will convert currency on a spot basis from time to time and investors should be aware of the potential costs of currency conversion.

        The Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities. It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund's portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

        When the Fund enters into forward contracts for non-hedging purposes, it will segregate cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to its forward contracts for non-hedging purposes in accordance with Commission positions.

        At the maturity of a forward contract, the Fund may either sell a portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund may receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.


        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash,

U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.

        To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

       Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, Il 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. Union Bank of Switzerland is also one of the three largest banks in Switzerland and is an internationally diversified financial services organization. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of Brinson Partners' investment advisory agreement with the Trust (the "Advisory Agreement"). The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

       Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to the Advisory Agreement, the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or the "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.05% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION


        Because the Fund is exclusively composed of debt (rather than equity) securities, most of the Fund's investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup. In determining the brokers through whom, and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. However, the direction of transactions to brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.


        In the event that the Fund does purchase or sell certain equity securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Advisor may act as an underwriter. The Fund may also effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) with respect to the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES.   Shares of the Fund may be exchanged for shares
of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of

Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

MOODY'S INVESTORS SERVICE, INC. DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


NOTE: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S RATINGS GROUP DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

        AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

        BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

        BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

        B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

        CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

        CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        CI -- The rating CI is reserved for income bonds on which no interest is being paid.

        D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

OFFEREE NO. ___


                          BRINSON RELATIONSHIP FUNDS

                            BRINSON U.S. BOND FUND

                                    PART A

                                 July 31, 1998




                                    [LOGO]






INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Bond Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. As a matter of fundamental policy, under normal circumstances, the Fund intends to invest at least 65% of its assets in U.S. fixed income securities with an initial maturity of more than one year. The Fund seeks to achieve its objective by investing primarily in U.S. dollar denominated fixed income securities, which may also provide the potential for capital appreciation. The Fund may also invest in U.S. dollar denominated fixed income securities of foreign issuers. The Benchmark for the Fund is the Salomon Brothers Broad Investment Grade Bond Index (the "Benchmark"). The Benchmark is a market driven broad based index which includes U.S. Bonds with over one year to maturity. From time to time, the Fund's Investment Advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") may substitute securities in an equivalent index when it believes that such securities in the index more accurately reflect the relevant fixed income securities market.

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The Advisor's investment style of the Advisor is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        The Fund may invest in a broad range of fixed income securities, including fixed income securities of the U.S. government, together with its agencies and instrumentalities and the fixed income securities in which the Series will invest will possess a minimum rating of BBB-by Standard & Poor's Ratings Group ("S&P") or Baa3 by Moody's Investors Services, Inc. ("Moody's") or, if unrated, will be determined to be of comparable quality by Brinson Partners. Such securities are considered to be investment grade. Other fixed income securities in which the Fund may invest include zero coupon securities, mortgage-backed securities, asset-backed securities and when-issued securities. The Fund may invest a portion of its assets in short-term fixed income securities (including repurchase and reverse repurchase agreements) of corporations, the U.S. government or its agencies and instrumentalities and banks and finance companies. The terms "fixed income" and "debt securities" are synonymous and are used interchangeably in this Part A and in Part B of this Registration Statement.

        As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix. Decisions to deviate from the Benchmark are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships in U.S. markets and the expertise of investment professionals. The active management process is intended, by Brinson Partners, Inc. (the "Advisor"), to produce superior performance to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. FIXED INCOME SECURITIES

        The Fund may invest in all types of fixed income securities of U.S. issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The Fund may purchase U.S. dollar denominated fixed income securities that reflect a broad range of investment maturities, qualities and sectors.

        The Trust has received an exemptive order (the "Exemptive Order") from the United States Securities and Exchange Commission (the "Commission") to permit, among other things, the Fund to invest its assets in the Brinson U.S. Short/Intermediate Fixed Income Fund (the "Short/Intermediate Fund") series of the Trust. Pursuant to the Exemptive Order, the Fund may invest that portion of its assets allocated to short and intermediate term investments by purchasing shares of the Short/Intermediate Fund. The investment objective of the Short/Intermediate Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. As a matter of fundamental policy, under normal circumstances, the Fund intends to invest at least 65% of its assets in U.S. fixed income securities with an initial maturity of more than one year. Pursuant to the Exemptive Order, any investment by the Fund in the Short/Intermediate Fund of the Trust would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. dollars. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Pursuant to the Exemptive Order described above, in lieu of investing directly in the cash and cash equivalents described above, the Fund may invest a portion of its assets in the Brinson Short-Term Fund (the "Short-Term Fund") series of the Trust. Any investment by the Fund in the Short-Term Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

        Under the terms of a second exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

ZERO COUPON SECURITIES

        The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

PAY-IN-KIND BONDS

        The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

MORTGAGE-BACKED SECURITIES

        The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

        The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

ASSET-BACKED SECURITIES

        The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

WHEN-ISSUED SECURITIES

        The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

EURODOLLAR SECURITIES

        The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        As described above, the Trust has received an Exemptive Order from the United States Securities and Exchange Commission (the "Commission"), which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust, each of which invests primarily in one particular asset class (a "Core Series") will not be subject to the percentage limitations described above. To the extent that the Fund invests in the Trust's other series ("Other Series") and open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund's investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity or debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.


Foreign Securities and Currency Considerations

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. Investments will be made primarily in the securities of issuers in developed countries. The Fund intends to diversify broadly among countries but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended (the "Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

       The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately.


OTHER INVESTMENT TECHNIQUES

Currency Management

        To manage exposure to currency fluctuations, the Fund may alter fixed income or money market exposures, enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies and purchase securities indexed to currency baskets. The Fund will also use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. Some of these strategies may require the Fund to segregate set aside liquid assets in accordance with Commission positions, in a segregated custodial account to cover its obligations. These techniques are further described below.


Forward Foreign Currency Transactions

        The Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e. a "forward foreign currency contract" or "forward tract"). A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties and at a price set at the time of the contract. The Fund will convert currency on a spot basis from time to time and investors should be aware of the potential costs of currency conversion.

        The Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities. It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund's portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

        When the Fund enters into forward contracts for non-hedging purposes, it will establish a segregated account with its custodian bank in which it will maintain cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to its forward contracts for non-hedging purposes in accordance with Commission positions.

        At the maturity of a forward contract, the Fund may either sell a portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.


OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of a default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.


        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.

        To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize their risk.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

       Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of the First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, Il 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

       Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. The Fund normally trades non-U.S. securities in foreign countries, since the best available market for non-U.S. securities is often in non-U.S. markets. In transactions on non-U.S. stock exchanges, brokers' commissions are generally fixed and are often higher than in the United States where commissions are negotiated. Pursuant to the Advisory Agreement, the Advisor is authorized to utilize the trading department of its foreign subsidiaries to execute foreign securities transactions but monitors selection by such subsidiaries of brokers and dealers used to execute such transactions.

        While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

Moody's Investors Service, Inc. describes classifications of corporate bonds as follows:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


NOTE: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category

Standard & Poor's Ratings Group describes classifications of corporate bonds as follows:

        AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

        AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

        BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

        BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

        B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

        CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

        CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        CI -- The rating CI is reserved for income bonds on which no interest is being paid.

        D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

OFFEREE NO. ________


                          BRINSON RELATIONSHIP FUNDS

              BRINSON U.S. SHORT/INTERMEDIATE FIXED INCOME FUND

                                    PART A

                                JULY 31, 1998






                                    [LOGO]







INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Short/Intermediate Fixed Income Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. As a matter of fundamental policy, under normal circumstances, the Fund intends to invest at least 65% of its assets in U.S. fixed income securities with an initial maturity of more than one year. The Fund seeks to achieve its objective by investing primarily in fixed income securities, which may also provide the potential for capital appreciation. The Benchmark for the Fund is the one-year U.S. Treasury Bill (the "Benchmark").

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

        The Fund may invest in a broad range of fixed income securities, including debt securities of the U.S. government, together with its agencies and instrumentalities and the fixed income securities in which the Series will invest will possess a minimum rating of BBB-by Standard & Poor's Ratings Group ("S&P") or Baa3 by Moody's Investors Services, Inc. ("Moody's") or, if unrated, will be determined to be of comparable quality by Brinson Partners. Such securities are considered to be investment grade. A description of various bond ratings appears in Appendix A, p.1-2. Other fixed income securities in which the Fund may invest include zero coupon securities, mortgage-backed securities, asset-backed securities and when-issued securities. The Fund may invest a portion of its assets in short-term debt securities (including repurchase and reverse repurchase agreements)of corporations, the U.S. government or its agencies and instrumentalities and banks and finance companies. The terms "fixed income" and "debt securities" are synonymous and are used interchangeably in this Part A and in Part B of this Registration Statement.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. FIXED INCOME SECURITIES

        The Fund may invest in all types of fixed income securities of U.S. issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The Fund may purchase U.S. dollar denominated fixed income securities that reflect a broad range of investment maturities, qualities and sectors.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. dollars. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

ZERO COUPON SECURITIES

        The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

PAY-IN-KIND BONDS

        The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

MORTGAGE-BACKED SECURITIES

        The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

        The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

ASSET-BACKED SECURITIES

        The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

WHEN-ISSUED SECURITIES

        The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

EURODOLLAR SECURITIES

        The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        The Trust has received an Exemptive Order from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive or reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust will be subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations), and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144 A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity or debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of a default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.

        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.

        To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize their risk.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

        Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. -International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds -International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office pace, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing gent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION


        Because the Fund is exclusively composed of debt (rather than equity) securities, most of the Fund's investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup. In determining the brokers through whom, and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. However, the direction of transactions to brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.


        In the event that the Fund does purchase or sell certain equity securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Advisor may act as an underwriter. The Fund may also effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.


        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the

Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

MOODY'S INVESTORS SERVICE, INC. DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


NOTE: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S RATINGS GROUP DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

        AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

        BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

        BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

        B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

        CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

        CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        CI -- The rating CI is reserved for income bonds on which no interest is being paid.

        D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

OFFEREE NO. _____

                          BRINSON RELATIONSHIP FUNDS

                   BRINSON U.S. CASH MANAGEMENT PRIME FUND

                                    PART A

                                 JULY 31, 1998



                                    [LOGO]




INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Cash Management Prime Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. (Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors"). This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. THERE CAN BE NO ASSURANCE THAT THE FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize current income consistent with preservation of capital. The Fund seeks to achieve this objective by investing in a portfolio of U.S. dollar denominated money market instruments maturing in 397 days or less. Under normal market conditions, the Fund will invest at least 65% of its total assets in money market instruments having a dollar-weighted average maturity of 90 days or less. It is anticipated that the Fund will maintain a constant net asset value of $1.00, although there can be no assurance that the Fund will be able to do so.

INVESTMENT PROCESS

        In accordance with procedures adopted by the Trust's Board of Trustees (the "Board") pursuant to Rule 2a-7 (the "Rule") under the Investment Company Act, the Fund limits its investments to those U.S. dollar denominated securities that the Board determines present minimal credit risks and that are, as required by the Rule, rated in one of the two highest short-term rating categories as determined by nationally recognized statistical rating organizations ("NRSROs"), or that are unrated and of comparable quality, with remaining maturities of 397 calendar days or less ("Eligible Securities").
The Fund maintains a dollar-weighted average maturity of the securities in its portfolio of 90 days or less. The Fund will not invest more than 5% of its total assets in the securities of a single issuer, other than U.S. government securities, rated in the highest rating category by the requisite NRSROs, and the Fund will not invest (a) the greater of 1% of the Fund's total assets or $1 million in Eligible Securities issued by a single issuer rated in the second highest rating category and (b) more than 5% of its total assets in Eligible Securities of all issuers rated in the second highest rating category.

        Because the Fund limits its investments to Eligible Securities, the Fund's portfolio, and thus the Fund's shareholders, will generally earn lower yields than if the Fund purchased securities with lower ratings and correspondingly greater risks.

        The Fund is a diversified portfolio that measures its performance against the one month London Interbank Bid Rate ("LIBID" or the "Benchmark"). Brinson Partners, Inc., the Fund's investment advisor ("Brinson Partners" or the "Advisor"), will attempt to enhance the long-term return of the Fund relative to the Benchmark by identifying exploitable discrepancies between market price and fundamental value. The active management process is intended by the Advisor to produce superior performance relative to the Benchmark.

        The Fund does not intend to concentrate its investments in a particular industry, nor does the Fund intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning portfolio securities lending, borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Prospectus, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.


     As a way of seeking to achieve its investment objective, the Fund may invest all of its investable assets in the Brinson U.S. Cash Management Prime Fund series (the "Series") of the Brinson Supplementary Trust (the "Supplementary Trust"). The Supplementary Trust is an unregistered investment company. The Series has the same investment objective as the Fund, and, like the Fund, is operated in accordance with the Rule. The Series' investment policies are substantially similar to the Fund's investment policies.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. GOVERNMENT SECURITIES

        The Fund may invest in U.S. government securities, which consist of marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government, its agencies, or by various instrumentalities which have been established or sponsored by the U.S. government ("U.S. government securities"). Certain of these obligations, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, are issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or U.S. government-sponsored enterprises and are not direct obligations of the U.S. government, but involve sponsorship or guarantees by government agencies or enterprises. These obligations include securities that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of Federal Home Loan Banks, and securities that are supported by the credit of the instrumentality, such as Fannie Mae ("FNMA," formerly known as the Federal National Mortgage Association) bonds. In this connection, the Fund may use any portion of its assets invested in U.S. government securities to concurrently enter into repurchase agreements with respect to such securities.

BANK OBLIGATIONS

        The Fund may also invest in bank obligations or instruments secured by bank obligations. Such instruments consist of fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, and bankers' acceptances issued by banks and savings institutions with assets of at least one billion dollars. Bank obligations may be obligations of U.S. banks, foreign branches of U.S. banks (referred to as "Eurodollar Investments"), U.S. branches of foreign banks (referred to as "Yankee Dollar Investments"), and foreign branches of foreign banks ("Foreign Bank Investments"). When investing in a bank obligation issued by a branch, the parent bank must have assets of at least five billion dollars.

        The Fund may invest only up to 25% of its assets in obligations of foreign branches of U.S. banks or foreign banks. Investments in obligations of U.S. branches of foreign banks which are considered domestic banks may only be made if such branches have a federal or state charter to do business in the United States and are subject to U.S. regulatory authorities.

        Time deposits are non-negotiable deposits maintained in a foreign branch of a U.S. banking institution for a specified period of time at a stated interest rate. The Fund may invest not more than 10% of its net assets in time deposits with maturities in excess of seven calendar days.

COMMERCIAL PAPER

        The Fund may invest in commercial paper of domestic or foreign issuers which is considered by the Fund to present minimal credit risks and which is rated within the two highest rating categories by NRSROs or, if unrated, has been determined by Brinson Partners to be of comparable quality to instruments that are Eligible Securities pursuant to procedures adopted by the Board.

CORPORATE OBLIGATIONS

        The corporate obligations which the Fund may purchase are fixed, floating or variable rate bonds, debentures or notes which are considered by the Fund to present minimal credit risks and which are rated within the two highest rating categories by NRSROs, or if unrated, have been determined by Brinson Partners to be of comparable quality to instruments which are Eligible Securities pursuant to procedures adopted by the Board. Such corporate obligations must mature in 397 calendar days or less. Generally, the higher an instrument is rated, the greater its safety and the lower its yield.

ZERO COUPON SECURITIES


        The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.


PAY-IN-KIND BONDS


        The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.


MORTGAGE-BACKED SECURITIES


        The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.


        The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).


        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.


        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.


ASSET-BACKED SECURITIES


        The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.


        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.


WHEN-ISSUED SECURITIES


        The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.


CONVERTIBLE SECURITIES


        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.


EURODOLLAR SECURITIES


        The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.


GUARANTEED INVESTMENT CONTRACTS


        A "guaranteed investment contract" (also known as a "guaranteed interest contract," "guaranteed income contract," "guaranteed insurance contract," or "guaranteed return contract") ("GIC") is a deferred annuity contract issued by an insurance company under which (a) the contract holder places funds on deposit with the insurer, and (b) the insurer promises to repay the contract holder's deposit(s) plus interest at a guaranteed rate according to a schedule specified in the contract. The terms and conditions of GICs can vary in a variety of ways, including, by way of example, the length of the guarantee period, the period during which the contract holder may make deposits which will be subject to the same guarantee, the extent to which withdrawals are permitted during the guarantee period, and the timing of the insurer's repayment obligation. To the extent that the Fund cannot dispose of a GIC in the ordinary course of business within seven days at approximately the value at which the Fund has valued the GIC, it will treat the GIC as illiquid and subject to its overall limit on illiquid investments of 10% of the Fund's total net assets.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 10% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with United States Securities and Exchange Commission (the "Commission") positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. One example of illiquid securities is securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"). While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether Rule 144A Securities are liquid for purposes of the Fund's 10% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security purchased in reliance on Rule 144A which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 10% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A securities.

OTHER INVESTMENT TECHNIQUES

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will only lend securities after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTING IN THE SERIES

     The Fund may invest all of its investable assets in the Series, which has an investment objective that is identical to the Fund's investment objective. The Series, like the Fund, is operated in accordance with Rule 2a-7. The investment objective and policies of the Series may be changed without the approval of the Series' shareholders (which may include the Fund). In the event that the Series determines to change its investment objective, the Fund will redeem its investment in the Series prior to any such change. In that case, the Fund would either seek to invest its assets in another investment company (which, like the Series, may be an unregistered company) with the same investment objective as the Fund's, which might not be possible, or retain an investment adviser to manage the Fund's assets in accordance with its investment objective, possibly at increased cost.

     The Series is a portfolio of the Supplementary Trust, which is managed by a Board of Trustees that is identical to the Board that manages the business and affairs of the Trust. The Series is advised by Brinson Partners. Brinson Partners does not receive any management fee for providing management services to the Series. Administrative services are provided to the Series by the same entities that provide such services to the Trust. The Supplementary Trust is an unregistered investment company that operates in accordance with the conditions contained in an exemptive order issued by the Commission to the Trust, the Supplementary Trust, the Advisor, and certain other applicants.

     Other institutional investors, including other mutual funds or portfolios, may invest in the Series, and the expenses of such other funds or portfolios, and, correspondingly, their returns, may differ from those of the Fund. The shares of the Series are offered to institutional investors for the purpose of increasing the funds available for investment, to reduce expenses as a percentage of total assets and to achieve other economies that might be available at higher asset levels. Investment in the Series by other institutional investors offers potential benefits to the Series, and through its investment in the Series, to the Fund also. However, such economics and expense reductions might not be achieved, and additional investment opportunities, such as increased diversification, might not be available if other institutional investors do not invest in the Series. Also, if an institutional investor were to redeem its investment in the Series, the remaining investors in the Series could experience higher pro rata operating expenses, thereby producing lower returns, and the Series' security holdings may become less diverse, resulting in increased risk.

A withdrawal by an institutional investor of its investment in the Series could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) to the Fund. Should such a distribution occur, the Fund could incur brokerage fees or other transaction costs in converting such securities to cash in order to pay redemptions. In addition, a distribution in kind to the Fund could result in a less diversified portfolio of investments and could adversely affect the Fund. Furthermore, the Fund's investment in the Series results in certain operational and other complexities. However, the Advisor believes that the benefits to be gained by investors outweigh the additional complexities and that the risks attendant to such investment are not inherently different from the risks of direct investment in securities of the type in which the Fund invests.

     Whenever the Fund, as an investor in the Series, is asked to vote on a shareholder proposal relating to the Series, the Trust will seek voting instructions from Investors with regard to voting on the proposal. The Board of the Trust will then vote the Fund's shares in the Series in accordance with the voting instructions received from Investors. The Board will vote those Fund shares for which it receives no voting instructions either in accordance with its best judgment or in the same proportion as the vote of all other holders of the Series' shares.

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

        Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

THE ADVISOR

        Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or the "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        CUSTODY SERVICES. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.


        The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

BROKERAGE ALLOCATION

        Because the Fund is exclusively composed of debt (rather than equity) securities, most of the Fund's investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup. In determining the brokers through whom, and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. However, the direction of transactions to brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        In the event that the Fund does purchase or sell certain equity securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Advisor may act as an underwriter. The Fund may also effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U. S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Partners, Inc. was a control person of the Brinson U.S. Cash Management Prime Fund and Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts-Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of their shareholdings.

        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets;
(v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        DISTRIBUTIONS AND ALLOCATIONS. The Fund currently intends to allocate income, gains and losses daily and to make distributions monthly to Investors. Distributions will be automatically reinvested in additional Fund shares at net asset value, unless the Investor has notified CGFSC, as transfer agent for the Fund, in writing, of the Investor's election to receive the distributions in cash. Distribution options may be changed at any time by requesting such a change in writing. Any check in payment of distributions which cannot be delivered by the Post Office or which remains uncashed for a period of more than one year may be reinvested in the Investor's account at the then current net asset value and the distribution option may be changed from cash to reinvest.

        FEDERAL TAXES. The Fund intends to be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits. Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B.

        Redemptions of Fund shares and the exchange of shares between two series are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED.

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        Purchase orders for shares of the Fund which are received by the transfer agent in proper form two hours prior to the close of regular trading hours (currently 2:00 p.m. Eastern Time) on the New York Stock Exchange (the "NYSE") on any day that the Fund's net asset value per share is calculated, are priced according to the net asset value determined on that day. Purchase orders for shares of the Fund received after two hours prior to the close of the NYSE on a particular day are priced as of the time the net asset value per share is next determined.


        NET ASSET VALUE. The net asset value is computed as of the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time) on days when the NYSE is open. The Fund values its portfolio instruments at amortized cost in accordance with Rule 2a-7 (the "Rule") under the Investment Company Act, which means that portfolio instruments are valued at their acquisition cost (as adjusted for amortization of premium or accretion of discount) rather than at current market value. Calculations are made to compare the value of the Fund's investments valued at amortized cost with market-based values. Market-based valuations are obtained by using actual quotations provided by market makers, estimates of market value, or values obtained from yield data relating to classes of money market instruments published by reputable sources at the mean between the bid and asked prices for the instruments. If a deviation of 1/2 of 1% or more were to occur between the Fund's net asset value per share calculated by reference to market-based values and the Fund's $1.00 per share net asset value, or if there were any other deviation that the Board believed would result in a material dilution to Investors or purchasers, the Board would promptly consider what action, if any, should be initiated. In order to value its investments at amortized cost, the Fund purchases only securities with a maturity of 397 calendar days or less and maintains a dollar-weighted average portfolio maturity of 90 days or less. In addition, the Fund limits portfolio investments to securities that meet the quality and diversification requirements of the Rule, as described earlier in this Prospectus.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The

Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review a Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE.

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

MOODY'S INVESTORS SERVICE, INC. DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS THAT MAY BE PURCHASED BY THE FUND AS FOLLOWS:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. These bonds are considered First Tier Securities. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.


        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. These bonds are considered Second Tier Securities. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.


STANDARD & POOR'S RATINGS GROUP DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS THAT MAY BE PURCHASED BY THE FUND AS FOLLOWS:

        AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay
principal and interest.   These bonds are considered First Tier Securities.


        AA -- Bonds rated AA also qualify as high-quality debt obligations. These bonds are considered Second Tier Securities. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

OFFEREE NO. ____

                          BRINSON RELATIONSHIP FUNDS

                           BRINSON HIGH YIELD FUND

                                    PART A

                                 July 31, 1998


                                    [LOGO]


INTRODUCTION

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U. S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson High Yield Fund (the "Fund").

        Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors". This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

        SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. THE FUND MAY INVEST UP TO 100% OF ITS ASSETS IN LOWER RATED FIXED INCOME SECURITIES, COMMONLY KNOWN AS "JUNK BONDS," WHICH INVOLVE GREATER RISKS, INCLUDING DEFAULT RISKS, THEN HIGHER RATED FIXED INCOME SECURITIES. INVESTORS SHOULD CAREFULLY ASSESS THESE RISKS BEFORE INVESTING IN THE FUND. SEE "INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS," "HIGH YIELD/HIGHER RISK SECURITIES" AND APPENDIX A-CORPORATE DEBT RATINGS.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

        The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Fund will maintain a high yield portfolio and as such, under normal market conditions, at least 65% of the Fund's assets will be invested in high yield securities. The Fund seeks to achieve its objective by investing its assets primarily in the high yield market. The Fund's performance is measured relative to its benchmark, the First Boston High Yield Index (the "Benchmark").

        Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

INVESTMENT PROCESS

        Brinson Partners, Inc., the Fund's investment advisor ("Brinson Partners" or the "Advisor"), is an active manager of high yield fixed income securities. The Advisor maintains a long-term fundamental value investment approach. The Advisor's investment philosophy is premised on the belief that discrepancies often exist between observed market prices and fundamental value. Exploiting these discrepancies then becomes the building block for portfolio construction. The successful identification of price/value discrepancies through intensive credit analysis should lead to enhanced total return performance.

        The Advisor believes that inefficiencies exist within the high yield bond market that a fundamental value-based investment process can exploit. The Advisor's portfolio is constructed using both top-down and bottom-up investment processes. The Advisor considers macroeconomic variables and industry outlooks in its top-down analysis. The bottom-up approach is the most integral to portfolio construction and forms the basis for credit selection. The Advisor engages in extensive due diligence of individual credits that includes assessments of management, market position, competitive environment, financial flexibility, ability to deliver and review of historical operating results. The Advisor compiles this data into a form which lends itself to forecasting future cash flows. The Advisor will identify those securities which are believed to have market prices that differ from their fundamental value and invest accordingly. By following a disciplined investment approach, the Advisor expects to pursue the Fund's investment objective.

        The Advisor will diversify the Fund's portfolio by security type, industry, quality and maturity. The Advisor will focus on cash payment, zero coupon and pay-in-kind bonds, but may invest in convertibles, preferred stocks and common stock equivalents. The Advisor will consider investments across a wide spectrum of industries. The Advisor will focus on the middle tier quality segment of the market, but will invest across all quality tiers, including the not-rated segment. Various maturities and durations will allow for further diversification. The Advisor believes that diversification is one of the most important components in the construction of a high yield portfolio.

        The Benchmark is a broad-based index comprised of high yield securities, including split-rated bonds. The Benchmark has been designed to provide a representative indication of the performance of the high yield market in the United States. The Benchmark was created in 1981 and represents over $100 billion of securities. The Advisor will deviate from the normal Benchmark mix in an effort to enhance the long-term returns while controlling risk. The Advisor may invest in issues which are not included in the Benchmark. The active management process is intended, by the Advisor, to identify discrepancies between market prices and fundamental value that will produce superior investment performance relative to the Benchmark. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents.

        The Fund does not intend to concentrate its investments in a particular industry. The Fund also does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration, are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

        The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. AND NON-U.S. EQUITY SECURITIES

        The Fund may invest in a broad range of equity securities of U.S. and non-U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, fixed income securities convertible into or exchangeable for common stock and securities such as warrants or rights that are convertible into common stock. Investments in common stock will occur primarily as a result of the purchase of unit offerings of fixed income securities which include equity components.

U.S. AND NON-U.S. FIXED INCOME SECURITIES

        The Fund may invest in all types of U.S. dollar denominated fixed-income securities of U.S. and non-U.S. issuers, including governments and governmental entities, supranational issuers as well as corporations and other business organizations. The Fund may purchase U.S. dollar denominated securities that reflect a broad range of investment maturities, qualities and sectors. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

HIGH YIELD/HIGHER RISK SECURITIES

        The Fund will invest predominantly in U.S. dollar investments which are below investment grade. Investment grade securities are securities rated BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or, if unrated, are determined to be of comparable quality by the Advisor (referred to herein as "low-grade securities"). While securities rated below BBB or Baa are regarded as having an adequate capacity to pay principal and interest, such securities lack outstanding investment characteristics and, in fact, have speculative characteristics as well. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. Securities rated lower than BBB-by S&P and Baa3 by Moody's are classified as non-investment grade securities and are commonly referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. The table below shows the weighted average ratings of the bonds in the Fund's portfolio for the period ended December 31, 1997. The credit rating categories are those provided by S&P and Moody's, both nationally recognized statistical rating organizations. Ratings represent S&P's and Moody's respective opinions as to the quality of the obligations they undertake to rate. Ratings are general and are not absolute standards of quality. A description of various bond ratings appears in Appendix A, p. 1-2.


                  Credit Rating                  Rated
                  -------------                  -----
                  Cash                           4.50%
                  BB                             8.51
                  Split BB                       6.15
                  B                             49.41
                  Split B                       17.39
                  CCC                            9.09
                  D                              0.03
                  Not Rated                      4.93

                  Total                        100.00%


Note: Those securities categorized as "Not Rated" have not received a rating from either S&P or Moody's. Split BB and Split B securities reflect differing opinions by the rating agencies as to an issuer's credit quality.

        Investors should carefully consider these risks before investing. The Fund currently does not intend to limit its investment in low-grade securities of U.S. dollar denominated fixed income securities.

        Low-grade securities generally offer a higher current yield than that available from higher grade issues, but involve greater risk. In the past, the high yields from low-grade securities have more than compensated for the higher default rates on such securities. However, there can be no assurance that the Fund will be protected from widespread bond defaults brought about by a sustained economic downturn, or that yields will continue to offset default rates on high yield bonds in the future. Issuers of these securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by the issuer is significantly greater for the holders of low-grade securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. Past economic recessions have resulted in default levels with respect to such securities in excess of historic averages.

        The value of lower-rated debt securities will be influenced not only by changing interest rates, but also by the bond market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, low-grade securities may decline in market value due to investors' heightened concern over credit quality, regardless of prevailing interest rates.

        Especially at such times, trading in the secondary market for low-grade securities may become thin and market liquidity may be significantly reduced. Even under normal conditions, the market for low-grade securities may be less liquid than the market for investment grade corporate bonds.
There are fewer
securities dealers in the high yield market and purchasers of low-grade securities are concentrated among a smaller group of securities dealers and institutional investors. In periods of reduced secondary market liquidity, low-grade securities prices may become more volatile and the Fund's ability to dispose of particular issues when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer may be adversely affected.

        Low-grade securities frequently have call or redemption features which would permit an issuer to repurchase the security from the Funds. If a call were exercised by the issuer during a period of declining interest rates, the Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund.

        Besides credit and liquidity concerns, prices for low-grade securities may be affected by legislative and regulatory developments. For example, from time to time, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers or mergers. Such legislation may significantly depress the prices of outstanding low-grade securities. A description of various bond ratings appears in Appendix A.

        For federal income tax purposes, the Fund will accrue interest income on bonds and debt securities without giving effect to delays and reductions in receipt of such interest income, except possibly to the extent that the Fund can establish that any accrual of interest on a bond or securities is uncollectible. Moreover, in a recent technical advice memorandum, the Internal Revenue Service ruled that a holder (such as the Fund) of a debt instrument having original issue discount (i.e., in general, the difference between the stated redemption--price at maturity of a debt security and its issue price) ("OID") must continue to accrue OID, as distinguished from the accrual of interest, even when the issuer's financial condition is such that there is no reasonable expectation that the instrument will be redeemed according to its terms. As a result, the amount of interest income (including OID) reportable by the Fund and, in turn, its investors could significantly exceed the amount of interest income actually received by the Fund.

CASH AND CASH EQUIVALENTS

        The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies denominated in U.S. dollars. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

        The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

        Under the terms of an exemptive order issued by the United States Securities and Exchange Commission (the "Commission"), the Fund may invest cash
(i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

ZERO COUPON SECURITIES

        The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or the cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

PAY-IN-KIND BONDS

        The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

MORTGAGE-BACKED SECURITIES

        The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

        The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

        REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

        CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

ASSET-BACKED SECURITIES

        The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

        Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

        The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

WHEN-ISSUED SECURITIES

        The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

CONVERTIBLE SECURITIES

        The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

EURODOLLAR SECURITIES

        The Fund may invest in Eurodollar securities, which are fixed income securities for a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

REPURCHASE AGREEMENTS

        The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

REVERSE REPURCHASE AGREEMENTS

        The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

        The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

BRADY BONDS

        The Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Bulgaria, Brazil, Costa Rica, Jordan, Mexico, Nigeria, the Philippines, Poland, Panama, Peru, Uruguay and Venezuela. Brady Bonds have been issued only during recent years, and for that reason do not have a very long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. The Fund will only invest in U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds and are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

        Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity(these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative. There can be no assurance that the Brady Bonds in which the Fund invests will not be subject to restructuring arrangements or to requests for a new credit agreement which may cause the Fund to suffer a loss of interest or principal in any of its holdings.

NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES

        The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

INVESTMENT COMPANY SECURITIES

        The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one investment company, (ii) more than 5% of the Fund's net assets invested in to any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

        The Trust has received an Exemptive Order from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transactions costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees on reimburse expenses to avoid such duplication.

        The Fund's investments in any other series of the Trust will be subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations) and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

RULE 144A AND ILLIQUID SECURITIES

        Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities, are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

        If the Advisor determines that a Rule 144A Security purchased in reliance on Rule 144A which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

FUTURE DEVELOPMENTS

        From time to time, the Fund may also invest in certain equity or debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

FOREIGN SECURITIES AND CURRENCY CONSIDERATIONS

        Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. The Fund intends to diversify broadly among countries but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments.

        Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended ("the Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

        The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately. The Fund will manage currency exposures relative to the normal currency allocation and will consider return and risk of currency exposures relative to the Benchmark.

INVESTING IN EMERGING MARKETS


        Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the

United States. Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Furthermore, investments by investors foreign to the emerging market countries are subject to a variety of restrictions in many emerging market countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these or other countries in which the Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including, in some cases, the need for certain governmental consents. Although these restrictions may in the future make it undesirable to invest in emerging market countries, the Advisor does not believe that any current repatriation restrictions would affect its decision to invest in such countries. Countries such as those in which the Fund may invest have historically experienced and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, its government's policy towards the International Monetary Fund, the World Bank and other international agencies and the political constraints to which a government debtor may be subject.


        The ability of a foreign government or government-related issuer to make timely and ultimate payments on its external debt obligations will be strongly influenced by the issuer's balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its exports in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected. If a foreign government or government-related issuer cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, and multilateral organizations, and inflows of foreign investment. The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government's implementation of economic reforms and/or economic performance and the timely service of its obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may curtail the willingness of such third parties to lend funds, which may further impair the issuer's ability or willingness to service its debts in a timely manner. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign exchange. Currency devaluations may affect the ability of a government issuer to obtain sufficient foreign exchange to service its external debt.


        As a result of the foregoing, a governmental issuer may default on its obligations. If such a default occurs, the Fund may have limited effective legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign government and government-related debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign government and government-related debt obligations in the event of default under their commercial bank loan agreements.


        The issuers of the government and government-related debt securities in which the Fund expects to invest have in the past experienced substantial difficulties in servicing their external debt obligations, which has led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign government and government-related debt securities may be requested to participate in the restructuring of such securities and to extend further loans to the issuers of such securities. There can be no assurance that the Brady Bonds and other foreign government and government-related debt securities in which the Fund may invest will not be subject to similar defaults or restructuring arrangements which may adversely affect the value of such investments. Furthermore, certain participants in the secondary market for such debt securities may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.


        Payments to holders of the high yield, high risk, foreign debt securities in which the Fund may invest may be subject to foreign withholding and other taxes. Although the holders of foreign government and government-related debt securities may be entitled to tax gross-up payments from the issuers of such securities, there is no assurance that such payments will be made.

NON-U.S. ISSUERS

        Investments may be made in U.S. dollar-denominated equity and debt securities of non-U.S. issuers, including investments in Brady Bonds. Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. issuers are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors.

OTHER INVESTMENT TECHNIQUES

OPTIONS

        The Fund may purchase and write put and call options on U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write options to buy or sell futures contracts.

        A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund will purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund may receive premium income from writing call options, which may offset the cost of purchasing put options and may also contribute to the Fund's total return.

        A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may only purchase put options to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

        An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

        Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

        The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

FUTURES CONTRACTS

        The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

        When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.


        In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

        The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

RISKS AND SPECIAL CONSIDERATIONS OF OPTIONS AND FUTURES

        Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

SWAPS

        The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio and as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

        Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal.

        The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

        The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

        If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.


        The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.

        To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which it has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize their risk.

BORROWING

        The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements. Investment securities will not be purchased while the Fund has outstanding borrowings that exceed 5% of the Fund's total assets.

LOANS OF PORTFOLIO SECURITIES

        The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the applicable securities lending agreement. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

INVESTMENT RESTRICTIONS

        The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

PORTFOLIO TURNOVER

        The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 100%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES

        Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

THE ADVISOR

       Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, Il 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

       Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

        Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

        Appendix B to this Prospectus sets forth the performance of the Fund, including the performance of the Brinson Trust Company Collective Investment Trust's U.S. High Yield Fund until April 28, 1995, the commencement of the Fund's operations. Brinson Trust Company is a wholly-owned subsidiary of Brinson Partners.

        Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

        Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC" Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

INDEPENDENT AUDITORS

        Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

EXPENSES

        The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

        The Advisor has undertaken to pay the Fund's total operating expenses and may, in its sole discretion, discontinue or modify the extent of such payments.

BROKERAGE ALLOCATION

        Because the Fund is primarily composed of debt (rather than equity) securities, most of the Fund's investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup. In determining the brokers through whom, and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. However, the direction of transactions to brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

        When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as an underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

CAPITAL STOCK AND OTHER SECURITIES.

        The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/ Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund.

        The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

        Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - U.S. High Yield Fund, Chicago, Illinois, was a control person of the Fund and Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of their shareholdings.


        VOTING RIGHTS AND INVESTOR MEETINGS. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) with respect to amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.


        The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

        As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

        DIVIDENDS AND DISTRIBUTIONS. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

        FEDERAL TAXES. The Fund has received a ruling from the Internal Revenue Service that the Fund will be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax.

Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

        Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

        INVESTOR INQUIRIES. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

PURCHASE OF SECURITIES BEING OFFERED

        Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

        At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

        NET ASSET VALUE. The net asset value is computed as of one hour prior to the close of the New York Stock Exchange ("NYSE"), which currently is 3:00 p.m. (Eastern time), on each day the NYSE is open for regular trading. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset value for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

        EXCHANGES OF SHARES. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

        By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

        Exchanges may be made only for shares of another series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

REDEMPTION OF SHARES OR REPURCHASE

        As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

        An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

        If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

MOODY'S INVESTORS SERVICE, INC. DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


NOTE: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S RATINGS GROUP DESCRIBES CLASSIFICATIONS OF CORPORATE BONDS AS FOLLOWS:

        AAA -- This is the highest rating assigned by Standard & Poor's Ratings Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

        AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

        A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

        BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

        BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

        B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

        CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

        CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

        CI -- The rating CI is reserved for income bonds on which no interest is being paid.

        D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

        Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

APPENDIX B

        Set forth below is the performance of the Brinson Trust Company Collective Investment Trust's High Yield Fund ("BTC High Yield Fund") for periods ended April 28, 1995 linked with the Brinson Relationship Funds' High Yield Fund ("Brinson High Yield Fund") for periods ending December 31, 1997. The Brinson High Yield Fund assumed the assets of the BTC High Yield Fund on April 28, 1995. Brinson Trust Company is a wholly owned subsidiary of Brinson Partners, Inc., Advisor to the Trust.


        Performance is calculated net of administrative expenses. All returns quoted are time weighted, total rates of return and include the impact of capital appreciation as well as the reinvestment of interest and dividends. All performance data was supplies by Brinson Partners, Inc. and has not been verified or audited. The BTC High Yield Fund is not registered under the Investment Company Act, and therefore, is not subject to certain investment restrictions imposed by the Investment Company Act which may have adversely affected its performance. Investors should not consider this performance data as an indication of the future performance of the Brinson High Yield Fund.


For Periods Ending 12/31/97

                                          Annualized
                              ------------------------------------
                                                                       Since
                              1 year   2 years   3 years   5 years   Inception
                              ------   -------   -------   -------   ---------
Brinson High Yield Fund     13.37%    14.05%    14.09%    12.41%     11.49%

High Yield Bond Index       12.63%    12.52%    14.12%    11.84%     11.59%

Inception date is 12/31/86

(1) The High Yield Bond Index is calculated gross of fees.

The High Yield Band Index is the benchmark for both the BTC High Yield Fund and the Brinson High Yield Fund. For the further description of the benchmark, please review the section titled "Investment Process".

OFFEREE NO. _____



                          BRINSON RELATIONSHIP FUNDS

                            BRINSON SHORT-TERM FUND

                                    PART A

                                 JULY 31, 1998


                                    [LOGO]


Introduction

          Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX/(R)/ Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson Short-Term Fund (the "Fund").

          Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors." This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

          SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

          The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Fund seeks to achieve this objective by investing in U.S. dollar and non-dollar denominated fixed income securities and money market instruments, with an average weighted maturity not to exceed three years, that may also provide the potential for capital appreciation. Under normal market conditions, the Fund will invest at least 65% of its assets in short-term securities having an average weighted maturity of not more than three years.

          Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

Investment Process

          Brinson Partners, Inc., the Fund's investment advisor ("Brinson Partners" or the "Advisor") is an active manager of non-U.S. and U.S. short-term fixed income securities. The Advisor believes that markets do not always efficiently price fixed income securities and that a fundamental value-based investment process can increase portfolio returns. Brinson Partners' fixed income strategies consider many factors in addition to maturity and current yield in the evaluation of securities. These factors include interest rate sensitivity, quality, yield curve analysis and individual issue selection. Accordingly, Brinson Partners will pursue the Fund's objective by investing its assets in debt securities which are believed to be undervalued. The Advisor's proprietary valuation model determines which securities are potential candidates for inclusion in the Fund.

          The Benchmark for the Fund will be calculated based on the British Bankers' Association (the "BBA") 30-day LIBOR (the "Benchmark"). BBA Interest Settlement Rates are based on rates quoted by 16 BBA designated banks as being, in their view, the offered rate at which deposits are being quoted to prime banks in the London Interbank market at 11:00 a.m. London time. The Advisor will attempt to enhance the return and risk performance of the Fund relative to the Benchmark by implementing an investment process which manages portfolio maturity structure, while emphasizing careful security selection, credit risk management and efficiency in the execution of securities transactions. The scale of the Advisor's short-term fixed income operation allows it to execute trades on terms which are often more favorable than those available to smaller investors.

          Brinson Partners will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by identifying exploitable discrepancies between market price and fundamental value. The active management process is intended, by the Advisor, to produce superior performance relative to the Benchmark.

          The Fund does not intend to concentrate its investments in a particular industry, nor does the Fund intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning portfolio securities lending, borrowing, the issuance of senior securities and concentration, are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Prospectus, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

          The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times may include the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. and Non-U.S. Fixed Income Securities

          The Fund may invest in all types of fixed income securities of U.S. and non-U.S. issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The Fund may purchase U.S. dollar denominated securities that reflect a broad range of investment maturities (with no limitation on maturities except to the extent provided herein), qualities and sectors. Please see discussion below for a description of the high yield/higher risk debt securities in which the Fund may invest.

          The non-U.S. fixed income component of the Fund may be invested in government and supranational issues. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

Demand Notes

          The Fund may invest in demand notes. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval.

Bank Instruments

          Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches.

Commercial Paper

          The Fund may invest in commercial paper. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions.

Floating Rate Instruments

          Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

Zero Coupon Securities

          The Fund may invest in zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or the cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

Mortgage-Backed Securities

          The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

          The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

          REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

          CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate repayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

Asset-Backed Securities

          The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

          Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments in respect of the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

          The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgaged-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

When-Issued Securities

          The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

Convertible Securities

          The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

Eurodollar Securities

          The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

Repurchase Agreements

          The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller secured by the securities transferred to the Fund. In accordance with requirements under the

Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

Reverse Repurchase Agreements

          The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

          The Fund will segregate in accordance with the United States Securities and Exchange Commission (the "Commission") positions, cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

High Yield/Higher Risk Securities

          The Fund's U.S. dollar investments may include lower quality, higher yielding securities which are below investment grade. Investment grade securities are securities rated BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or, if unrated, are determined to be of comparable quality by the Advisor. While securities rated below BBB or Baa are regarded as having an adequate capacity to pay principal and interest, such securities lack outstanding investment characteristics and, in fact, have speculative characteristics as well. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. Securities rated lower than BBB by S&P and Baa by Moody's are classified as non-investment grade securities and are commonly referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Securities issued by foreign issuers rated below investment grade entail greater risks than higher rated securities, including risk of untimely interest and principal payment, default, price volatility and may present problems of liquidity and valuation. Investors should carefully consider these risks before investing. A description of the various bond ratings appears in Appendix A, p. 1-2. Ratings represent S&P's and Moody's respective opinions as to the quality of the obligations they undertake to rate. However, ratings are general and are not absolute standards of quality. The Fund currently intends to limit its investment in non-investment grade debt securities of U.S. dollar denominated fixed income assets to no more than 50% of its net assets. The Fund currently intends to limit its investment in non-investment grade debt securities of the non-U.S. dollar denominated fixed income assets to no more than 50% of its net assets.

          Low-grade securities generally offer a higher current yield than that available from higher grade issues, but involve greater risk. In the past, the high yields from low-grade securities have more than compensated for the higher default rates on such securities. However, there can be no assurance that the Fund will be protected from widespread bond defaults brought about by a sustained economic downturn, or that yields will continue to offset default rates on low-grade securities in the future. Issuers of these securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by the issuer is significantly greater for the holders of low-grade securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. Past economic recessions have resulted in default levels with respect to such securities in excess of historic averages.

          The value of low-grade securities will be influenced not only by changing interest rates, but also by the bond market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, low and medium-rated bonds may decline in market value due to investors' heightened concern over credit quality, regardless of prevailing interest rates.

          Especially at such times, trading in the secondary market for low-grade securities may become thin and market liquidity may be significantly reduced. Even under normal conditions, the market for low-grade securities may be less liquid than the market for investment grade corporate bonds. There are fewer securities dealers in the high yield market and purchasers of low-grade securities are concentrated among a smaller group of securities dealers and institutional investors. In periods of reduced secondary market liquidity, high yield bond prices may become more volatile and the Fund's ability to dispose of particular issues when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer may be adversely affected.

          Low-grade securities frequently have call or redemption features which would permit an issuer to repurchase the security from the Fund. If a call were exercised by the issuer during a period of declining interest rates, the Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund.

          Besides credit and liquidity concerns, prices for low-grade securities may be affected by legislative and regulatory developments. For example, from time to time, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers or mergers. Such legislation may significantly depress the prices of outstanding low-grade securities. A description of various bond ratings appears in Appendix A of this Prospectus.

Investment Company Securities

          The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

          The Trust has received an Exemptive Order from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

          The Fund's investments in any other series of the Trust will be subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations) and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

          Under the terms of another exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments.
The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

Rule 144A and Illiquid Securities

          Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers;
(iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

          If the Advisor determines that a Rule 144A Security purchased in reliance on Rule 144A which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A securities.

Future Developments

          From time to time, the Fund may also invest in certain equity or debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

OTHER INVESTMENT TECHNIQUES

Futures Contracts

          The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

          When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.

          In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

          The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

Risks and Special Considerations of Futures

          Futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, futures and similar strategies may lower the Fund's return. Futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of futures, see Part B of this Registration Statement.

Swaps

          The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

          Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

          The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

          The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

          If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of a default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.

          The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions.

          To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize their risk.

Borrowing

          The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%.
The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements.

Loans of Portfolio Securities

          The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will only lend securities after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

Investment Restrictions

          The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

Portfolio Turnover

          The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 100%. High portfolio turnover rates will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

The Board of Trustees

          Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

The Advisor

          Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

          Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. -International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust -Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust -International Equity Portfolio, John Hancock Variable Series Trust I -International Balanced Fund, AON Funds--International Equity Fund and The Republic Funds--Republic Equity Fund.

          Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

          Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

Administrative, Accounting, Transfer Agency and Custodian Services

          The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or the "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

          Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

          As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

          Pursuant to the CGFSC Agreement, CGFSC provides:

          (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

          (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

          (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

          For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

Independent Auditors

          Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

Expenses

          The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

          The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.05% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

Brokerage Allocation

          Because the Fund is primarily composed of debt (rather than equity) securities, most of the Fund's investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup. In determining the brokers through whom, and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. However, the direction of transactions to brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in
Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

          In the event that the Fund does purchase or sell certain equity securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Advisor may act as an underwriter. The Fund may also effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

Capital Stock and Other Securities

          The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U. S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX/(R)/ Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund, and the Brinson Emerging Markets Debt Fund.

          The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

          Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.

          Voting Rights and Investor Meetings. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust;
(vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

          The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

          As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

          Dividends and Distributions. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

          Federal Taxes. The Fund intends to be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B.

          Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

          Investor Inquiries. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

Purchase of Securities Being Offered

          Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares.
The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

          At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

          Net Asset Value. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B of this Registration Statement.

          Exchanges of Shares. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

          By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

          Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review a Prospectus of the series of the Trust into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

Redemption of Shares or Repurchase

          As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

          An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

          If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

Moody's Investors Service, Inc. describes classifications of corporate bonds as follows:

          Aaa --Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          Aa --Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

          A --Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          Baa --Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Ba --Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

          B --Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

          Caa --Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

          Ca --Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

          C --Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note:  Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating
----
classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor's Ratings Group describes classifications of corporate bonds as follows:

          AAA --This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

          AA --Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

          A --Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

          BBB --Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

          BB -Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

          B -Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

          CCC -Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

          CC -The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

          C -The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC-rating.

          CI -The rating CI is reserved for income bonds on which no interest is being paid.

          D -Debt rated D is in default, or is expected to default upon maturity or payment date.

          Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

OFFEREE NO.
           -----


                           BRINSON RELATIONSHIP FUNDS

              BRINSON U.S. LARGE CAPITALIZATION VALUE EQUITY FUND

                                     PART A

                                 JULY 31, 1998


                                    [LOGO]


Introduction

          Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX/(R)/ Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson U.S. Large Capitalization Value Equity Fund (the "Fund").

          Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors." This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

          SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

          The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal market conditions, at least 65% of the Fund's assets will be invested in value oriented large capitalization equity securities of U.S. companies. The Fund seeks to achieve its objective by investment in a wide range of equity securities of U.S. companies that are traded on major stock exchanges as well as on the over-the-counter markets. The benchmark for the Fund is the Russell 1000 Value Index (the "Russell 1000 Value" or "Benchmark"). The Benchmark is a broad cap-weighted index which includes primarily U.S. common stocks. Securities in the Benchmark tend to exhibit higher price-to-book and price earnings ratios, higher dividend yields and lower forecasted growth values than securities in a growth universe. The Benchmark is designed to provide a representative indication of the capitalization and return for the large capitalization U.S. equity market.

          Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

Investment Process

          The investment style of the Fund's investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

          As a general matter, the Advisor will purchase for the Fund securities contained in the underlying Benchmark. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix. Decisions to deviate from the Benchmark are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships in U.S. markets and the expertise of investment professionals. The active management process is intended, by Brinson Partners, to produce superior performance relative to the Benchmark.

          The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

          The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. Equity Securities

          The Fund may invest in a broad range of equity securities of U.S. issuers, including common stock of companies or closed-end investment companies, preferred stock, debt securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs") for those securities. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

          The Fund expects its U.S. equity investments to emphasize large capitalization companies. In addition, the Fund may invest in intermediate capitalization issues.

Cash and Cash Equivalents

          The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

          The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

          Under the terms of an exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments. The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

Convertible Securities

          The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

Repurchase Agreements

          The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

Reverse Repurchase Agreements

          The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

          The Fund will segregate in accordance with the United States Securities and Exchange Commission (the "Commission") positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the

Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

Non-Publicly Traded Securities, Private Placements and Restricted Securities

          The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

Investment Company Securities

          The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund's net assets invested in any one such investment company and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

          The Trust has received an exemptive order (the "Exemptive Order") from the Commission, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

          The Fund's investments in any other series of the Trust will be subject to the percentage limitations described above (so long as other series of the Trust or certain other Brinson Partners-sponsored funds invest in the Fund in excess of such limitations), and the Fund's investments in other investment companies will be aggregated with its investments in the Trust's other series for purposes of these limitations.

Rule 144A and Illiquid Securities

          Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. One example of illiquid securities is securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities") and over-the-counter options described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers; (iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

          If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

Future Developments

          From time to time, the Fund may also invest in certain equity securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

OTHER INVESTMENT TECHNIQUES

Options

          The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

          A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund will receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

          A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

          An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

          Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

          Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

          The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

Futures Contracts

          The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

          When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.

          In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

          The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

Risks and Special Considerations of Options and Futures

          Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

Borrowing

          The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements.

Loans of Portfolio Securities

          The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

Investment Restrictions

          The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

Portfolio Turnover

          The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

The Board of Trustees

          Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

The Advisor

          Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

          Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

          Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

          Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

Administrative, Accounting, Transfer Agency and Custodian Services

          The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

          Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

          As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

          Pursuant to the CGFSC Agreement, CGFSC provides:

          (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

          (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

          (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

          For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and net assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

Independent Auditors

          Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

Expenses

          The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

          The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.01% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

Brokerage Allocation

          In determining the brokers through whom, and commission rates and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise.

          While the selection of brokers is made primarily on the basis of their execution capabilities, the direction of transactions to such brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

          When buying or selling securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Fund or the Advisor may act as underwriter. The Fund may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

Capital Stock and Other Securities

          The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX/(R)/ Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

          The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.


          Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Trust, by nature of its shareholdings.

          Voting Rights and Investor Meetings. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust;
(vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

          The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

          As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

          Dividends and Distributions. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

          Federal Taxes. The Fund intends to be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

          Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

          Investor Inquiries. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

Purchase of Securities Being Offered

          Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $10,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

          At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

          Net Asset Value. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

          Exchanges of Shares. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

          By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

          Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

Redemption of Shares or Repurchase

          As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

          An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

          If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

OFFEREE NO. ___






                          BRINSON RELATIONSHIP FUNDS

                           Brinson Global Bond Fund

                                    PART A

                                 July 31, 1998


                                    [LOGO]

Introduction

          Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently offers seventeen series of shares: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX/(R)/ Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. This Prospectus pertains only to the Brinson Global Bond Fund (the "Fund").

          Beneficial interests in the Fund ("shares") are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Fund may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. Each such accredited investor that holds shares of the Trust is referred to herein as an "Investor" and collectively, the "Investors." This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

          SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT OBJECTIVE, POLICIES AND RISK FACTORS

          The Fund's investment objective is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The Fund will maintain a global portfolio and as such, under normal market conditions, at least 65% of the Fund's assets will be invested in bonds of issuers in at least three countries, one of which may be the United States. The Fund seeks to achieve its objective by pursuing active asset allocation strategies across global fixed income and money markets and active security selection within each market. Asset allocation decisions are undertaken relative to the Salomon World Government Bond Index (the "Benchmark").

          Investors should understand that all investments involve risk and there can be no guarantee against loss resulting from an investment in the Fund, nor can there be any assurance that the Fund's investment objective will be attained.

Investment Process

          The Fund's investment advisor is Brinson Partners, Inc. ("Brinson Partners" or the "Advisor"). The Advisor's investment style is single focus: investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor's investment perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total return performance.

          As a general matter, the Advisor will purchase for the Fund securities contained in the Benchmark. The Benchmark is a market capitalization weighted index which measures the broad global fixed income markets invested in debt issues of U.S. and non-U.S. governments, governmental utilities and supranationals. The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix of asset classes and currencies in reaction to discrepancies between current market prices and fundamental values. Active asset allocation strategy for the Fund will be defined relative to the Benchmark weights, which represent the Fund's normal mix. Decisions to deviate from the normal mix are a blend of rigorous quantitative analysis, an understanding of the fundamental relationships among global markets and the expertise of investment professionals. In the absence of views as to the relative attractiveness across asset classes, the actual Fund weights will be equal to the Benchmark weights. Although it may invest anywhere in the world, it is expected that the Fund's assets will be primarily invested in fixed income markets listed in the Benchmark. From time to time, the Advisor may substitute securities in an equivalent index when it believes that such securities in the index more accurately reflect the global fixed income securities markets. The active management process is intended, by the Advisor, to produce superior performance relative to the Benchmark.

          The Fund does not intend to concentrate its investments in a particular industry. The Fund does not intend to issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. The Fund's investment objective and its policies concerning the percentage of the Fund's portfolio securities that may be loaned, and its policies set forth in Part B concerning borrowing, the issuance of senior securities and concentration are "fundamental," which means that they may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. As used in this Part A of this Registration Statement, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Trust or series, or
(ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy.

          The Fund is classified as "non-diversified," as defined in the Investment Company Act so that it is not limited by the Investment Company Act as to the proportion of its assets that it may invest in the obligations of a single issuer. To the extent that the Fund's investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were "diversified" (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities, because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund's shares.

Asset Allocation and Market Management

          The Advisor believes that, over the long term, investing across global fixed income markets based upon discrepancies between market prices and fundamental values may achieve enhanced return and risk characteristics relative to the Benchmark.

          Fundamental value is considered to be the current value of long-term, sustainable future cash flows derived from a given asset class or security. In determining fundamental value, the Advisor takes into consideration broadly based indices representing asset classes or markets and various economic variables such as productivity, inflation and global competitiveness. The valuation of asset classes reflects an integrated, fundamental analysis of global markets. Investment decisions are based on comparisons of current market prices to fundamental values.

TYPES OF SECURITIES IN WHICH THE FUND MAY INVEST

U.S. and Non-U.S. Fixed Income Securities

          The Fund may invest in all types of fixed income securities of U.S. and non-U.S. issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The Fund may purchase U.S. dollar denominated securities that reflect a broad range of investment maturities, qualities and sectors. Please see the discussion below for a description of the high yield/higher risk debt securities in which the Fund may invest.

          The non-U.S. fixed income component of the Fund will typically be invested in government and supranational issues. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

Emerging Markets Debt Securities

          The Fund may invest in all debt securities of emerging market issuers, including government and government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging markets instruments. The Fund considers a country to be an "emerging market" if it is defined as an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (i.e. the World Bank), the International Finance Corporation, or the United Nations or its authorities. The Fund may invest indirectly in emerging market debt securities by purchasing securities of open-end and closed-end investment companies.
Please see the discussion below under "Investment Company Securities" for a further explanation of investments in investment companies and under "Investing in Emerging Markets" for a description of the risks of investing in emerging market securities.

          The Trust has received an exemptive order (the "Exemptive Order") from the United States Securities and Exchange Commission (the "Commission") to permit, among other things, the Fund to invest its assets in the Brinson Emerging Markets Debt Fund (the "EM Debt Fund") series of the Trust. Pursuant to the Exemptive Order, the Fund may invest that portion of its assets allocated to emerging markets investments by purchasing shares of the EM Debt Fund. The investment objective of the EM Debt Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. Under normal circumstances, at least 65% of the total assets of the EM Debt Fund is invested in the debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities the return of which is derived primarily from other emerging markets instruments. The EM Debt Fund is permitted to invest in the same types of securities as the Fund may invest in directly and as further described herein.

          The Fund may invest its assets directly or indirectly in emerging market debt securities as described above. Pursuant to the Exemptive Order, any investment by the Fund in the EM Debt Fund of the Trust would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in the securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

Cash and Cash Equivalents

          The Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in U.S. or non-U.S. currencies. When unusual market conditions warrant, the Fund can make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund's assets. The Fund's investment in temporary defensive investments may affect the Fund's ability to attain its investment objective.

          The short-term debt securities in which the Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but which can be called for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company.
Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. The Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

          Pursuant to the Exemptive Order, in lieu of investing directly in the cash and cash equivalents described above, the Fund may invest a portion of its assets in another series of the Trust. Any investment by the Fund in such other series would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

          Under the terms of a second exemptive order issued by the Commission, the Fund may invest cash (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; (iv) to be invested on a strategic management basis (i-iv is herein referred to as "Uninvested Cash"); and (v) collateral that it receives from the borrowers of its portfolio securities in connection with the Fund's securities lending program, in a series of shares of Brinson Supplementary Trust (the "Supplementary Trust Series"). Brinson Supplementary Trust is a private investment company which has retained the Advisor to manage its investments.
The Trustees of the Trust also serve as Trustees of the Brinson Supplementary Trust. The Supplementary Trust Series will invest in U.S. dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less. The Fund's investment of Uninvested Cash in shares of the Supplementary Trust Series will not exceed 25% of the Fund's total assets.

Zero Coupon Securities

          The Fund may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payments of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued at a discount from their face amounts or par value. Such bonds carry an additional risk in that, unlike bonds which pay interest throughout the period to maturity, the Fund will realize no cash until the maturity date or cash payment date and, if the issuer defaults, the Fund may obtain no return at all on its investment. For federal tax purposes, the Fund will be required to include in income daily portions of original issue discount accrued, even if no payment is received before the maturity date or cash payment date.

Pay-In-Kind Bonds

          The Fund may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. The Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

Mortgage-Backed Securities

          The Fund may invest in mortgage-backed securities, representing interests in pools of mortgage loans. These securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. The Fund may invest in mortgage-backed securities issued or guaranteed by an agency or instrumentality of the U.S. government. The Fund may also invest in privately issued mortgage-backed securities issued by private, non-government corporations, such as financial institutions.

          The Fund may also invest in Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are debt securities issued by U.S. government agencies or by financial institutions and other mortgage lenders and collateralized by a pool of mortgages held under an indenture. CMOs are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Certain of these securities may have variable or floating interest rates and others may be stripped (securities which provide only the principal or interest feature of the underlying security).

          REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

          CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately-issued CMOs have historically been higher than yields on CMOs issued or guaranteed by U.S. government agencies. However, the risk of loss due to default on such instruments is higher. For federal income tax purposes, the Fund will be required to accrue income attributable to its investment in CMOs and regular interests in REMICs using the "catch-up" method, with an aggregate prepayment assumption. For further information concerning mortgage-backed securities, see Part B of this Registration Statement.

Asset-Backed Securities

          The Fund may invest in asset-backed securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

          Such receivables are securitized in either a pass-through or pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments with respect to the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, are collateralized by the various receivables and with respect to which the payments on the underlying receivables provide the funds to pay the debt service on the debt obligations issued. The Fund may invest in these securities and obligations and other types of asset-backed securities that may be developed in the future.

          The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities may be subject to the same prepayment risks as mortgage-backed securities. For further information concerning asset-backed securities, see Part B of this Registration Statement.

When-Issued Securities

          The Fund may purchase securities on a "when-issued" basis for payment and delivery at a later date. The price is generally fixed on the date of commitment to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. At the time of settlement, the market value of the security may be more or less than the purchase price. For further information concerning when-issued securities, see Part B of this Registration Statement.

Convertible Securities

          The Fund may invest in convertible securities which generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock because they rank senior to common stock.

Eurodollar Securities

          The Fund may invest in Eurodollar securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in U.S. dollars.

Repurchase Agreements

          The Fund may enter into repurchase agreements with banks or broker-dealers. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund. In accordance with requirements under the Investment Company Act, repurchase agreements will be fully collateralized by securities which the Fund may invest in directly. Such collateral will be marked-to-market daily. If the seller of the underlying security under the repurchase agreement should default on its obligation to repurchase the underlying security, the Fund may experience delay or difficulty in recovering its cash. To the extent that, in the meantime, the value of the security purchased has decreased, the Fund could experience a loss. No more than 15% of the Fund's net assets will be invested in illiquid securities, including repurchase agreements which have a maturity of longer than seven days.

Reverse Repurchase Agreements

          The Fund may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

          The Fund will segregate in accordance with Commission positions cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

High Yield/Higher Risk Securities

          The Fund's U.S. dollar investments in all types of fixed income securities may include lower quality, higher yielding securities which are below investment grade. Investment grade securities are securities rated BBB or better by Standard & Poor's Ratings Group ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's") or, if unrated, are determined to be of comparable quality by the Advisor. While securities rated below BBB or Baa are regarded as having an adequate capacity to pay principal and interest, such securities lack outstanding investment characteristics and, in fact, have speculative characteristics as well. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. Securities rated lower than BBB by S&P and Baa by Moody's are classified as non-investment grade securities and are commonly referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Securities issued by foreign issuers rated below investment grade entail greater risks than higher rated securities, including risk of untimely interest and principal payment, default, price volatility and may present problems of liquidity and valuation. Investors should carefully consider these risks before investing. In no event may the Fund invest in securities rated lower than BBB- by S&P or Baa3 by Moody's. A description of various bond ratings appears in Appendix A, p. 1-2. Ratings represent S&P's and Moody's respective opinions as to the quality of the obligations they undertake to rate. However, ratings are general and are not absolute standards of quality.

          Pursuant to the Exemptive Order described above under "Emerging Markets Debt Securities," in lieu of investing directly in certain high yield, higher risk securities, the Fund may invest a portion of its assets in the Brinson High Yield Fund (the "High Yield Fund") series of the Trust. The investment objective of the High Yield Fund is to maximize total U.S. dollar return, consisting of capital appreciation and current income, while controlling risk. The High Yield Fund maintains a high yield portfolio and as such, at least 65% of its assets are invested in high yield securities of the type described herein. Any investment by the Fund in the High Yield Fund would not be subject to the limitations of the Investment Company Act concerning investments by open-end investment companies in securities issued by other investment companies. Please see the discussion below under "Investment Company Securities" for a description of these limitations.

          The Fund currently intends to limit its investment in non-investment grade, U.S. dollar denominated fixed income securities to no more than 15% of its net assets. Any investment in the High Yield Fund will be considered within this limitation. The Fund currently intends to limit its investment in non-investment grade, non-U.S. dollar denominated fixed income securities to no more than 15% of its net assets.

Brady Bonds

          The Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Bulgaria, Brazil, Costa Rica, Jordan, Mexico, Nigeria, the Philippines, Poland, Uruguay, Panama, Peru and Venezuela. Brady Bonds have been issued only during recent years, and for that reason do not have a very long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. Dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

          Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative. There can be no assurance that the Brady Bonds in which the Fund invests will not be subject to restructuring or to requests for a new credit arrangement which may cause the Fund to suffer a loss of interest or principal in any of its holdings.

Structured Securities

          The Fund may invest a portion of its assets in entities organized and operated solely for the purpose of restructuring the investment characteristics of sovereign debt obligations. This type of restructuring involves the deposit with, or purchase by, an entity, such as a corporation or trust, of specified instruments (such as commercial bank loans or Brady Bonds) and the issuance by that entity of one or more classes of securities ("Structured Securities") backed by, or representing interests in, the underlying instruments. The cash flow of the underlying instruments may be apportioned among the newly issued Structured Securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to Structured Securities is dependent on the extent of the cash flow on the underlying instruments. Because Structured Securities of the type in which the Fund anticipates investing typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. The Fund is permitted to invest in a class of Structured Securities that is either subordinated or unsubordinated to the right of payment of another class. Subordinated Structured Securities typically have higher yields and present greater risks than unsubordinated Structured Securities. Structured Securities are typically sold in private placement transactions, and there currently is no active trading market for Structured Securities. Thus, the Fund's investments in Structured Securities will be limited by the Fund's prohibition on investing more than 15% of its net assets in illiquid securities.

Loan Participations and Assignments

          The Fund may invest in fixed rate and floating rate loans ("Loans") arranged through private negotiations between an issuer of sovereign debt obligations and one or more financial institutions ("Lenders"). The Fund's investment in Loans is expected in most instances to be in the form of participation in loans ("Participations") and assignments of all or a portion of Loans ("Assignments") from third parties.

          The Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In the event of the insolvency of the Lender selling a Participation, the Fund may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. Certain Participations may be structured in a manner designed to avoid purchasers of Participations being subject to the credit risk of the Lender with respect to the Participation. Even under such a structure, in the event of the Lender's insolvency, the Lender's servicing of the Participation may be delayed and the assignability of the Participation may be impaired. The Fund will acquire Participations only if the Lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy. When the Fund purchases Assignments from Lenders, it will acquire direct rights against the borrower on the Loan. However, because Assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender.

          Because there may be no liquid market for Participations and Assignments, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund's ability to dispose of particular Assignments or Participations when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for Assignments and Participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio and calculating its net asset value. To the extent that the Fund cannot dispose of a Participation or Assignment in the ordinary course of business within seven days at approximately the value at which it has valued the Participation or Assignment, it will treat the Participation or Assignment as illiquid and subject to its overall limit on illiquid investments of 15% of its net assets.

Non-Publicly Traded Securities, Private Placements and Restricted Securities

          The Fund may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in such unregistered or unlisted emerging market securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expense of registration. No more than 15% of the Fund's net assets will be invested in illiquid securities, including, but not limited to, non-publicly traded securities, private placements and restricted securities.

Investment Company Securities

          The Fund may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, the Fund's investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company; (ii) no more than 5% of the Fund's net assets invested in any one such investment company; and (iii) no more than 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

          As described above, the Trust has received an Exemptive Order, which permits the Fund to invest its assets in securities of other series offered by the Trust. The Fund will invest in such series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction cost, but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

          The Fund's investments in any other series of the Trust, each of which invests primarily in one asset class (a"Core Series") will not be subject to the percentage limitations described above. To the extent that the Fund invests in the Trust's other series ("Other Series") and particular open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund's investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.



Rule 144A and Illiquid Securities

          Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are securities purchased under Rule 144A under the Securities Act ("Rule 144A Securities"), over-the-counter options and certain interest rate swaps described below. While maintaining oversight, the Board of Trustees (the "Board") has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of the Fund's 15% limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the frequency of trades and trading volume for the security; (ii) whether at least three dealers are willing to purchase or sell the security and the number of potential purchasers;
(iii) whether at least two dealers are making a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor's selection of Rule 144A Securities, as well as the Advisor's determination as to their liquidity.

          If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, the Fund's holdings of illiquid securities exceed the Fund's 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation including disposing of illiquid assets which may include such Rule 144A Securities.

Future Developments

          From time to time, the Fund may also invest in certain debt securities which have features other than those that are typical for such securities and which have in the past been offered or may be offered in the future. In the past, for example, such securities have been issued to replicate the performance of a certain component or components of a particular security or combination of securities and/or to hedge or reduce the risks associated with certain securities or market trends. The Fund may invest in these securities if the Advisor believes that doing so would be consistent with the Fund's investment objective and policies. Since the market for these securities may be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility. The unavailability of such innovative securities would not adversely affect the Fund's ability to achieve its investment objective.

Foreign Securities and Currency Considerations

          Investments in securities of foreign issuers may involve greater risks than those of U.S. issuers. There is generally less information available to the public about non-U.S. issuers and less government regulation and supervision of non-U.S. stock exchanges, brokers and listed companies. Non-U.S. companies are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-U.S. companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Securities trading practices abroad may offer less protection to investors. Settlement of transactions in some non-U.S. markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. The Advisor will take these factors into consideration in managing the Fund's investments. Investments will be made primarily in the equity securities of companies domiciled in developed countries. The Fund intends to diversify broadly among countries but reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables, or pays such liabilities, are generally treated as ordinary income or loss. Similarly, a portion of the gains or losses realized on disposition of debt securities denominated in a foreign currency, referred to under the Internal Revenue Code of 1986, as amended ("the Code"), as "section 988" gains or losses, may also be treated as ordinary gain or loss rather than as capital gain or loss.

          The U.S. dollar market value of the Fund's investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. Some currency prices may be volatile, and there is the possibility of governmental controls on currency exchange or governmental intervention in currency markets, which could adversely affect the Fund. Although the Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately. The Fund will manage currency exposures relative to the normal currency allocation and will consider return and risk of currency exposures relative to the Benchmark.

Investing in Emerging Markets

          Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices in these markets tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Furthermore, investments by investors foreign to the emerging countries are subject to a variety of restrictions in many emerging countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional restrictions may be imposed at any time by these or other countries in which the Fund invests. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including, in some cases, the need for certain governmental consents. Although these restrictions may in the future make it undesirable to invest in emerging countries, the Advisor does not believe that any current repatriation restrictions would affect its decision to invest in such countries. Countries such as those in which the Fund may invest have historically experienced and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, its government's policy towards the International Monetary Fund, the World Bank and other international agencies and the political constraints to which a government debtor may be subject.

          The issuers of the foreign government and government-related debt securities in which the Fund expects to invest have in the past experienced substantial difficulties in servicing their external debt obligations, which has led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign government and government-related debt securities may be requested to participate in the restructuring of such securities and to extend further loans to the issuers of such securities. There can be no assurance that the Brady Bonds and other foreign government and government-related debt securities in which the Fund may invest will not be subject to similar defaults or restructuring arrangements which may adversely affect the value of such investments. Furthermore, certain participants in the secondary market for such debt securities may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

          Payments to holders of the high yield, higher risk foreign debt securities in which the Fund may invest may be subject to foreign withholding and other taxes. Although the holders of foreign government and government-related debt securities may be entitled to tax gross-up payments from the issuers of such securities, there is no assurance that such payments will be made.

OTHER INVESTMENT TECHNIQUES

Currency Management

          The normal currency allocation of the Fund is identical to the currency mix of the Benchmark. The Fund expects to maintain this normal currency exposure when, in the judgment of the Advisor, global currency markets are fairly priced relative to each other and relative to the associated risks. The Fund may actively deviate from such normal currency allocations to take advantage of, or to protect its portfolio from risk and return characteristics of, the currencies and short-term interest rates when those prices deviate significantly from fundamental value. Deviations from the Benchmark are determined by the Advisor based upon its research.

          To manage exposure to currency fluctuations, the Fund may alter fixed income or money market exposures (in its normal asset allocation mix as previously described), enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies and purchase securities indexed to currency baskets. The Fund will also use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. Some of these strategies may require the Fund to segregate liquid assets in accordance with Commission positions to cover its obligations. These techniques are further described below.

Forward Foreign Currency Transactions

          The Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e., a "forward foreign currency contract" or "forward contract"). A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties and at a price set at the time of the contract. The Fund will convert currency on a spot basis from time to time and investors should be aware of the potential costs of currency conversion.

          The Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities. It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund's portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

          When the Fund enters into forward contracts for non-hedging purposes, it will segregate cash, U.S. government securities or other liquid assets equal in value to its obligations with respect to its forward contracts for non-hedging purposes in accordance with Commission positions.

          At the maturity of a forward contract, the Fund may either sell a portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.

Options

          The Fund may purchase and write put and call options on foreign or U.S. securities and indices and enter into related closing transactions. The Fund may also purchase and write put and call options on foreign currencies to manage the Fund's exposure to changes in currency exchange rates. In addition, the Fund may purchase and write options to buy or sell futures contracts.

          A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. The advantage is that the purchaser may hedge against an increase in the price of securities it ultimately wishes to buy or may take advantage of a rise in a particular index. The Fund may purchase call options only to the extent premiums paid on all outstanding call options do not exceed 20% of the Fund's total assets. The Fund will write call options only on a covered basis. A call option is "covered" if the Fund owns the underlying securities or the Fund segregates cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or if the Fund owns an offsetting call option. The Fund may receive premium income from writing call options, which may offset the cost of purchasing options and may also contribute to the Fund's total return.

          A put option enables the purchaser of the option, in return for the premium paid, to sell the security underlying the option to the writer at the exercise price during the option period ending on an agreed date and the writer of the option has the obligation to purchase the security from the purchaser of the option upon exercise during such period. The Fund may purchase put options only to the extent that the premiums on all outstanding put options do not exceed 20% of the Fund's total assets. The advantage is that the purchaser can be protected should the market value of the security decline or should a particular index decline. The Fund will, at all times during which it holds a put option, own the security underlying such option. The Fund will receive premium income from writing put options, although it may be required, when the put is exercised, to purchase securities at higher prices than the current market price.

          An option on a securities index gives the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

          Closing transactions permit the Fund to offset put options or call options prior to exercise or expiration. If the Fund cannot effect closing transactions, it may have to hold a security it would otherwise sell or deliver a security it might want to hold.

          Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions with a value sufficient to meet its obligations under the call option, or own an offsetting call option. With respect to put options on foreign currency written by the Fund, the Fund will segregate cash, U.S. government securities or other liquid assets in accordance with Commission positions in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

          The Fund will not purchase or sell options if, immediately thereafter, more than 40% of its net assets would be hedged by options. The Fund may use options traded on U.S. exchanges and to the extent permitted by law, options traded over-the-counter and on recognized foreign exchanges. It is the position of the Commission that over-the-counter options are illiquid. Accordingly, the Fund will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

Futures Contracts

          The Fund may enter into contracts for the purchase or sale of securities, including index contracts or foreign currencies, for hedging purposes. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. The Fund may enter into futures contracts and engage in options transactions related thereto for hedging purposes and for non-hedging purposes, to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options on futures.

          When the Fund enters into a futures transaction, it must deliver to the futures commission merchant selected by the Fund an amount referred to as "initial margin." This amount is maintained by the futures commission merchant in a segregated account. Thereafter, a "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with controls set for such accounts, depending upon changes in the price of the underlying securities subject to the futures contract.

          In addition, when the Fund engages in futures transactions, to the extent required by the Commission, the Fund will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.

          The Fund will enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the United States Commodity Futures Trading Commission, for sale to customers in the United States, on foreign exchanges.

Risks and Special Considerations of Options and Futures

          Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund's return. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited. For further information concerning the risks of options and futures, see Part B of this Registration Statement.

Swaps

          The Fund may engage in swaps, including but not limited to interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a technique for managing the portfolio's duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to gain exposure to certain markets.

          Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

          The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

          The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates or other applicable factors, the investment performance of the Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Under Internal Revenue Service rules, any lump sum payment received or due under the notional principal contract must be amortized over the life of the contract using the appropriate methodology prescribed by the Internal Revenue Service.

          If there is a default by the counterparty to a swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.

          The Advisor and the Trust do not believe that the Fund's obligations under swap contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid assets having an aggregate market value at least equal to the accrued excess will be segregated in accordance with Commission positions. To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets.

Borrowing

          The Fund may borrow money as a temporary measure for extraordinary purposes or to facilitate redemptions. The Fund will not borrow money in excess of 33 1/3% of the value of its total assets. The Fund has no intention of increasing its net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, the Fund shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. The Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Investment Company Act, or as described herein, except for notes to banks and reverse repurchase agreements.

Loans of Portfolio Securities

          The Fund may loan its portfolio securities in an amount up to 33 1/3% of the value of its total assets to qualified broker-dealers or institutional investors for their use relating to short sales or other security transactions. Such loans must be secured by collateral, consisting of any combination of cash and U.S. government securities in an amount at least equal (on each business day) to the current market value of the securities loaned. During the terms of these loans, the Fund will continue to receive any dividends or interest paid on the loaned securities as well as the interest on the investment of the collateral minus a fee paid to the borrower or a fee directly deducted by the borrower. The Fund must have a right to reacquire the loaned securities on three business days' notice. The principal risk to which the Fund will be exposed on a loan transaction is the risk that the borrower would become bankrupt at a time when the value of the loaned security increases. However, pursuant to the Fund's securities lending agreement, the lending agent is obligated to replace the loaned securities with a like amount of the loaned securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. The Fund will lend securities only after a review of all pertinent facts by the Advisor and the lending agent, subject to overall supervision by the Board. Creditworthiness of the borrowing broker-dealer or institution will be monitored on an ongoing basis by the Advisor and any lending agent pursuant to procedures reviewed and adopted by the Board. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

Investment Restrictions

          The Fund is subject to certain investment restrictions which have been adopted by the Trust on behalf of the Fund as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Fund. A list of these restrictions and more information concerning the investment policies are included in Part B of this Registration Statement.

Portfolio Turnover

          The Fund is free to dispose of its portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Fund's investment objective. The Fund will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Fund's investment objective. While it is the policy of the Fund generally not to engage in trading for short-term gains, the Fund will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. Although the portfolio turnover rate for the Fund may vary greatly from year to year, the Fund expects that under normal circumstances, the portfolio turnover rate will not exceed 250%. A high portfolio turnover rate will increase aggregate brokerage commission expenses which must be borne directly by the Fund and ultimately by the Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income). See "Brokerage Allocation" and "Federal Taxes."

MANAGEMENT OF THE FUND

The Board of Trustees

          Under Delaware law and the Trust's Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") the Board has overall responsibility for managing the business and affairs of the Trust and the Fund. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Fund.

The Advisor

          Brinson Partners has been appointed by the Trust as its Investment Advisor and furnishes investment advisory and asset management services to the Trust with respect to its portfolios. Brinson Partners, a Delaware corporation, is an investment management firm managing, as of March 31, 1998, approximately U.S. $158 billion, primarily for institutional pension and profit sharing funds. Brinson Partners was organized in 1989 when it acquired the institutional asset management business of The First National Bank of Chicago and First Chicago Investment Advisers, N.A. Brinson Partners and its predecessor entities have managed domestic and international investment assets since 1974 and global investment assets since 1982. Brinson Partners is a subsidiary of Swiss Bank Corporation, one of the three largest banks in Switzerland. The SBC Brinson division of Swiss Bank Corporation, of which Brinson Partners is a part, has offices in Basel, Frankfurt, Geneva, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich, in addition to Brinson Partners' principal office at 209 South LaSalle Street, Chicago, IL 60604-1295. Swiss Bank Corporation, headquartered in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Swiss Bank Corporation and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The merger will not result in a change of control or assignment and, therefore, will not result in a termination of the Advisory Agreement.
The
resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

          Brinson Partners also serves as the investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc. - International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Account Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund.

          Pursuant to its investment advisory agreement with the Trust (the "Advisory Agreement"), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement.

          Investment decisions for the Fund are made by an investment management team of the Advisor. No member of the investment management team is primarily responsible for making recommendations for portfolio purchases or sales.

Administrative, Accounting, Transfer Agency and Custodian Services

          The Trust, on behalf of the Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which the MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Fund, including the coordination and monitoring of any third party service providers.

          Custody Services. MSTC provides custodian services for the securities and cash of the Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

          As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC" Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, transfer agency services to the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

          Pursuant to the CGFSC Agreement, CGFSC provides:

          (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

          (2) accounting and portfolio valuation services, including the daily calculation of the Fund's net asset value and the preparation of certain financial statements; and

          (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of the Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

          For its administrative, accounting, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets equity net assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any fund into any other fund sponsored or managed by the Advisor and assets of a fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

Independent Auditors

          Ernst & Young LLP, Chicago, Illinois, is the independent accounting and auditing firm which services the Trust.

Expenses

          The Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreement and organizational expenses. Such expenses may include, but are not limited to, legal expenses, audit fees, printing costs (e.g., cost of printing annual reports and semi-annual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of the Administrator and the expenses of obtaining quotations of portfolio securities and of pricing the Fund's shares. General expenses which are not associated directly with any particular portfolio within the Trust (e.g., insurance premiums, Trustees' fees, expenses of maintaining the Trust's legal existence and of Investors' meetings and fees and expenses of industry organizations) are allocated between the various series based upon their relative net assets.

          The Advisor has agreed to pay the amount, if any, by which the total operating expenses of the Fund for any fiscal year exceed 0.05% of the Fund's average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

Brokerage Allocation

          Because the Fund is exclusively composed of debt (rather than equity) securities, most of the Fund's investment portfolio transactions are effected with dealers without the payment of brokerage commissions, but at net prices which usually include a spread or a markup. In determining the brokers through whom, and other transaction costs at which, securities transactions for the Fund are to be executed, except as discussed below, the Advisor seeks to negotiate a combination of the most favorable execution and the best price obtainable on each transaction. Consequently, the Advisor selects brokers primarily on the basis of their execution capability and trading expertise. However, the direction of transactions to brokers may also be based on the quality and amount of the research and research-related services which they provide to the Advisor and indirectly to its clients. These services are of the type described in
Section 28(e) of the Securities Exchange Act of 1934, as amended, and are designed to augment the Advisor's own internal research and investment strategy capabilities. The Advisor may use this research information in managing the Fund's assets, as well as the assets of other clients.

          In the event that the Fund does purchase or sell certain equity securities, the Fund may pay commissions to brokers who are affiliated with the Advisor or the Fund. The Fund may also purchase securities in certain underwritten offerings for which an affiliate of the Advisor may act as an underwriter. The Fund may also effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Fund in accordance with procedures adopted by the Board.

Capital Stock and Other Securities

          The Trust was organized as a Delaware business trust on August 16, 1994. The Declaration of Trust permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust is offering shares of seventeen series: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX/(R)/ Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund.

          The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.


          Pursuant to the Investment Company Act, a control person possesses the ability to control the outcome of matters submitted for shareholder vote. As of July 15, 1998, Brinson Trust Company Collective Investment Trust for Pension and Profit Sharing Trusts - Global Securities Fund, Chicago, Illinois, was a control person of the Fund and the Trust, by nature of their shareholdings.

          Voting Rights and Investor Meetings. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust;
(vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

          The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Fund to communicate with other Investors to request an Investor meeting.

          As with any mutual fund, certain Investors of the Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in the Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

          Dividends and Distributions. The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of the Trust.

          Federal Taxes. The Fund intends to be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. By being treated as a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each Investor will be required to report separately on its own income tax return its distributive share of items of Fund income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI. The Fund will not be a "regulated investment company" for federal income tax purposes. For a more complete discussion of the federal income tax consequences of investing in the Fund, see "Tax Status" in Part B of this Registration Statement.

          Redemptions of Fund shares and the exchange of shares between two series, are taxable events and, accordingly, Investors may realize capital gains or losses on these transactions.

          Investor Inquiries. Investor inquiries should be addressed to the Trust, c/o Carolyn M. Burke, 209 South LaSalle Street, Chicago, Illinois 60604-1295, or an Investor may call 312-220-7100.

Purchase of Securities Being Offered

          Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by "accredited investors" within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this Prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors from the Fund at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $25,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

          At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund's investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund's net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund shall become the property of the Fund and must be delivered to the Fund by the

Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a gain or loss on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors' basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund's investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

          Net Asset Value. The net asset value is computed as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on days when such exchange is open. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding. Fund securities for which market quotations are available are priced at market value. Debt securities are priced at fair value by an independent pricing service using methods approved by the Trust's Board. Short-term investments having a maturity of less than 60 days are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. All other securities are valued at their fair value as determined in good faith and pursuant to a method approved by the Trust's Board. For a detailed description, see Item 19 in Part B.

          Exchanges of Shares. Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days' prior written notice to Investors.

          By exercising the telephone exchange privilege the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or the Administrator fails to employ this and other appropriate procedures, the Fund or the Administrator may be liable for any losses incurred.

          Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor's state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the Prospectus of the fund into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, CGFSC, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.

Redemption of Shares or Repurchase

          As stated above in "Purchase of Securities Being Offered," the Fund's shares are restricted securities which may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

          An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. The Fund normally sends redemption proceeds on the next business day, but, in any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor's bank may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

          If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

APPENDIX A

CORPORATE DEBT RATINGS

Moody's Investors Service, Inc. describes classifications of corporate bonds as follows:

          Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          Aa -- Bonds which are rated Aa are judged to be of high-quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

          A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          Baa -- Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

          B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

          Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

          Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

          C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note:  Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating
----
classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor's Ratings Group describes classifications of corporate bonds as follows:

     AAA -- This is the highest rating assigned by Standard & Poor's Rating Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

     AA -- Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances they differ from the AAA issues only in small degree.

     A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

     BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

     BB -- Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

     B -- Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

     CCC -- Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

     CC -- The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

     C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

     CI -- The rating CI is reserved for income bonds on which no interest is being paid.

     D -- Debt rated D is in default, or is expected to default upon maturity or payment date.

     Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                          BRINSON RELATIONSHIP FUNDS

                                    PART B

                     STATEMENT OF ADDITIONAL INFORMATION


                              JULY 31, 1998

ITEM 10.        COVER PAGE.

        Brinson Relationship Funds (the "Trust"), a Delaware business trust established on August 16, 1994, is a no-load, open-end management investment company which currently offers shares of seventeen separate and distinct series representing separate portfolios of investments, each with its own investment objective (individually referred to as a "Fund" and collectively referred to as the "Funds") and each of which is non-diversified (with the exception of the Brinson U.S. Cash Management Prime Fund, which is diversified) as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The seventeen current Funds are: the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Fund, the Brinson Short-Term Fund, the Brinson U.S. Cash Management Prime Fund, the Brinson High Yield Fund and the Brinson Emerging Markets Debt Fund. Information concerning the Funds is included in the separate Part A of this Registration Statement (each, a "Part A" and collectively, the "Parts A") dated July 31, 1998.

        This Statement of Additional Information is not a prospectus and should be read in conjunction with the Trust's current Parts A relating to the Funds dated July 31, 1998. Much of the information contained herein expands upon subjects discussed in the Parts A. No investment in shares of the Funds should be made without first reading the applicable Part A. A copy of each Part A may be obtained without charge from the Trust at 209 South LaSalle Street, Chicago, IL 60604-1295, or by calling the Trust at 312-220-7100.

        All terms used in this Part B and not otherwise defined herein have the meanings assigned to them in the Parts A.

ITEM 11.        TABLE OF CONTENTS.

Item 12.        General Information and History                         B-2
Item 13.        Investment Objective and Policies                       B-2
Item 14.        Management of the Trust                                 B-12
Item 15.        Control Persons and Principal Holders of Securities     B-15
Item 16.        Investment Advisory and Other Services                  B-20
Item 17.        Brokerage Allocation and Other Practices                B-23
Item 18.        Capital Stock and Other Securities                      B-25
Item 19.        Purchase, Redemption and Pricing of Securities
                Being Offered                                           B-25
Item 20.        Tax Status                                              B-28
Item 21.        Underwriters                                            B-36
Item 22.        Calculation of Performance Data                         B-36
Item 23.        Financial Statements                                    B-38
                Appendix A - Investment Practices                       B-39

ITEM 12.        GENERAL INFORMATION AND HISTORY.

        Not applicable.

ITEM 13.        INVESTMENT OBJECTIVE AND POLICIES.

        INVESTMENT VEHICLES AVAILABLE TO THE FUNDS

        The following disclosure supplements disclosure contained in the applicable Parts A relating to the Funds:

HIGH YIELD/HIGHER RISK DEBT SECURITIES

        As set forth in the Parts A, certain Funds may invest, to varying extents, a portion of their net assets in convertible and other debt securities rated below "Baa" by Moody's Investors Service, Inc. ("Moody's") or "BBB" by Standard & Poor's Ratings Group ("S&P") or, if unrated, securities that are deemed to be of comparable quality by the Funds' investment advisor, Brinson Partners, Inc. ("Brinson Partners" or the "Advisor") (referred to herein as "low-grade securities"). Ratings represent S&P's and Moody's respective opinions as to the quality of the debt securities they undertake to rate. However, the ratings are general and are not absolute standards of quality. Low-grade securities that are classified as non-investment-grade securities are commonly referred to as "junk bonds." These securities are considered to be of poor standing and predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the debt securities and involve major risk exposure to adverse conditions. Such securities are subject to a substantial degree of credit risk. Low-grade securities held by the Funds may be issued as a consequence of corporate restructurings, such as leveraged buy-outs, mergers, acquisitions, debt recapitalizations or similar events. Also, low-grade securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

        Low-grade securities generally offer a higher current yield than that available from higher grade securities, but involve greater risk. In the past, the high yields from low-grade securities have more than compensated for the higher default rates on such securities. However, there can be no assurance that the Funds will be protected from widespread bond defaults brought about by a sustained economic downturn, or that yields will continue to offset default rates on low-grade securities in the future. Issuers of these securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by the issuer is significantly greater for the holders of low-grade securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. Past economic recessions have resulted in default levels with respect to such securities in excess of historic averages.

        The value of low-grade securities will be influenced not only by changing interest rates, but also by the bond market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, low-grade securities may decline in market value due to investors' heightened concern over credit quality, regardless of prevailing interest rates.

        Especially at such times, trading in the secondary market for low-grade securities may become thin and market liquidity may be significantly reduced. Even under normal conditions, the market for low-grade securities may be less liquid than the market for investment grade corporate bonds. There are fewer securities dealers in the high yield market and purchasers of low-grade securities are concentrated among a smaller group of securities dealers and institutional investors.

        In periods of reduced secondary market liquidity, low-grade securities prices may become more volatile and the Funds' ability to dispose of particular issues when necessary to meet the Funds' liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer may be adversely affected.

        Low-grade securities frequently have call or redemption features which would permit an issuer to repurchase the security from the Funds. If a call were exercised by the issuer during a period of declining interest rates, the Funds likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Funds.

        Besides credit and liquidity concerns, prices for low-grade securities may be affected by legislative and regulatory developments. For example, from time to time, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers or mergers. Such legislation may significantly depress the prices of outstanding low-grade securities. A description of various bond ratings appears in Appendix A of the applicable Parts A.

BANK INSTRUMENTS

        Bank instruments in which the Funds may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or branches of a bank.

ZERO COUPON AND DELAYED INTEREST SECURITIES

        Certain Funds may invest in zero coupon or delayed interest securities which pay no cash income until maturity or a specified date when the securities begin paying current interest (the "cash payment date") and are sold at substantial discounts from their value at maturity. When held to maturity, their entire income, which consists of accretion of discount, comes from the difference between the purchase price and value at maturity. The discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon and delayed interest securities are generally more volatile and more likely to respond to changes in interest rates than the market prices of securities having similar maturities and credit quality that pay interest periodically. Current federal income tax law requires that a holder of a zero coupon security report as income each year the portion of the original issue discount on such security (other than tax-exempt original issue discount from a zero coupon security) that accrues that year, even though the holder receives no cash payments of interest during the year.

        Zero coupon convertible securities offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follow the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks as they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

        Zero coupon securities include securities issued directly by the U.S. Treasury, and unmatured interest coupons and receipts for underlying principal ("coupons") of U.S. Treasury securities, which have been separated by their holder, typically a custodian bank or investment brokerage firm. A holder will separate the interest coupons from the underlying principal (the "corpus") of the U.S. Treasury security. A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and Certificate of Accrual on Treasuries ("CATs"). The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. The staff of the United States Securities and Exchange Commission (the "Commission") does not consider such privately stripped obligations to be U.S. government securities, as defined in the Investment Company Act.

        The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and corpus payments on U.S. Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the U.S. Treasury is known as "Separate Trading of Registered Interest and Principal of Securities" or "STRIPS." Under the STRIPS program, a Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

        When U.S. Treasury securities have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest
(cash) payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold in such bundled form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the U.S. Treasury sells itself. These stripped securities are also treated as zero coupon securities with original issue discount for federal tax purposes.

MORTGAGE-BACKED SECURITIES AND MORTGAGE PASS-THROUGH SECURITIES

        Certain Funds may invest in mortgage-backed securities, which are interests in pools of mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations as further described below. The Funds may also invest in debt securities which are secured with collateral consisting of mortgage-backed securities (see "Collateralized Mortgage Obligations") and in other types of mortgage-related securities.

        The timely payment of principal and interest on mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA") is backed by GNMA and the full faith and credit of the U.S. government. These guarantees, however, do not apply to the market value of the Funds' shares. Also, securities issued by GNMA and other mortgage-backed securities may be purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and would be lost if prepayment occurs.

        Mortgage-backed securities issued by U.S. government agencies or instrumentalities other than GNMA are not "full faith and credit" obligations. Certain obligations, such as those issued by the Federal Home Loan Mortgage Corporation ("FHLMC") are supported by the issuer's right to borrow from the U.S. Treasury; while others such as those issued by Fannie Mae ("FNMA", formerly known as the Federal National Mortgage Association), are supported only by the credit of the issuer. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments.

        Unscheduled or early payments on the underlying mortgage may shorten the securities' effective maturities and reduce returns. The Funds may agree to purchase or sell these securities with payment and delivery taking place at a future date. A decline in interest rates may lead to a faster rate of repayment of the underlying mortgages and expose the Funds to a lower rate of return upon reinvestment. To the extent that such mortgage-backed securities are held by the Funds, the prepayment right of mortgagors may limit the increase in net asset value of a Fund, because the value of the mortgage-backed securities held by the Fund may not appreciate as rapidly as the price of noncallable debt securities.

        COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS") AND REAL ESTATE MORTGAGE INVESTMENT CONDUITS ("REMICS"). Certain Funds may invest in CMOs and REMICs. A CMO is a debt security on which interest and prepaid principal are paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

        CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payments of principal received from the pool of underlying mortgages, including prepayments, are first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

        REMICs are similar to CMOs in that they issue multiple classes of securities. Most, if not all, newly issued debt securities backed by pools of real estate mortgages will be issued as regular and residual interests in REMICs because as of January 1, 1992, new CMOs which do not make REMIC elections will be treated as "taxable mortgage pools," a wholly undesirable tax result. Under certain transition rules, CMOs in existence on December 31, 1991 are unaffected by this change. The Funds will purchase only regular interests in REMICs. REMIC regular interests are treated as debt of the REMIC and income/discount thereon must be accounted for on the "catch-up method," using a reasonable prepayment assumption under the original issue discount rules of the Internal Revenue Code of 1986, as amended (the "Code").

        OTHER MORTGAGE-BACKED SECURITIES. Certain Funds may invest in other mortgage securities. The Advisor expects that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above. The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages. As new types of mortgage-related securities are developed and offered to investors, the Advisor will, consistent with each Fund's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities. The Advisor will not purchase any such other mortgage-backed securities until the applicable Fund's Part A and this Part B have been supplemented.


ASSET-BACKED SECURITIES

        Certain Funds may invest a portion of their assets in debt obligations known as "asset-backed securities." The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit support provided to the securities. The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors. As a result, the yield on any asset-backed security is difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity. Asset-backed securities may be classified as "pass through certificates" or "collateralized obligations." Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

        Due to the shorter maturity of the collateral backing such securities, there is less of a risk of substantial prepayment than with mortgage-backed securities. Such asset-backed securities do, however, involve certain risks not associated with mortgage-backed securities, including the risk that security interests cannot adequately or in many cases, ever, be established.

        Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments of the securities and pay any servicing or other fees). The degree of credit support provided for each issuance of asset-backed securities is generally based on historical credit information about the degree of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in such issuance of asset-backed securities.

WHEN-ISSUED SECURITIES

        Certain Funds
may purchase securities offered on a "when-issued" or "forward delivery" basis. When so offered, the price, which is generally expressed in yield terms, is fixed at the time the commitment to purchase is made, but delivery and payment for the when-issued or forward delivery securities take place at a later date. A Fund does not earn interest on such securities it has committed to purchase until they are paid for and delivered on the settlement date. While when-issued or forward delivery securities may be sold prior to the settlement date, it is intended that the Funds will commit to purchase such securities with the purpose of actually acquiring them unless a sale appears desirable for investment reasons. At the time a Fund makes the commitment to purchase a security on a when-issued or forward delivery basis, it will record the transaction and reflect the value of the security in determining its net asset value. The market value of when-issued or forward delivery securities may be more or less than the purchase price. The Advisor does not believe that a Fund's net asset value or income will be adversely affected by its purchase of securities on a when-issued or forward delivery basis. Each Fund will segregate in accordance with the Commission positions cash, U.S. government securities or other liquid assets equal in value to the Fund's commitments for when-issued or forward delivery securities.

CONVERTIBLE SECURITIES

        Certain Funds may, to varying degrees, invest in convertible securities. Convertible securities are fixed income securities (i.e., a bond or preferred stock) which may be exchanged for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time. The provisions of any convertible security determine its seniority in a company's capital structure. In the case of subordinated convertible debentures, the holder's claims on the company's assets and earnings are subordinated to the claims of other creditors and are senior to the claims of preferred and common shareholders. In the case of preferred stock and convertible preferred stock, the holder's claims on the company's assets and earnings are subordinated to the claims of all creditors but are senior to the claims of common shareholders. While providing a fixed income (generally higher in yield than the income derivable from common stock but lower than the income afforded by a similar non-convertible security) a convertible security enables the investor also to participate in capital appreciation should the market price of the underlying common stock rise.

REPURCHASE AGREEMENTS

        Each Fund may enter into repurchase agreements. When a Fund enters into a repurchase agreement, it purchases securities from a bank or broker-dealer which simultaneously agrees to repurchase the securities at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement.

        As a result, a repurchase agreement provides a fixed rate of return insulated from market fluctuations during the term of the agreement. The term of a repurchase agreement generally is short, possibly overnight or for a few days, although it may extend over a number of months (up to one year) from the date of delivery. Repurchase agreements will be fully collateralized and the collateral will be marked-to-market daily. A Fund may not enter into a repurchase agreement having more than seven days remaining to maturity if, as a result, such agreement, together with any other securities which are not readily marketable (illiquid securities), would exceed 15% of the value of the net assets of such Fund (or that would exceed 10% of the value of the net assets of the Brinson U.S. Cash Management Prime Fund).

        In the event of bankruptcy or other default by the seller of the security under a repurchase agreement, a Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In such event, instead of the contractual fixed rate of return, the rate of return to a Fund would be dependent upon intervening fluctuations of the market value of, and the accrued interest on, the underlying security. Although a Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform, the ability of a Fund to recover damages from a seller in bankruptcy or otherwise in default would be reduced.

REVERSE REPURCHASE AGREEMENTS

        Each Fund may enter into reverse repurchase agreements. Reverse repurchase agreements involve sales of portfolio securities of a Fund to member banks of the Federal Reserve System or securities dealers believed creditworthy, concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price which is generally equal to the original sales price plus interest. The Funds retain record ownership and the right to receive interest and principal payments on the portfolio security involved. In connection with each reverse repurchase transaction, cash, U.S. government securities or other liquid assets will be segregated in accordance with Commission positions in an amount equal to the repurchase price. Reverse repurchase agreements have the same risk characteristics as borrowing transactions of a Fund.

FOREIGN AND EMERGING MARKET INVESTMENTS

        Certain Funds may invest in securities of foreign issuers that are not publicly traded in the United States, and of governmental and supranational entities (entities established or financially supported by national governments of two or more countries to promote reconstruction or development).

        RISKS OF INVESTING IN FOREIGN SECURITIES. Investors should recognize that investing in foreign issuers involves certain considerations, including those set forth in the Funds' Parts A, that are not typically associated with investing in U.S. issuers. Since the securities of foreign issuers are frequently denominated in foreign currencies, and since the Funds may temporarily hold uninvested reserves in bank deposits in foreign currencies, the Funds will be affected favorably or unfavorably by changes in currency rates and in exchange control regulations and may incur costs in connection with conversions between various currencies. The investment policies of the Funds permit them to enter into forward foreign currency exchange contracts, futures, options or swaps in order to hedge or enhance portfolio holdings and commitments against changes in currency rates.

        In the past, there has been and there may be again, an interest equalization tax levied by the United States in connection with the purchase of foreign securities such as those purchased by the Funds. Payment of such interest equalization tax, if imposed, would reduce the Funds' rates of return on investment. Dividends paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on such investments as compared to dividends paid to the Funds by U.S. issuers. Special rules govern the federal income tax treatment of certain transactions denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S. dollar. The types of transactions covered by the special rules generally include the following: (i) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury Regulations, preferred stock); (ii) the accruing of certain trade receivables and payables; and (iii) the entering into or acquisition of any forward contract, futures contract and similar financial instruments other than any "regulated futures contract" or "non-equity option" which would be marked-to-market under the rules of Section 1256 of the Code if held at the end of the tax year.

        The disposition of a currency other than the U.S. dollar by a U.S. taxpayer is also treated as a transaction subject to the special currency rules. Foreign currency-related regulated futures contracts and non-equity options, however, are generally not subject to these special currency rules. If subject to such rules, the non-U.S. dollar denominated investments and foreign currency contracts are or would be treated as sold for their fair market value at year-end under the marked-to-market rules applicable to other futures contracts, unless an election is made to have such currency rules apply. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and is normally taxable gain or loss. A taxpayer may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts and options that are capital assets in the hands of the taxpayer and which are not part of a straddle. Certain transactions subject to the special currency rules that are part of a "section 988 hedging transaction" (as defined in the Code and the Treasury Regulations) will be integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. The income tax effects of integrating and treating a transaction as a single transaction are generally to create a synthetic debt instrument that is subject to the original discount provisions. It is anticipated that some of the non-U.S. dollar denominated investments and foreign currency contracts the Funds may make or enter into will be subject to the special currency rules described above.

        RISKS OF INVESTING IN EMERGING MARKETS. The ability of a foreign government or government-related issuer to make timely and ultimate payments on its external debt obligations will be strongly influenced by the issuer's balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its exports in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected. If a foreign government or government-related issuer cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, and multilateral organizations, and inflows of foreign investment. The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government's implementation of economic reforms and/or economic performance and the timely service of its obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may curtail the willingness of such third parties to lend funds, which may further impair the issuer's ability or willingness to service its debts in a timely manner. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign exchange. Currency devaluations may affect the ability of a governmental issuer to obtain sufficient foreign exchange to service its external debt.

        As a result of the foregoing, a governmental issuer may default on its obligations. If such a default occurs, a Fund may have limited effective legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting country itself, and the ability of the holder of foreign government and government-related debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign government and government-related debt obligations in the event of default under their commercial bank loan agreements.

BORROWING

        All Funds are authorized to borrow money from time to time as a temporary measure for extraordinary purposes or to facilitate redemptions in amounts up to 33 1/3% of the value of each Fund's total assets. The use of borrowing by a Fund involves special risk considerations that may not be associated with other portfolios having similar objectives. Since substantially all the assets of the Funds fluctuate in value while the interest obligations remain fixed, an increase or decrease of the asset value per share of a Fund will be greater than would be the case if the Fund did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, a Fund might have to sell portfolio securities in order to meet interest or principal payments, or to satisfy restrictions on borrowings, at a time when investment considerations would otherwise not favor such sales.

LOANS OF PORTFOLIO SECURITIES

        All Funds may lend portfolio securities to broker-dealers and financial institutions provided the following conditions are satisfied: (1) the loan is secured continuously by collateral in the form of cash or U.S. government securities marked-to-market daily and maintained in an amount at least equal to the current market value of the loaned securities; (2) after giving notice the applicable Fund may call the loan and receive the securities loaned; (3) the applicable Fund will receive any interest or dividends paid on the loaned securities; (4) the aggregate market value of securities loaned by the applicable Fund will not at any time exceed 33 1/3% of the total assets of such Fund; and (5) the Fund must pay only reasonable custodian fees in connection with the loan.

        Collateral will consist of cash and U.S. government securities. Loans of securities involve a risk that the borrower may fail to return the loaned securities or may fail to maintain the proper amount of collateral. Therefore, a Fund will enter into portfolio securities loans only after a review of all pertinent facts by the Advisor and the lending agent, subject to the overall supervision by the Board of Trustees of the Trust (the "Board"). Such reviews will be monitored on an ongoing basis. In addition, the lending agent is obligated to replace the loaned securities with a like amount of securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. Creditworthiness of the borrower will be monitored on an ongoing basis by the Advisor or the lending agent, as discussed in Part A.

ILLIQUID SECURITIES

        The Funds may invest in securities that are exempt under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") from the registration requirements of the Securities Act. Securities purchased under Rule 144A are traded among qualified institutional buyers.

        Investing in securities under Rule 144A could have the effect of increasing the levels of the Funds' illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities. After the purchase of a security under Rule 144A, however, the Board and the Advisor will continue to monitor the liquidity of that security to ensure that the Funds have no more than 15% of their net assets invested in illiquid securities.


        The Funds will limit investments in securities of issuers which the Funds are restricted from selling to the public without registration under the Securities Act ("Restricted Securities") to no more than 15% of each Fund's net assets (and no more than 10% of the Brinson U.S. Cash Management Prime Fund's net assets), excluding Restricted Securities eligible for resale pursuant to Rule 144A that have been determined to be liquid by the Board.

OTHER INVESTMENT VEHICLES AVAILABLE TO THE FUNDS

        The Board may, in the future, authorize a Fund to invest in securities other than those listed in Parts A or Part B of this Registration Statement, provided such investment would be consistent with the applicable Fund's investment objective and would not violate any fundamental investment policies or restrictions applicable to such Fund. The investment policies described above, except for the discussion of percentage limitations with respect to portfolio lending transactions and borrowing, are not fundamental and may be changed by the Board without the approval of the Investors.

INVESTMENT PRACTICES AVAILABLE TO THE FUNDS

        Certain Funds may buy and sell put and call options and may attempt to manage the overall risk of portfolio investments through hedging strategies, enhance income, or replicate a fixed income return by using swaps, options, futures contracts and forward currency contracts. Hedging strategies may also be used in an attempt to manage the Funds' average durations, foreign currency exposures and other risks of the Funds' investments which can affect fluctuations in the Funds' net asset values. The Funds intend to use such investment practices at the discretion of the Advisor. A detailed discussion of these various investment practices, the limitations on the portion of the Funds' assets that may be used in connection with these investment practices and the risks associated with such investment practices are described in the Funds' Parts A and Appendix A of this Part B.

        LIMITATIONS ON FUTURES AND OPTIONS TRANSACTIONS. The Trust has filed a notice of eligibility for exclusion from the definition of "commodity pool operator" within the meaning provided in the Commodity Exchange Act and regulations promulgated thereunder by the Commodity Futures Trading Commission and the National Futures Association, which regulate trading in the futures markets. The Funds intend to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits, in non-hedging situations, the extent to which the Funds can commit assets to initial margin deposits and options premiums.

INVESTMENT RESTRICTIONS OF THE FUNDS

        Each Fund is subject to the investment restrictions set forth below adopted by the Board, which constitute fundamental policies and may not be changed, as to a Fund, without the approval of a majority of the outstanding voting shares of the Fund. As used in this Part B, a vote of "a majority of the outstanding voting shares" of the Trust or a series of the Trust means the affirmative vote of the lesser of: (i) more than 50% of the outstanding shares of the Trust or series, or (ii) 67% of the shares of the Trust or series present at a meeting at which more than 50% of the outstanding shares of the Trust or series are represented in person or by proxy. Unless otherwise indicated, all percentage limitations listed below apply to the Funds and apply only at the time of the transaction. Accordingly, if a percentage restriction is adhered to at the time of investment, a later increase or decrease in the percentage which results from a relative change in values or from a change in a Fund's total assets will not be considered a violation.

        Except as set forth in the Parts A or below in this Part B, a Fund may not:

        (i) Invest in real estate or interests in real estate (provided that this will not prevent a Fund from investing in publicly-held real estate investment trusts or marketable securities of companies which may represent indirect interests in real estate), interests in oil, gas and/or mineral exploration or development programs or leases;

        (ii) Purchase or sell commodities or commodity contracts, except each Fund may enter into futures contracts and options thereon in accordance with this Registration Statement and may engage in forward foreign currency contracts and swaps;

        (iii) Make investments in securities for the purpose of exercising control over or management of the issuer;

        (iv) Sell securities short, except "short sales against the box" or purchase securities on margin, and also except such short-term credits as are necessary for the clearance of transactions. For this purpose, the deposit or payment by a Fund for initial or maintenance margin in connection with futures contracts is not considered to be the purchase or sale of a security on margin;

        (v)     Make loans, except that this restriction shall not prohibit:
                (a) the purchase and holding of a portion of an issue of publicly distributed or privately placed debt securities; (b) the lending of portfolio securities; or (c) entry into repurchase agreements with banks or broker-dealers;

        (vi) Borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions and in no event in excess of 33 1/3% of the value of its total assets.
                All borrowings will be from a bank and to the extent that such borrowing exceeds 5% of the value of a Fund's assets, asset coverage of at least 300% is required. Except for Brinson U.S. Large Capitalization Value Equity Fund, Brinson Global Bond Fund and Brinson Short-Term Fund, a Fund will not purchase securities while borrowings exceed 5% of that Fund's total assets;

        (vii) Issue senior securities as defined in the Investment Company Act except that this restriction will not prevent the Funds from entering into repurchase agreements or reverse repurchase agreements, borrowing money in accordance with restriction
                (vi) above or purchasing when-issued, delayed delivery or similar securities;

        (viii) Purchase the securities of issuers conducting their principal business activities in the same industry (other than obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities or by foreign governments or their political subdivisions, or by supranational organizations) if immediately after such purchase the value of a Fund's investments in such industry would exceed 25% of the value of the total assets of the Fund;

        (ix) Act as an underwriter of securities issued by other persons, except that, in connection with the disposition of a security, a Fund may technically be deemed to be an "underwriter" as that term is defined in the Securities Act, in selling a portfolio security; and

        (x) Invest in securities of any open-end or closed-end investment company, except in accordance with the Investment Company Act or any exemptive order therefrom obtained from the Commission which permits investment by a Fund in other funds or other investment companies or series thereof advised by the Advisor, and also may invest in the securities of closed-end investment companies at customary brokerage commission rates.

ITEM 14.        MANAGEMENT OF THE TRUST.

        The Board has the responsibility for the overall management of the Trust, including general supervision and review of its investment activities. The Trustees elect the officers of the Trust who are responsible for administering the day-to-day operations of the Trust and the Funds. The affiliations of the Trustees and officers and their principal occupations for the past five years are listed below. There are no Trustees who are deemed to be "interested persons" as defined in the Investment Company Act.

                                       Position(s)
                                       Held with    Principal Occupation(s)
Name & Address                   Age   Registrant   During Past 5 Years
--------------                   ---   -----------  -----------------------

Walter E. Auch                   77    Trustee      Retired; prior thereto,
6001 N. 62nd Place                                  Chairman and CEO of the
Paradise Valley, AZ 85253                           Chicago Board Options
                                                    Exchange, 1979-1986;
                                                    Trustee, The Brinson Funds
                                                    since 1994; Present
                                                    Director of the following
                                                    companies: Thomsen Asset
                                                    Management Corp. (NYSE),
                                                    Geotek Industries, Inc.
                                                    (NASD), Smith Barney VIP
                                                    Fund, SB Advisors Fund, SB
                                                    TRAK Fund, Banyan Realty
                                                    Trust (NASD), Banyan Land
                                                    Fund II (NASD), Banyan
                                                    Mortgage Investment Fund
                                                    (NYSE), Express America
                                                    Holdings Corp. (NASD), and
                                                    Nicholas Applegate, Legend
                                                    Properties, Inc. Prior
                                                    Director, Fort Dearborn
                                                    Income Securities, Inc.
                                                    (NYSE).

Frank K. Reilly                  62    Trustee      Professor, University of
College of Business                    and          Notre Dame since 1982;
Administration                         Chairman     Trustee, The Brinson Funds
University of Notre Dame                            since 1992; Trustee,
Notre Dame, IN 46556-0399                           Brinson Trust Company
                                                    1992-1993; Director,
                                                    Discover Receivables
                                                    Financing Corp., Discover
                                                    Receivables Financing
                                                    Group and SCFC Receivables
                                                    Financing Corp.
                                                    (wholly-owned subsidiaries
                                                    of Sears Roebuck & Co.)
                                                    since 1991; Director, Fort
                                                    Dearborn Income
                                                    Securities, Inc. since
                                                    1993; Director, Greenwood
                                                    Trust Company since 1993;
                                                    Director, Dean Witter
                                                    Trust, FSB, since 1996.

Edward M. Roob                   63    Trustee      Retired; prior thereto,
841 Woodbine Lane                                   Senior Vice President,
Northbrook, IL  60062                               Daiwa Securities America,
                                                    Inc. (1986-1993); Trustee,
                                                    The Brinson Funds since
                                                    1995; Director, Fort
                                                    Dearborn Income
                                                    Securities, Inc. since
                                                    1993; Director, Brinson
                                                    Trust Company since 1993;
                                                    Committee Member, Chicago
                                                    Stock Exchange since 1993;
                                                    Member, Board of Governors
                                                    Chicago Stock Exchange
                                                    (1987-1991).

E. Thomas McFarlan               54    President    Managing Partner and
209 South LaSalle Street                            Director, Brinson Partners,
Chicago, IL  60604                                  Inc. since 1991; prior
                                                    thereto Executive
                                                    Vice-President of
                                                    Washington Mutual Savings
                                                    Bank; President and
                                                    Trustee, The Brinson Funds
                                                    since 1992; Treasurer and
                                                    Principal Accounting
                                                    Officer, The Brinson Funds
                                                    from 1995-1997; President
                                                    and Trustee, Brinson Trust
                                                    Company since 1991.

                                       Position(s)
                                       Held with    Principal Occupation(s)
Name & Address                   Age   Registrant   During Past 5 Years
--------------                   ---   -----------  -----------------------
Thomas J. Digenan                34    Vice         Partner, Brinson Partners,
209 South LaSalle Street               President    Inc. since 1993; prior
Chicago, IL  60604                                  thereto Senior Manager,
                                                    KPMG Peat Marwick; Vice
                                                    President, The Brinson
                                                    Funds, since 1997;
                                                    Assistant Treasurer, The
                                                    Brinson Funds from
                                                    1995-1997; Assistant
                                                    Secretary, The Brinson
                                                    Funds 1993-1995.

Debra L. Nichols                 32    Vice         Partner, Brinson Partners,
209 South LaSalle Street               President    Inc. since January 1995;
Chicago, IL  60604                                  Associate since 1991;
                                                    prior thereto, private
                                                    investor; Vice-President,
                                                    The Brinson Funds, since
                                                    1997; Secretary, The
                                                    Brinson Funds,  1997;
                                                    Assistant Secretary, The
                                                    Brinson Funds from
                                                    1992-1997.

Carolyn M. Burke                 31    Secretary    Partner, Brinson Partners,
209 South LaSalle Street               and          Inc. since 1997; prior
Chicago, IL 60604                      Treasurer    thereto, Associate,
                                                    Brinson Partners from
                                                    1995-1997; Financial
                                                    Analyst, Van Kampen
                                                    American Capital
                                                    Investment Advisory Corp.
                                                    1992-1995; Senior
                                                    Accountant, KPMG Peat
                                                    Marwick 1989-1992;
                                                    Secretary, The Brinson
                                                    Funds, since 1997;
                                                    Treasurer, The Brinson
                                                    Funds, since 1997;
                                                    Assistant Secretary, The
                                                    Brinson Funds from
                                                    1995-1997.

Catherine E. Macrae              41    Assistant    Partner, Brinson Partners,
209 South LaSalle Street               Secretary    Inc. since January 1996;
Chicago, IL 60604                                   Assistant Secretary, The
                                                    Brinson Funds, since 1997;
                                                    Associate, Brinson
                                                    Partners, Inc. since 1992;
                                                    prior thereto, Economic
                                                    Analyst, Chicago
                                                    Mercantile Exchange.

                              COMPENSATION TABLE

                           Aggregate               Pension or          Total
                           Compensation            Retirement          Compensation
                           From Trust for          Benefits Accrued    From Trust and
                           Fiscal Year ended       As Part of Fund     Fund Complex
Name and Position Held     December 31, 1997(1)    Expenses            Paid to Trustees
----------------------     --------------------    ----------------    ----------------
Walter E. Auch, Trustee    $13,800                 N/A                 $28,200

Frank K. Reilly, Trustee   $13,800                 N/A                 $40,950

Edward M. Roob, Trustee    $13,800                 N/A                 $40,950

(1) This amount represents the aggregate amount of compensation paid to the Trustees for: (a) service on the Board for the Trust's fiscal year ended December 31, 1997; and (b) service on the Board of Directors/Trustees of two other investment companies managed by Brinson Partners, Inc. for the calendar year ending December 31, 1997.

        The amount of the Trust's shares owned by the Trust's Trustees and officers is less than 1% of the Trust's issued and outstanding shares. No officer or Trustee of the Trust who is also an officer or employee of the Advisor receives any compensation from the Funds for services to the Funds. The Trust pays each Trustee who is not affiliated with Brinson Partners a fee of $6,000 per year, plus $300 per Fund per meeting and reimburses each Trustee and officer for out-of-pocket expenses in connection with travel to and from and attendance at Board meetings.

        Each of the Trustees sits on the Trust's Audit Committee, which has the responsibility, among other things, to (i) recommend the selection of the Funds' independent auditors; (ii) review and approve the scope of the independent auditors' audit activity; (iii) review the financial statements which are the subject of the independent auditors' certification; and (iv) review with such independent auditors the adequacy of the Funds' basic accounting system and the effectiveness of the Funds' internal accounting controls. There is no separate Nominating or Investment Committee. Items pertaining to these Committees are submitted to the full Board.

ITEM 15.        CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

        As of July 15, 1998, the officers and Trustees, individually and as a group, owned beneficially less than 1% of each of the Brinson Global Securities Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson Post-Venture Fund, the Brinson EXDEX(R) Fund, the Brinson Non-U.S. Equity Fund, the Brinson Emerging Markets Equity Fund, the Brinson Bond Plus Fund, the Brinson U.S. Bond Fund, the Brinson U.S. Short/Intermediate Fixed Income Bond Fund, the Brinson High Yield Fund, the Brinson Emerging Markets Debt Fund and the Brinson U.S. Cash Management Prime Fund.

        As of July 15, 1998, the following persons owned of record or beneficially more than 5% of the outstanding voting shares of each of the Funds listed below. (The Funds not listed below either had not commenced operations as of such date or there was no person who owned of record or beneficially more that 5% of the Fund's outstanding voting shares.)


BRINSON GLOBAL SECURITIES FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------
*       Brinson Trust Company Collective                            78.56%
        Investment Trust for Pension &
        Profit Sharing Trusts - Global Securities Fund
        Chicago, IL

        Washington State University                                  6.70%
        Pullman, WA

BRINSON U.S. EQUITY FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

        Town of West Hartford                                       47.21%
        Pension Plan
        West Hartford, CT

*       Mary Hitchcock Memorial Hospital                            28.43%
        Endowment Account
        Lebanon, NH

        Mount St. Mary's College                                    12.92%
        Los Angeles, CA

        Nebraska Methodist Health System, Inc.                       6.94%
        Omaha, NE

BRINSON POST-VENTURE FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

*       Brinson Trust Company Collective                            64.89%
        Investment Trust for Pension &
        Profit Sharing Trusts - US Equity Fund
        Chicago, IL

        Brinson Trust Company Collective                            13.68%
        Investment Trust for Pension &
        Profit Sharing Trusts - Post-Venture Fund
        Chicago, IL

        Brinson Relationship Funds                                   6.75%
        Pooled Funds Operations
        Chicago, IL


        Pension Fund of Swiss Bank Corp.                             6.12%
        Basel, Switzerland

BRINSON HIGH YIELD FUND

Name & Address of Beneficial and Record Owners  Percentage

*       Brinson Trust Company Collective                            37.80%
        Investment Trust for Pension &
        Profit Sharing Trusts - U.S. High Yield Fund
        Chicago, IL

        Brinson Relationship Funds                                  18.75%
        Pooled Funds Operations
        Chicago, IL

        Brinson Trust Company Collective Investment Trust           13.32%
        For Pension & Profit Sharing Trusts -MAP Fund
        Chicago, IL

        Brinson Relationship Funds                                   9.02%
        Pooled Funds Operations
        Chicago, IL

        Employees' Retirement System                                 7.57%
        Honolulu, HI

        New Cora Limited                                             6.16%
        c/o SBC Brinson Limited
        London, England

BRINSON EMERGING MARKETS EQUITY FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

*       Brinson Trust Company Collective                            26.78%
        Investment Trust for Pension &
        Profit Sharing Trusts - Brinson Emerging
        Markets Equity Fund
        Chicago, IL

        U.S. West Pension Trust, Brinson Partners                   15.32%
        International Equity Account
        Englewood, CO

        Brinson Relationship Funds                                  11.61%
        Pooled Funds Operations
        Chicago, IL

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

        Brinson Trust Company Collective                             9.80%
        Investment Trust for Pension & Profit Sharing
        Trusts - MAP Fund
        Chicago, IL

        Brinson Relationship Funds                                   5.87%
        Pooled Funds Operations
        Chicago, IL

        First Chicago Corp. Pension Trust                            5.41%
        FBO Employee Benefit Trust Admin.
        Wheaton, IL

BRINSON EMERGING MARKETS DEBT FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

        Brinson Relationship Funds                                  14.49%
        Pooled Funds Operations
        Chicago, IL

        The Northern Trust Company Trustees                         12.02%
        FBO Gannett Company Inc.
        Master Retirement Plan
        Chicago, IL

        First Chicago Corp. Pension Trust                           11.40%
        FBO Employee Benefit Trusts Admin.
        Wheaton, IL

        Brinson Trust Company Collective                            11.00%
        Investment Trust for Pension &
        Profit Sharing Trusts - MAP Fund
        Chicago, IL

        Brinson Trust Company Collective                             9.16%
        Investment Trust For Pension &
        Profit Sharing Trusts - Brinson Emerging
        Markets Bond Fund
        Chicago, IL

        State of Wisconsin                                           8.04%
        Investment Board
        Madison, WI

        Brinson Relationship Funds                                   7.75%
        Pooled Funds Operations
        Chicago, IL

        New Cora Limited                                             5.15%
        c/o  SBC Brinson Limited
        London, England

BRINSON U.S. CASH MANAGEMENT PRIME FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

        BTC U.S. Cash Management Prime Fund                         90.81%
        Brinson Partners, Inc.
        Chicago, IL

        Medical Centre Insurance Company Ltd.                        9.18%
        Hamilton 5

U.S. LARGE CAPITALIZATION VALUE EQUITY FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

        BTC U.S. Large Capitalization Value Equity Fund             99.99%
        Chicago, IL

NON-U.S. EQUITY FUND

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

        Board of Regents of the                                     55.86%
        University of Wisconsin System
        Madison, WI

        Mac & Co                                                     44.14%
        Mutual Fund Operations
        Pittsburgh, PA

* Person deemed to control the Fund under the provisions of the Investment Company Act. Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of the Fund.

As of July 15, 1998, the following persons owned of record or beneficially more than 5% of the outstanding voting shares of the Trust:

Name & Address of Beneficial and Record Owners                   Percentage
----------------------------------------------                   ----------

**      Brinson Trust Company                                       30.64%
        Collective Investment Trust
        for Pension & Profit Sharing
        Trusts - Global Securities Fund
        Chicago, IL

        Brinson Trust Company                                        8.43%
        Collective Investment Trust
        for Pension & Profit Sharing
        Trusts - Brinson U.S. Equity Fund
        Chicago, IL

        Brinson Relationship Funds                                   7.83%
        Pooled Funds Operations
        Chicago, IL

        BTC U.S. Cash Management                                     6.68%
        Brinson Partners, Inc.
        Chicago, IL

** Person deemed to control the Trust under the provisions of the Investment Company Act. Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of the Trust.

ITEM 16.        INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISOR

        Brinson Partners, Inc. manages the assets of the Trust pursuant to an Investment Advisory Agreement with the Trust (the "Advisory Agreement"). Brinson Partners is an investment management firm managing as of March 31, 1998 approximately $158 billion, primarily for institutional pension and profit sharing funds with offices located in Basel, Chicago, Frankfurt, Geneva, Hong Kong, London, Melbourne, New York, Paris, Singapore, Sydney, Tokyo and Zurich. Brinson Partners and its predecessor, First Chicago Investment Advisors, have managed investment portfolios since 1974. Brinson Partners also serves as the investment advisor or sub-advisor to nine other investment companies.

        Brinson Partners is a wholly-owned subsidiary of Swiss Bank
Corporation ("Swiss Bank") which purchased the stock of the Advisor's parent in April 1995. Swiss Bank, with headquarters in Basel, Switzerland, is an internationally diversified organization with operations in many areas of the financial services industry. Swiss Bank and Union Bank of Switzerland, during mid-1998, received regulatory approval for a merger, which will be effective on June 29, 1998. The resulting entity will be named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the Brinson Partners division of UBS AG.

        Under the Advisory Agreement, the Advisor is responsible for the management of the investment and reinvestment of the assets of each Fund, subject to the control of the Trust's officers and Board. The Advisor receives no fees from the Funds or the Trust for providing investment advisory services and the Advisor is responsible for paying the Advisor's own expenses.


        The Advisory Agreement provides that it will terminate in the event of its assignment (as defined in the Investment Company Act) and that it may be terminated by the Trust (by the Board or vote of a majority of the outstanding voting shares of the Trust) or the Advisor upon 60 days' written notice, without payment of any penalty. The Advisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

ADMINISTRATIVE, ACCOUNTING, TRANSFER AGENCY AND CUSTODIAN SERVICES

        The Trust, on behalf of each Fund, has entered into a Multiple Services Agreement (the "Services Agreement") with Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York 11201 ("MSTC" or "Administrator"), pursuant to which MSTC is required to provide general administrative, accounting, portfolio valuation, transfer agency and custodian services to each Fund, including the coordination and monitoring of any third party service providers.

        MSTC provides custodian services for the securities, cash and other assets of each Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

        As authorized under the Services Agreement, MSTC has entered into a Mutual Funds Service Agreement (the "CGFSC Agreement") with Chase Global Funds Services Company ("CGFSC"), a corporate affiliate of The Chase Manhattan Bank, under which CGFSC provides administrative, accounting, portfolio valuation, and transfer agency services to each Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, MSTC supervises and monitors such services provided by CGFSC.

        Pursuant to the CGFSC Agreement, CGFSC provides:

        (1) administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

        (2) accounting and portfolio valuation services, including the daily calculation of each Fund's net asset value and the preparation of certain financial statements; and

        (3) transfer agency services, including the maintenance of each Investor's account records, responding to Investors' inquiries concerning accounts, processing purchases and redemptions of each Fund's shares, acting as dividend and distribution disbursing agent and performing other service functions.

        For its administrative, accounting, portfolio valuation, transfer agency and custodian services, MSTC receives the following as compensation from the Trust on an annual basis: 0.0025% of the average weekly U.S. net assets of the Trust; 0.0525% of the average weekly non-U.S. net assets of the Trust; 0.3250% of the average weekly emerging markets net equity assets of the Trust; and 0.019% of the average weekly emerging markets debt net assets of the Trust. MSTC receives an additional fee of 0.075% of the average weekly net assets of the Trust for administrative duties, the latter subject to the expense limitation applicable to the Trust. No fee (asset based or otherwise) is charged on any investments made by any Fund into any other fund sponsored or managed by the Advisor and assets of a Fund that are invested in another investment company or series thereof sponsored or managed by the Advisor will not be counted in determining the 0.075% administrative duties fee or the applicability of the expense limitation on such fee. The foregoing fees include all out-of-pocket expenses or transaction charges incurred by MSTC and any third party service provider in providing such services. Pursuant to the CGFSC Agreement, MSTC pays CGFSC for the services CGFSC provides to MSTC in fulfilling its obligations under the Services Agreement.

        From May 10, 1997 through December 31, 1997, aggregate fees paid to MSTC for administration, accounting, portfolio valuation and transfer agency services under the Services Agreement were as follows:

FUND                                      DOLLAR AMOUNT
Brinson Global Securities Fund               $123,927
Brinson High Yield Fund                      $   0.00
Brinson Post-Venture Fund                    $   0.00
Brinson Emerging Markets Equity Fund         $160,098
Brinson Emerging Markets Debt Fund           $109,050
Brinson U.S. Equity Fund                     $   0.00
(commenced operations August 29, 1997)

        Until May 9, 1997, FPS Services, Inc. served as administrator of the following Funds and provided the administration, fund accounting and portfolio valuation and transfer agency services described above. Aggregate fees paid to FPS Services, Inc. as Administrator were as follows: with respect to the Brinson Global Securities Fund for the period April 28, 1995 (commencement of operations) through December 31, 1996, $749,786.96; with respect to the Brinson High Yield Fund for the period April 28, 1995 (commencement of operations) through December 31, 1996, $191,952.69; with respect to the Brinson Post-Venture Fund for the period April 28, 1995 (commencement of operations) through December 31, 1996, $255,736.26; with respect to the Brinson Emerging Markets Equity Fund for the period June 30, 1995 (commencement of operations) through December 31, 1996, $191,461.79; and with respect to the Brinson Emerging Markets Debt Fund for the period June 30, 1995 (commencement of operations) through December 31, 1996, $208,870.95.

OTHER SERVICES

        The Administrator also serves as the Funds' transfer agent (in such capacity, the "Transfer Agent"), accounting/pricing agent, and dividend and distribution disbursing agent pursuant to the Services Agreement. Until May 9, 1997, Bankers Trust Company, One Bankers Trust Plaza, New York, New York 10006-1107, was the custodian for the securities, cash and other assets of the Funds that had commenced operations prior to such date pursuant to a Custodian Agreement with the Trust. Effective May 10, 1997, the Administrator became the custodian of the Trust pursuant to the Services Agreement. See "Management of the Fund(s) - The Custodian" in the Parts A. Ernst & Young LLP, Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606-6301, is the independent accounting and auditing firm which services the Trust.

CODE OF ETHICS

        The Trust has adopted a Code of Ethics which establishes standards by which certain access persons of the Trust, which include officers of the Advisor and officers and Trustees of the Trust, must abide relating to personal securities trading activities.

        Under the Code of Ethics, access persons are prohibited from engaging in certain conduct, including, but not limited to: (1) investing in companies in which the Funds invest unless the securities have a broad public market and are registered on a national securities exchange or are traded in the over-the-counter markets; (2) making or maintaining an investment in any corporation or business with which the Funds have business relationships if the investment might create, or give the appearance of creating, a conflict of interest; (3) participating in an initial public offering; (4) entering into a securities transaction when the access person knows or should know that such activity will anticipate, parallel or counter any securities transaction of a Fund; (5) entering into any securities transaction, without prior approval, in connection with any security which has been designated as restricted; (6) entering into a net short position with respect to any security held by a Fund; (7) entering into any derivative transaction when a direct transaction in the underlying security would be a violation of the Code of Ethics; and (8) engaging in self-dealing or other transactions benefiting the access person at the expense of the Trust or the Investors.

        In addition, access persons may not buy or sell a prohibited security. Access persons are required to file quarterly reports of security investment transactions. Trustees who are not "interested trustees" of the Trust, as defined in the Investment Company Act, need only report a transaction in a security if such Trustee, at the time of the transaction, knew or should have known, in the ordinary course of fulfilling his or her official duties as a Trustee, that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by a Fund, or was being considered for purchase or sale by a Fund.

ITEM 17.        BROKERAGE ALLOCATION AND OTHER PRACTICES.

        The Advisor is responsible for decisions to buy and sell securities for each Fund and for the placement of portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions. Fixed income securities in which the Funds invest are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own accounts without a stated commission, although the bid/ask spread quoted on securities includes an implicit profit to the dealers. In over-the-counter transactions, orders are placed directly with a principal market-maker unless a better price and execution can be obtained by using a broker. Brokerage commissions are paid on transactions in listed securities, futures contracts and options thereon. The Advisor is responsible for effecting portfolio transactions and will do so in a manner deemed fair and reasonable to the Funds. Under the Advisory Agreement, the Advisor is authorized to utilize the trading desk of its foreign subsidiaries to direct foreign securities transactions, but monitors the selection by such subsidiaries of brokers and dealers used to execute transactions for a Fund.

        The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting and monitoring broker-dealers and negotiating commissions, the Advisor considers the broker-dealer's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one broker-dealer is believed to meet these criteria, preference may be given to brokers who provide research or statistical material or other services to the Funds or to the Advisor. Such services include advice, both directly and in writing, as to the value of the securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy or the performance of accounts. This allows the Advisor to supplement its own investment research activities and obtain the views and information of others prior to making investment decisions. The Advisor is of the opinion that, because this material must be analyzed and reviewed by its staff, its receipt and use does not tend to reduce expenses but may benefit the Funds by supplementing the Advisor's research. See the "Management of the Fund - Brokerage Allocation" section in the Parts A.




        The following table depicts brokerage commissions paid by the Funds.

                            BROKERAGE COMMISSIONS
               FISCAL YEARS ENDED DECEMBER 31, 1997, 1996, 1995

Fund                                        1997        1996      1995
------------------------------------------------------------------------
Brinson Global Securities Fund
(commenced operations April 28, 1995)   $1,485,767  $1,151,367  $533,368
Brinson Post-Venture Fund
(commenced operations April 28, 1995)   $  752,226  $  214,744  $178,185
Brinson Emerging Markets Equity Fund
(commenced operations April 28, 1995)   $3,095,413  $  828,127  $180,615
Brinson U.S. Equity Fund
(commenced operations August 29, 1997)  $   33,074         N/A       N/A

TOTAL                                   $5,366,480  $2,194,238  $892,168
                                        ================================


        The aggregate dollar amount of brokerage commissions paid by Brinson Global Securities Fund during the fiscal year ended December 31, 1997, to SBC Warburg Dillon Read, Inc. ("Dillon Read") was $2,250.00. For the 1997 fiscal year, the percentage of such Fund's aggregate brokerage commissions paid to Dillon Read was 0.15%, and the percentage of the Fund's aggregate dollar amount of transactions involving the payment of commissions effected through Dillon Read was 0.15%. Dillon Read and Brinson Partners are both wholly-owned subsidiaries of Swiss Bank.

        Brinson Partners directs portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through whom the Funds direct their securities transactions may be used by Brinson Partners in servicing all of its accounts; not all such services may be used in connection with the Funds. In the opinion of Brinson Partners, it is not possible to measure separately the benefits from research services to each of such accounts (including the Funds). Brinson Partners will attempt to equitably allocate portfolio transactions among the Funds and others whenever concurrent decisions are made to purchase or sell securities by the Funds and other accounts. In making such allocations between the Funds and others, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Funds and others. In some cases, this procedure could have an adverse effect on the Funds. In the opinion of Brinson Partners, however, the results of such procedures will, on the whole, be in the best interest of each of its clients.

PORTFOLIO TURNOVER

        The Funds are free to dispose of their portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of each Fund's investment objective. The Funds will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving that Fund's investment objective.

        While it is the policy of the Funds generally not to engage in trading for short-term gains, the Funds will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. The rate of portfolio turnover for a Fund shall be calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by that Fund during the particular fiscal year. Such monthly average shall be calculated by totaling the values of the portfolio securities as of the beginning and end of the first month of the particular fiscal year and as of the end of each of the succeeding eleven months and dividing the sum by 13. Although the portfolio turnover rates for each Fund may vary greatly from year to year, the Funds expect that under normal circumstances, the portfolio turnover rate will not exceed 250% with respect to the Brinson Global Securities Fund, the Brinson Global Bond Fund, the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson EXDEX(R) Fund, the Brinson U.S. Bond Fund, the Brinson Bond Plus Fund and the Brinson U.S. Short/Intermediate Fixed Income Fund, and 100% with respect to all other Funds. High portfolio turnover rates will increase aggregate brokerage commission expenses which must be borne directly by a Fund and ultimately by that Fund's Investors and the incidence of short-term capital gains (which are taxable to Investors as ordinary income).

ITEM 18.        CAPITAL STOCK AND OTHER SECURITIES

        The Trust currently offers seventeen series of shares of beneficial interest. Each share represents an equal proportionate interest in the assets and liabilities of the applicable Fund with each other share and is entitled to such dividends and distributions as are declared by the Trustees of the Trust. Under Delaware law, the Trust does not normally hold annual or special meetings of Investors. See "Capital Stock and Other Securities" in each Fund's Part A.

ITEM 19.        PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

PURCHASES

        Beneficial interests in the Funds are issued solely in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in a Fund may only be made by common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the Securities Act. See "Purchase of Securities Being Offered" in each Fund's Part A.

        NET ASSET VALUE. The net asset value per share is calculated separately for each Fund. The net asset value per share of a Fund is computed by dividing the value of the assets of the Fund, less its liabilities, by the number of shares of the Fund outstanding.

        Presented below is the computation of the net asset value/offering price per shares as of December 31, 1997 for each Fund that had commenced operations as of December 31, 1997, using the following formula: Total Assets
- Total Liabilities / Outstanding Shares = Net Asset Value/Offering Price.

Brinson Global Securities Fund
$1,737,124,381 - $432,592,072/86,647,824 shares = $15.0556 (NAV/offering price)

Brinson Post-Venture Fund
$409,173,905 - $3,821,858/20,203,483 shares = $20.0635 (NAV/offering price)

Brinson High Yield Fund
$166,759,047 - $10,238,521/11,208,425 shares = $13.9645 (NAV/offering price)

Brinson Emerging Markets Equity Fund
$470,130,015 - $18,256,677/49,312,343 shares = ($9.1635) ($9.3030)
(NAV)(offering price)

Brinson Emerging Markets Debt Fund
$446,047,874 - $17,962,827/21,163,254 shares = ($20.2278) ($20.3294)
(NAV)(offering price)

Brinson U.S. Equity Fund
$74,050,912 - $420,124/7,143,967 shares = $10.3067 (NAV/offering price)

        Investors in the Brinson Emerging Markets Equity Fund and the Brinson Emerging Markets Debt Fund are subject to a transaction charge equal to 1.50% and 0.50%, respectively, of the Fund's offering price on Fund share purchases.

        Fund securities are valued and net asset value per share is determined for all Funds with the exception of the Brinson High Yield Fund and the Brinson U.S. Cash Management Prime Fund as of the close of regular trading on the New York Stock Exchange ("NYSE"), which generally is 4:00 p.m. (Eastern time), on each day the NYSE is open for trading. Fund securities are valued and net asset value per share is determined for the Brinson High Yield Fund as of one hour prior to the close of the NYSE, which generally is 3 p.m. (Eastern time), on each day the NYSE is open for trading, and for the Brinson U.S. Cash Management Prime Fund as of two hours prior to the close of the NYSE, which generally is 2:00 p.m. (Eastern time), on each day the NYSE is open for trading. The NYSE is open for trading on every day except Saturdays, Sundays and the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day (day observed), Independence Day, Labor Day, Thanksgiving and Christmas and on the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively.


        Fund securities listed on a national or foreign securities exchange and over-the-counter securities carried as NASDAQ National Market system issues are valued on the basis of the last sale prior to the time net asset value is determined on the date the valuation is made. Other portfolio securities which are traded in the over-the-counter market are valued at the last available bid price prior to the time net asset value is determined. Valuations of fixed income and equity securities may be obtained from a pricing service when such prices are believed to reflect the fair value of such securities. Use of a pricing service has been approved by the Board. Securities traded on securities exchanges are valued at the last sale price or, if there has been no sale that day, at the last reported bid price, using prices as of the close of trading on their respective exchanges. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Futures contracts and options thereon are valued at their daily quoted settlement price. Forward foreign currency contracts are valued daily at forward exchange rates and an unrealized gain or loss is recorded; the Fund realizes a gain or loss upon settlement of the contracts. Each Fund's obligations under a swap agreement will be accrued daily (offset by any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the Fund's segregation of cash, U.S. government securities or high grade liquid assets in accordance with Commission positions. For valuation purposes, foreign securities initially expressed in foreign currency values will be converted into U.S. dollar values using WM/Reuters closing spot rates as of 4:00 p.m. London time. Securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. Securities (including over-the-counter options) for which market quotations are not readily available and other assets are valued at their fair value as determined in good faith by or under the direction of the Board.


        Because of time zone differences, foreign exchanges and securities markets will usually be closed prior to the time of the closing of the NYSE and values of foreign futures and options and foreign securities will be determined as of the earlier closing of such exchanges and securities markets. Events affecting the values of such foreign securities may occasionally occur, however, between the earlier closings of such exchanges and securities markets and the closing of the NYSE which will not be reflected in the computation of the net asset value of a Fund. If an event materially affecting the value of such foreign securities occurs during such period, then such securities will be valued at fair value as determined in good faith by or under the direction of the Board.

        Where a foreign securities market remains open at the time that the Funds value their portfolio securities, or closing prices of securities from that market may not be retrieved because of local times differences or other difficulties in obtaining such prices at that time, last sale prices in such market at a point in time most practicable to timely valuation of the Funds may be used.

        The Brinson U.S. Cash Management Prime Fund utilizes the amortized cost valuation method of valuing portfolio instruments. Under the amortized cost method, assets are valued by constantly amortizing over the remaining life of an instrument the difference between the principal amount due at maturity and the cost of the instrument to the Fund. The Advisor will determine at least weekly the extent of any deviation of the net asset value, as determined on the basis of the amortized cost method, from net asset value as it would be determined on the basis of available market quotations. If any deviation occurs which may result in material dilution or other unfair results to Investors, the Board will take such actions as it deems appropriate to eliminate or reduce, to the extent reasonably practicable, such dilution or unfair results. These actions may include redeeming shares in kind, selling portfolio instruments prior to their maturity to realize capital gains or losses, adjusting or withholding distributions, utilizing available market quotations to determine net asset value per share or adjusting the number of shares through a capital contribution.

REDEMPTIONS

        Under normal circumstances Investors may redeem their shares at any time without a fee. The redemption price will be based upon the net asset value per share next determined after receipt of the redemption request. The redemption price may be more or less than the Investor's cost, depending upon the net asset value per share at the time of redemption.

        Payment for shares tendered for redemption is regularly made by check or wire within seven days after tender in proper form, except that the Trust reserves the right to suspend the right of redemption, or to postpone the date of payment upon redemption beyond seven days in certain circumstances, as disclosed in the Funds' Parts A. The Trust has also reserved the right, subject to certain restrictions, to redeem its shares "in kind" rather than in cash. See "Redemption of Shares or Repurchase" in the Funds' Parts A.

ITEM 20.        TAX STATUS.

GENERAL

        The following discussion summarizes certain anticipated material U.S. federal income tax consequences of investing in the Funds. The discussion is based on the Code, existing and proposed Treasury Regulations thereunder, Internal Revenue Service ("IRS") positions and court decisions in effect as of the date of this Part B. All the authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The summary does not address all tax considerations that may be relevant to prospective Investors or to certain types of Investors subject to special treatment under the U.S. federal income tax laws. The discussion does not constitute legal or tax advice. Furthermore, the tax consequences of investing in the Funds may vary depending on the particular Investor's status. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUNDS.

CLASSIFICATION OF THE FUNDS

        Each Fund is intended to be treated as a separate partnership for federal income tax purposes rather than as an association taxable as a corporation, and the Trust has received rulings from the IRS to that effect for each Fund other than the Brinson U.S. Cash Management Prime Fund, Brinson U.S. Large Capitalization Value Equity Fund, Brinson Global Bond Fund and Brinson Short-Term Fund. The Funds will not be "regulated investment companies" for federal income tax purposes.

CLASSIFICATION OF FUNDS AS "PUBLICLY TRADED PARTNERSHIPS"

        The Trust has received rulings from the IRS that the Funds (except the Brinson U.S. Cash Management Prime Fund, Brinson U.S. Large Capitalization Value Equity Fund, Brinson Global Bond Fund and Brinson Short-Term Fund) will not be treated as "publicly traded partnerships" because the Funds will satisfy the private placement safe harbor set forth in an IRS Notice 88-75, regarding publicly traded partnerships. Subsequent to the receipt of such rulings from the IRS, the Department of Treasury promulgated final regulations (the "Final Regulations") under Section 7704 of the Code, pertaining to publicly traded partnerships. In general, the Final Regulations limit the availability of the private placement safe harbor to those partnerships which do not have more than 100 partners at any time during the taxable year, subject to certain anti-avoidance rules. Under a transitional rule, the Final Regulations generally are effective for taxable years beginning after December 31, 2005, if a partnership was actively engaged in an activity before December 4, 1995. During such transition period, an eligible partnership may continue to rely on the provisions of IRS Notice 88-75. The Brinson Global Securities Fund, the Brinson Post-Venture Fund, the Brinson High Yield Fund, the Brinson Emerging Markets Equity Fund and the Brinson Emerging Markets Debt Fund (the "Transition Funds") presently qualify for this transitional rule. The Funds, other than the Transition Funds, intend to qualify for treatment as other than "publicly traded partnerships" under the private placement safe harbor under the Final Regulations.

TAXATION OF PARTNERSHIP OPERATIONS GENERALLY

        The Funds will not be subject to U.S. federal income tax. Instead, each Investor in a Fund will be required to report separately on its own income tax return its distributive share of items of such Fund's income, gains, losses, deductions and credits. Each Investor will be required to report its distributive share of such tax items regardless of whether it has received or will receive corresponding distributions of cash or property from a Fund. In general, cash distributions by the Funds to Investors will represent a non-taxable return of capital up to the amount of such Investor's adjusted tax basis.

PARTNERSHIP ALLOCATIONS

        For federal income tax purposes, an Investor's distributive share of each item of a Fund's income, gain, loss, deduction and credit will be determined by the Trust's Amended and Restated Agreement and Declaration of Trust (the "Trust Agreement") so long as the allocation has "substantial economic effect" within the meaning of Code Section 704 and the regulations thereunder. In general, the Trust Agreement provides that each Investor's capital account will be increased by all contributions made by the Investor and will be reduced by all distributions made to the Investor. In addition, an Investor's capital account will be increased by the Investor's allocable share of the Fund's income and gains and decreased by the Investor's allocable share of the Fund's losses. For book purposes, capital accounts will be adjusted daily as if the Funds' assets had been sold at fair market value. An Investor's allocable share of income, gain and loss for tax purposes generally will be based on such Investor's capital account for book purposes but adjustments will be made to account for differences in the book value of assets and the adjusted tax basis of those assets. The Trust Agreement also provides that the allocations specified therein will be interpreted and applied in a manner consistent with regulations under Code Section 704 and that no allocation will be made unless such allocation will be respected for tax purposes pursuant to those regulations. The Trust has received rulings from the IRS that this allocation method has economic effect.

GAINS AND LOSSES FROM COMMODITIES, OPTIONS, SECURITIES AND OTHER CAPITAL TRANSACTIONS.

        General

        The Funds intend to invest in a variety of investments as described herein. In general, such investments will give rise to dividend or interest income (treated as ordinary income) during the period such investments are held and to capital gain or losses on disposition. However, special rules apply to certain of the proposed types of investments. Certain of those rules are briefly described below. For a complete description of the special rules which may apply to each type of investment, Investors are advised to consult their own tax advisors.

        Section 1256 Contracts

        The Code provides specific rules for "Section 1256 Contracts," a class of property interests that includes futures and certain option contracts traded on a qualified board or exchange and foreign currency contracts. A foreign currency contract is defined in the Code as a contract "(i) which requires delivery of, or the settlement of which depends on the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, (ii) which is traded in the interbank market, and (iii) which is entered into at arm's length at a price determined by reference to the price in the interbank market."

        Section 1256 Contracts are subject to a "mark-to-market" system of taxation which requires that all Section 1256 Contracts held by the Funds on the last business day of its taxable year be treated as having been sold for their fair market value on that day. Unrealized gains and losses in these open positions must be recognized in the year in which the deemed sale occurs. Gains and losses from Section

1256 Contracts (subject to the discussion below with respect to foreign currency contracts which are Section 1256 Contracts), whether realized through termination of the position or under the mark-to-market rule, generally are treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss (the "60/40 rule"), regardless of the actual holding period of the position. The character of an Investor's distributive share of Fund profits or losses from Section 1256 Contracts will, therefore, be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each Investor's distributive share of such gain or loss will be combined with other items of capital gain or loss for the taxable year in computing the federal income tax liability of the Investor. However, as more fully described below under "Tax Treatment of Capital Gains and Losses," Investors will be limited in their ability to carry back losses from Section 1256 Contracts. The above-described rules will apply with respect to a Section 1256 Contract which is a foreign currency contract only if the position is a capital asset (which is not part of a straddle) for which a Fund has made an election under Code Section 988 at the time the position is entered into to treat the gain or loss in accordance with the above-described rules. Given the investment policies of the Funds, there can be no assurance that such an election can be made. In the case of a
Section 1256 Contract which is a foreign currency contract for which this election is not made, the mark-to-market rules described above apply to determine when gain or loss is recognized but the gain or loss will be ordinary income or loss for federal income tax purposes, and each Investor's distributive share thereof will be ordinary income or loss to such Investor.

        Non-Section 1256 Positions

        Gain or loss with respect to positions that are not Section 1256 Contracts ("Non-Section 1256 Positions") and are not positions of a mixed straddle are included for tax purposes only when realized. Such gains and losses are not subject to the 60/40 rule, but will be characterized as long-or short-term capital gain or loss in accordance with general holding period and other applicable rules, subject to the following discussion. The above-described rules will apply with respect to gain or loss on a Non-Section 1256 Position in foreign currency only if the position is a forward contract, futures contract or option which is a capital asset (and not part of a straddle) for which a Fund has made an election under Code Section 988 at the time the position is entered into to treat the gain or loss thereon as capital gain or loss. In the case of such Non-Section 1256 Positions for which such
Section 988 election is not made, any gain or loss will be ordinary income or loss for federal income tax purposes.

        Treatment of Straddles

        The tax consequences described above apply to single Section 1256 Contracts and single Non-Section 1256 Positions. Those consequences may, however, be limited or modified if the positions are positions of a straddle. The term "straddle" is defined as offsetting positions in personal property. Two or more positions are offsetting if the taxpayer's risk of loss from holding one position in personal property is substantially diminished by reason of holding one or more other positions in personal property. It is anticipated that the Funds may hold offsetting positions in the course of their trading activity.

        Straddles consisting solely of Section 1256 Contracts are subject to the mark-to-market and 60/40 rules discussed above, and are not subject to the straddle provisions of Code Section 1092 (discussed below). In the event a Fund takes delivery under or exercises any position of a straddle consisting solely of Section 1256 Contracts, then each position of the straddle will be treated as terminated on the day on which such Fund takes delivery or exercises its position.

        Code Section 1092 and the temporary regulations promulgated thereunder (the "Temporary Regulations") limit the deductibility of losses incurred on positions of a straddle in which all of the positions are Non-Section 1256 Positions. Those rules provide that a loss may be deducted only to the extent it exceeds unrecognized gains at year end in: (a) offsetting positions; (b) successor positions; and (c) offsetting positions to successor positions. A successor position is a position that was entered within 30 days before or after the loss position was disposed of and which offsets a second position which was offsetting to the loss position. This rule prevents the taxpayer from recognizing losses in one year while deferring recognition of corresponding gains until a subsequent year. The disallowed losses may be recognized in a subsequent year to the extent the loss exceeds the unrecognized gain at the subsequent year end in the offsetting positions, successor positions, or offsetting positions to the successor position. Further, the Temporary Regulations apply a modified wash sale rule which requires deferral of loss if, during the 61-day period surrounding disposition of the loss position, the taxpayer acquires, or enters into a contract to acquire, stock or securities that are substantially identical to those sold at a loss.

        A mixed straddle is a straddle, one but not all of the positions of which is a Section 1256 Contract. Under Code Section 1256 and the Temporary Regulations, a Fund may elect to treat its mixed straddles under the mixed straddle account rules.

        Foreign Currency Transactions

        Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain forward contracts, from futures contracts that are not regulated futures contracts, and from unlisted options will be treated as ordinary income or loss. As discussed above, in certain circumstances where transactions are not undertaken as part of a straddle, a Fund may elect capital gain or loss treatment for such transactions. Alternatively, a Fund may elect ordinary income or loss treatment for transactions in regulated futures contracts and listed options on foreign currency that would otherwise produce capital gain or loss. In general, gains or losses from a foreign currency transaction subject to Code Section 988 will increase or decrease the amount of a Fund's ordinary income, rather than increase or decrease the amount of such Fund's net capital gain income. Income or loss attributable to notional principal contracts relating to a foreign currency (e.g., currency swaps) is also ordinary income or loss under Code Section 988. Also, gains or losses attributable to fluctuations in exchange rates that occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such interest or receivables or pays such expenses or liabilities may be treated as ordinary income or loss, as will gains and losses attributable to fluctuations in exchange rates between the date a foreign currency denominated debt instrument is purchased and the date that debt instrument is disposed of or retired.

        Section 1258 Conversion Transactions

        Under Code Section 1258, a taxpayer shall not be entitled to capital gain treatment for gain on the disposition or termination of any positions held as a part of a "conversion transaction" which would otherwise qualify for capital gains treatment. In general, a conversion transaction is one in which: (1) substantially all of the taxpayer's expected return is attributable to the time value of the taxpayer's net investment in the transaction; and (2) which involves the taxpayer taking two or more offsetting positions with respect to property (but only if such property was acquired and such offsetting positions were entered into on a substantially contemporaneous basis) or entering into certain straddle positions. If applicable, Code
Section 1258 would recharacterize a portion of the taxpayer's gain as ordinary income to the extent of interest which would have accrued on the taxpayer's net investment in the conversion transaction for the period ending on the date of such disposition at a rate equal to 120% of the relevant applicable federal rate. Code Section 1258(c)(2)(D) gives the Treasury Department broad authority to promulgate regulations to define the concept of conversion transactions.

        Although the Funds do not believe that their trading strategies will result in the Funds engaging in conversion transactions, it is possible that the Treasury Department could draft regulations which provide that some of the Funds' trades will be treated as conversion transactions. Such regulations could have a retroactive effect.

        Under certain constructive sale transaction provisions, a Fund must recognize gain (but not loss) on any constructive sale of an appreciated financial position in stock, a partnership interest or certain debt instruments. A Fund will generally be treated as making a constructive sale when it: 1) enters into a short sale on the same property, 2) enters into an offsetting notional principal contract, or 3) enters into a futures or forward contract to deliver the same or substantially similar property. Other transactions (including certain financial instruments called collars) will be treated as constructive sales as provided in Treasury regulations to be published. There are also certain exceptions that apply for transactions that are closed before the end of the 30th day after the close of the taxable year.

ORGANIZATION AND OFFERING EXPENSES

        The Funds are not entitled to deduct their organization and offering expenses except to the extent amortization of certain organization expenditures is permitted.

CALCULATION OF INVESTOR'S "ADJUSTED BASIS" AND "AT RISK BASIS"

        Each Investor's adjusted basis in his share in a Fund will equal his purchase price thereof, increased by the amount of his share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of his share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to his capital account; and (c) the amount of any distributions received by such Investor.

        An Investor who is an individual, trust, estate or a specific type of closely-held corporation will be allowed to deduct his share of Fund losses only to the extent of his "at risk" basis for his Fund interest. Generally, an Investor will be considered "at risk" for an activity with respect to the amount of money and the adjusted basis of property contributed to that activity and amounts borrowed for use in an activity, to the extent that the Investor is personally liable for the repayment of such borrowed amounts or has pledged property, other than property used in such activity, as security for such borrowed amounts.

CURRENT DISTRIBUTIONS BY THE FUNDS; REDEMPTIONS

        Current Distributions. A current cash distribution by a Fund with respect to shares held by an Investor will result in gain to the distributee Investor only to the extent that the amount of cash distributed exceeds the Investor's adjusted basis in its Fund shares owned. A current distribution will reduce the distributee Investor's adjusted basis in his Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered as gain from the sale or exchange of such Investor's shares in the Fund. Loss will not be recognized by an Investor as a result of a current distribution by the Fund.

        Liquidation of an Investor's Entire Interest in a Fund. Generally, a distribution or series of distributions by a Fund to an Investor that results in termination of its entire interest in such Fund will result in gain to the distributee Investor only to the extent that cash, if any, distributed exceeds the Investor's adjusted basis in its Fund shares. When only cash and unrealized receivables are distributed, loss will be recognized to the extent that the Investor's adjusted basis in its Fund shares exceeds the amount of cash distributed and the basis to the Investor of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee Investor's Fund shares. Such gain or loss generally will be capital gain or loss except to the extent the Funds distribute short-term obligations or "market discount" obligations on which the Funds have not recognized income.

TAX TREATMENT OF CAPITAL GAINS AND LOSSES

        Amounts realized from the sale or exchange of assets of a Fund will generally be treated as amounts realized from the sale or exchange of capital assets. A net capital loss allocated to an Investor may be used to offset other capital gains. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. However, for Investors other than corporations, net capital gains from assets held for more than one year but less than 18 months are taxed at a maximum rate of 28% and net capital gains from assets held for more than 18 months are taxed as a maximum rate of 20%. Short-term gains are taxed at a maximum marginal rate of 39.6%. For a taxpayer other than a corporation, a capital loss also may be used to offset ordinary income up to $3,000 per year. In general, for taxpayers other than corporations, the unused portion of such loss may be carried forward indefinitely, but not carried back. However, a taxpayer, other than a corporation, may elect to carry back for three years net losses resulting from Section 1256 Contracts, but only to the extent of previously reported gain attributable to Section 1256 Contracts. In the case of a corporate taxpayer, such capital loss may be offset only against capital gains, but generally may be carried back three years or forward five years. Furthermore, the amount that may be carried back is limited to an amount which does not cause or increase a net operating loss in a carryback year.

LIMITATION ON DEDUCTION OF INVESTMENT INTEREST

        The deduction by noncorporate taxpayers of interest on funds borrowed to acquire or carry investment assets is limited to net investment income. Net investment income is the excess of investment income over the expenses directly incurred in earning such income. The amount disallowed may be carried forward to subsequent tax years within certain limits. This limitation, if applicable, is computed separately by each Investor and not by the Funds.

LIMITATION ON DEDUCTIBILITY OF SECTION 212 EXPENSES

        Under Code Section 212, expenses incurred by an individual in the production of income are deductible only to the extent they exceed 2% of the individual's adjusted gross income. Under regulations promulgated by the Treasury Department, the determination of whether Fund expenses are subject to Code Section 212 is made at the entity level. The Funds intend to report fees and expenses incurred in their trading activities as ordinary and necessary business expenses allowable under Code Section 162. On audit, the IRS might assert that the Funds' expenses are allowable under Code Section 212, and therefore subject to the 2% floor.

PASSIVE ACTIVITY INCOME OR LOSS

        Under IRS regulations, the trading activity of the Funds will not constitute a passive activity. Accordingly, neither the income nor the loss of the Funds will be subject to the passive activity rules.

TAX ELECTIONS

        The Code provides for optional adjustments to the basis of Fund property upon distribution of Fund property to an Investor (Code Section 734) and transfers of shares (including by reason of death) (Code Section 743), provided that a Fund election has been made pursuant to Code Section 754. The general effect of such an election is that transferees of shares are treated, for purposes of computing gain or loss, as though they had acquired a direct interest in the Fund assets. Any such election, once made, is irrevocable without the consent of the IRS. As a result of the complexities and added expense of the tax accounting required to implement such an election, the Funds do not presently intend to make such an election.

TAX RETURNS; AUDITS

        The Funds will report their operations for tax purposes on the accrual method for each year, and each will file annually a partnership information income tax return and will distribute annually to their respective Investors a form (Treasury Form K-1) showing its distributive share of such Fund's items of income, gain, loss, deduction or credit. The Advisor will arrange for the preparation and filing of all necessary tax returns for the Funds and will furnish necessary instructions and information to the Investors for their individual Federal income tax returns.

        The Code generally provides that upon audit of a partnership return, the tax treatment of any "partnership item" (including among other things, items of partnership income, gain, loss, deduction, and credit) will be determined at the partnership level in one uniform proceeding rather than in separate proceedings with the partners. The period for assessment with respect to Fund items generally will not expire before three years from the date of filing the Fund return or, if later, the last date prescribed for filing such return determined without regard to extension. Under some circumstances, the provisions of the Code extend the period for assessment and, in addition, the period may be extended with respect to any Investor by agreement with such Investor or, for all Investors, by agreement with the designated "Tax Matters Partner." One Investor of each Fund will be appointed the Tax Matters Partner with respect to that Fund within the meaning of Code
Section 6231(a)(7).

        Additionally, Investors must report Fund items on their tax returns in a manner consistent with the treatment of such items on the Fund information return, or notify the IRS of any inconsistency. Failure to report the inconsistency will allow the IRS to assess automatically and collect any deficiency resulting from an adjustment to conform the treatment of the item to that presented on the Fund tax return and could result in the imposition of certain penalties.

TAX-EXEMPT INVESTORS

        Under Code Section 511, a tax is imposed on the "unrelated business taxable income" ("UBTI") of organizations otherwise exempt from tax under Code section 501(a). Code Section 512 defines the term UBTI as the gross income derived by any organization from any unrelated trade or business (as defined in Code Section 513) less applicable deductions. Income from certain types of investments made by the Funds which is allocated to tax-exempt Investors may be treated as UBTI subject to the tax imposed by Code section 511. In addition, if and to the extent that a Fund borrows in connection with the acquisition of any property, income from such debt financed property will be subject to the tax on UBTI. Income from securities trading transactions generally will not give rise to UBTI. While it is anticipated that the Advisor generally will attempt to make investments in a manner which does not give rise to the tax imposed on UBTI, the Advisor may make investments in assets the income from which gives rise to UBTI or may borrow in connection with the acquisition of property if the Advisor believes that the returns on such investments justify incurring or the risk of incurring UBTI. The Funds anticipate that they will distribute annually to each such tax-exempt Investor after the end of the Funds' fiscal year, the information necessary for that Investor to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in the determination of unrelated business taxable income.

FOREIGN INCOME TAXES

        The Funds may pay or accrue foreign income taxes in connection with trading. Such amounts will be deemed to be received by Investors and paid to the foreign government. An Investor may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, an Investor's ability to obtain a credit for such taxes depends on the particular circumstances applicable to that Investor and it is possible that an Investor may get little or no foreign tax credit benefit with respect to its share of foreign taxes paid or accrued by the Funds. In those cases in which an Investor can fully utilize foreign tax credits for a particular year, such tax credits would increase the effective return on its investment in the Funds as compared with the effective return if the Investor deducted such taxes in determining its U.S. taxable income. In most instances, credits will be included in the foreign "basket" of an Investor for foreign tax credit purposes. If a Fund purchases shares in certain foreign investment entities called "passive foreign investment companies" ("PFIC"), an Investor may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares.

FOREIGN INVESTORS

        A nonresident alien or foreign entity (a "Foreign Person") is generally subject to U.S. federal income tax on all income that is effectively connected with the conduct of a U.S. trade or business. A Foreign Person who is a partner in a partnership is generally considered to be engaged in a U.S. trade or business if the partnership is so engaged. Whether a particular Fund is considered to be engaged in a U.S. trade or business is a factual determination, based upon whether, among other things, the Fund is engaged in frequent and substantial trading to catch short term market swings, as opposed to invested for long-term capital appreciation. To the extent relevant, this determination will be made on an annual basis by each Fund. Accordingly, a Foreign Person that invests in a Fund (a "Foreign Investor") may be treated as engaged in a U.S. trade or business and, if so, will be obligated to file a U.S. income tax return with respect to its share of the Fund's income that is effectively connected with the conduct of a trade or business of the Fund in the United States. Any such trade or business income will be taxed at the graduated rates that apply to income earned by U.S. persons. In addition, foreign corporations may be subject to the "branch profits tax" on its "effectively connected earnings and profits" arising out of an investment in the Funds.

        The Funds will be required to withhold a tax at the highest applicable rate (currently 39.6% in the case of an individual and 35% in the case of a corporation) from the Foreign Person's distributive share of any income/gain or loss that is effectively connected with that U.S. trade or business. Any tax withheld will constitute a credit against the Foreign Investor's U.S. federal income tax liability and will be refundable to the extent that it exceeds such liability. Foreign Persons are also generally subject to a 30% withholding tax (unless reduced by an applicable treaty) on certain investment income that is not effectively connected with the conduct of a U.S. trade or business.

STATE AND LOCAL TAXATION

        An Investor's distributive share of a Fund's taxable income or loss generally will have to be taken into account in determining the Investor's state and local income tax liability in a jurisdiction in which such Investor is a resident. In addition, a state or other taxing jurisdiction in which an Investor is not a resident but in which the Investor may be deemed to be engaged in business may impose a tax on that Investor with respect to its share of Fund income derived from that state or other taxing jurisdiction.

        The Funds themselves may also be subject to state and/or local tax on some or all of their net income, depending on the nature and extent of a Fund's activities in the particular state or locality. Any such tax imposed on the Funds will be an expense paid out of the Funds' income and allocated among the Investors in accordance with the Trust Agreement.

        Prospective Investors should consult their own tax advisors concerning the state and local tax consequences of investing in a Fund.

        THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR
OWN TAX ADVISORS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT ON THEIR OWN TAX SITUATIONS.

ITEM 21.        UNDERWRITERS.

        Not applicable.

ITEM 22.        CALCULATION OF PERFORMANCE DATA.

TOTAL RETURN

        Current yield and total return quotations used by the Funds are based on standardized methods of computing performance mandated by Commission Rules and Form N-1A under the Investment Company Act. As the following formula indicates, the average annual total return is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation and dividends and distributions paid and reinvested) for the stated period less any fees charged to all shareholder accounts and annualizing the result. The calculation assumes that all dividends and distributions are reinvested at the net asset value on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each period and deduction of all applicable charges and fees. According to the Commission formula:

        P(1+T)/n/=ERV

where:
        P       =       a hypothetical initial payment of $1,000
        T       =       average annual total return
        n       =       number of years
        ERV     =       ending redeemable value of a hypothetical $1,000
                        payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof).

        Based upon the foregoing calculations, the average annual total return for: (i) the Brinson Global Securities Fund for the period April 28, 1995 (commencement of operations) through December 31, 1997, was 16.53%; and for the fiscal year ended December 31, 1997 was 11.70%; (ii) the Brinson Post-Venture Fund for the period April 28,1995 (commencement of operations) through December 31, 1997 was 29.75%; and for the fiscal year ended December 31, 1997 was 31.56%; (iii) the Brinson High Yield Fund for the period April 28, 1995 (commencement of operations) through December 31, 1997 was 13.30%; and for the fiscal year ended December 31, 1997 was 13.37%; (iv) the Brinson Emerging Markets Equity Fund for the period June 30, 1995 (commencement of operations) through December 31, 1997 was 3.42%; and for the fiscal year ended December
31, 1997 was -10.04%; (v) the Brinson Emerging Markets Debt Fund for the period June 30, 1995 (commencement of operations) through December 31, 1997 was 32.45%; and for the fiscal year ended December 31, 1997 was 19.82%; and (vi) the Brinson U.S. Equity Fund for the period August 29, 1997 (commencement of operations) through December 31, 1997 was 3.07%.

YIELD

        As indicated below, current yield is determined by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period and annualizing the result. Expenses accrued for the period include any fees charged to all shareholders during the 30-day (or one-month) base periods. According to the Commission formula:

                Yield = 2[(a - b + 1)6 - 1]
                           -----
                             cd

where:
        a       =       dividends and interest earned during the period.
        b       =       expenses accrued for the period (net of
                        reimbursements).
        c       =       the average daily number of shares outstanding during
                        the period that were entitled to receive dividends.
        d       =       the maximum offering price per share on the last day
                        of the period.

        The yield of the Funds may be calculated by dividing the net investment income per share earned by the particular Fund during a 30-day (or one-month) period by the net asset value per share on the last day of the period and annualizing the result on a semiannual basis. A Fund's net investment income per share earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements.

YIELD OF THE BRINSON U.S. CASH MANAGEMENT PRIME FUND

        The yield of the Brinson U.S. Cash Management Prime Fund for a seven-day period (the "base period") will be computed by determining the net change in value (calculated as set forth below) of a hypothetical account having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365/7 with the resulting yield figure carried to the nearest hundredth of one percent. Net changes in value of a hypothetical account will include the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but will not include realized gains or losses or unrealized appreciation or depreciation on portfolio investments. Yield may also be calculated on a compound basis (the "effective yield"), which assumes that net income is reinvested in shares of the Brinson U.S. Cash Management Prime Fund at the same rate as net income is earned for the base period.

        The yield and effective yield of the Brinson U.S. Cash Management Prime Fund will vary in response to fluctuations in interest rates and in the expenses of the Fund. Actual yields will also depend on such variables as investment quality, average maturity, the type of instruments the Brinson U.S. Cash Management Prime Fund invests in and other factors. For comparative purposes, the current and effective yields should be compared to current and effective yields offered by competing financial instruments for the same base period and calculated by the methods described above. Yields of other investment vehicles may not be comparable because of the factors set forth above, differences in the time periods computed, and differences in the methods used in valuing portfolio instruments, computing net asset values and calculating yields.

        The Brinson U.S. Cash Management Prime Fund had not commenced operations as of December 31, 1997.

ITEM 23.        FINANCIAL STATEMENTS.

        The Financial Statements and the Report of Independent Auditors thereon contained in the Funds' Annual Report dated December 31, 1997 are incorporated herein by reference.

                                                           APPENDIX A

                             INVESTMENT PRACTICES

        Set forth below is a discussion of various hedging and fixed income strategies that may be pursued by the Advisor on behalf of some or all of the Funds. The discussion herein is general in nature and describes hedging and fixed income strategies of the Funds in both U.S. and non-U.S. markets; certain of the Funds limit their investments to the United States. Not all Funds engage in some or all of the strategies discussed in this Appendix and the discussion below should therefore be read in conjunction with the applicable Parts A. The Funds will not be obligated to pursue any of these investment strategies and make no representation as to the availability of these techniques at this time or at any time in the future.

        The Funds may buy and sell put and call options traded on U.S. or foreign exchanges or over-the-counter and may attempt to manage the overall risk of the portfolio investments through hedging strategies. The Funds may engage in certain options strategies involving securities, stock and fixed income indexes, futures and currencies and may enter into forward currency contracts in order to attempt to enhance income or to hedge the Funds' investments. The Funds also may use futures contracts, and forward currency contracts, and use options and futures contracts for hedging purposes or in other circumstances permitted by the Commodity Futures Trading Commission ("CFTC"). The foregoing instruments are sometimes referred to collectively as "Hedging Instruments" and certain special characteristics of and risks associated with using Hedging Instruments are discussed below. Hedging Instruments may also be used in an attempt to manage the Funds' average duration, foreign currency exposure and other risks of investment which can affect fluctuations in the Funds' net asset values.

        In addition to the investment limitations of the Funds described herein, use of these instruments may be subject to applicable regulations of the Commission, the several options and futures exchanges upon which options and futures contracts are traded, and other regulatory authorities. In addition to the products, strategies and risks described herein, the Advisor may become aware of additional opportunities in connection with options, futures contracts, forward currency contracts and other hedging techniques. The Advisor may utilize these opportunities to the extent that they are consistent with the Funds' investment objectives and permitted by the Funds' investment limitations and applicable regulatory authorities.

        COVER FOR OPTIONS AND FUTURES STRATEGIES. The Funds generally will not use leverage in their options and futures strategies. In the case of a transaction entered into as a hedge, the Funds will hold securities, currencies or other options or futures positions whose values are expected to offset ("cover") obligations under the transaction. A Fund will not enter into an option or a futures strategy that exposes the Fund to an obligation to another party unless it owns (1) an offsetting ("covered") position in securities, currencies or other options or futures contracts or (2) cash, U.S. government securities or other liquid assets with a value sufficient at all times to cover its potential obligations. The Funds will comply with guidelines established by the Commission with respect to coverage of option and futures strategies by mutual funds and, if such guidelines so require, will segregate cash, U.S. government securities or other liquid assets in the amount prescribed. Securities, currencies or other options or futures positions used for cover and segregated securities cannot be sold or closed out while the option or futures strategy is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover or segregation involving a large percentage of the Funds' assets could impede fund management or the Funds' ability to meet current obligations.

        OPTION INCOME AND HEDGING STRATEGIES. The Funds may purchase and write (sell) options traded on a U.S. or, where applicable, foreign exchange or over-the-counter.

        The Funds may purchase call options on securities that the Advisor intends to include in the Funds' portfolio in order to fix the cost of a future purchase. Call options also may be purchased as a means of enhancing returns by, for example, participating in an anticipated price increase of a security on a more limited risk basis than would be possible if the security itself were purchased. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the Funds' potential loss to the option premium paid; conversely, if the market price of the underlying security increases above the exercise price and a Fund either sells or exercises the option, any profit eventually realized will be reduced by the premium paid.

        The Funds may purchase put options on securities in order to attempt to hedge against a decline in the market value of securities held in their portfolios or to enhance return. A put option would enable the Funds to sell the underlying security at a predetermined exercise price; thus the potential for loss to the Funds below the exercise price would be limited to the option premium paid. If the market price of the underlying security were higher than the exercise price of the put option, any profit the Funds realize on the sale of the security would be reduced by the premium paid for the put option less any amount for which the put option may be sold.

        The Funds may write covered call options on securities in which they may invest for hedging purposes or to increase income in the form of premiums received from the purchasers of the options. Because it can be expected that a call option will be exercised if the market value of the underlying security increases to a level greater than the exercise price, the Funds will generally write covered call options on securities when the Advisor believes that the premium received by the Funds, plus anticipated appreciation in the market price of the underlying security up to the exercise price of the option, will be greater than the total appreciation in the price of the security. The strategy may also be used to provide limited protection against a decrease in the market price of the security in an amount equal to the premium received for writing the call option less any transactional costs. Thus, in the event that the market price of the underlying security held by the Funds declines, the amount of such decline will be offset wholly or in part by the amount of the premium received by the Funds. If, however, there is an increase in the market price of the underlying security and the option is exercised, the Funds would be obligated to sell the security at less than its market value. The Funds would give up the ability to sell the portfolio securities used to cover the call option while the call option is outstanding. In the case of over-the-counter options written by the Funds, such securities would also be considered illiquid. Similarly, assets used to "cover" over-the-counter options written by the Funds will be treated as illiquid unless the over-the-counter options are sold to qualified dealers who agree that a Fund may repurchase any over-the-counter options it writes for a maximum price to be calculated by a formula set forth in the option agreement. The "cover" for an over-the-counter option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option. In addition, the Funds could lose the ability to participate in an increase in the value of such securities above the exercise price of the call option because such an increase would likely be offset by an increase in the cost of closing out the call option (or could be negated if the buyer chose to exercise the call option at an exercise price below the securities' current market value).

        The Funds may write put options. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the purchaser of options requiring the writer to make payment of the exercise price against delivery of the underlying security or take delivery. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, the Funds will realize income in the amount of the premium received. This technique could be used to enhance current return during periods when the Advisor expects that the price of the security will not fluctuate greatly. The risk in such a transaction would be that the market price of the underlying security would decline below the exercise price less the premium received, in which case the Funds would expect to suffer a loss.

        The Funds may purchase put and call options and write put and covered call options on indices in much the same manner as the options discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. An index assigns a value to the securities included in the index and fluctuates with changes in such values. An option on an index gives the holder the right, upon exercise, to receive an amount of cash if the closing level of the index upon which the option is based is greater than (in the case of a call) or lesser than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple (the "multiplier"). The indices on which options are traded include both U.S. and non-U.S. markets. The effectiveness of hedging techniques using index options will depend on the extent to which price movements in the index selected correlate with price movements of the securities in which the Funds invest.

        The Funds may purchase and write covered straddles on securities or indexes. A long straddle is a combination of a call and a put option purchased on the same security. The Funds would enter into a long straddle when the Advisor believes that it is likely that the price of the underlying security will be more volatile during the term of the options than the option pricing implies. A short straddle is a combination of a call and a put written
on the same security.   The Funds would enter into a short straddle when the
Advisor believes that it is unlikely the price of the underlying security will be as volatile during the term of the options as the option pricing implies.

        The writing of a call option on a futures contract constitutes a partial hedge against the declining price of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at the expiration of the option is below the exercise price, the Funds will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the value of a Fund's investment portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against the increasing price of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at the expiration of the option is higher than the exercise price, the Funds will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Funds intend to purchase.

        Options on a stock index future give the holder the right to receive cash. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the futures contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing price of the futures contract on the expiration date. If a put or call option which a Fund has written is exercised, the Fund may incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its options positions, a Fund's losses from existing options on futures may, to some extent, be reduced or increased by changes in the value of portfolio securities. For example, a Fund will purchase a put option on a futures contract to hedge the Fund's investment portfolio against the risk of rising interest rates.

        Furthermore, with respect to options on futures contracts, a Fund may seek to close out an option position by writing or buying an offsetting position covering the same securities or contracts and have the same exercise price and expiration date. The ability to establish and close out positions on options will be subject to the maintenance of a liquid secondary market, which cannot be assured.

        SPECIAL CHARACTERISTICS AND RISKS OF OPTIONS TRADING. A Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. If a Fund wishes to terminate its obligation to purchase or sell securities under a put or call option it has written, the Fund may purchase a put or call option of the same series (i.e., an option identical in its terms to the option previously written); this is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities or currencies under a call or put option it has purchased, a Fund may write an option of the same series as the option held; this is known as a closing sale transaction. Closing transactions essentially permit the Funds to realize profits or limit losses on options positions prior to the exercise or expiration of the option. Whether a profit or loss is realized from a closing transaction depends on the price movement of the underlying security or currency and the market value of the option.

        In considering the use of options to enhance income or to hedge the Funds' investments, particular note should be taken of the following:

        (1) The value of an option position will reflect, among other things, the current market price of the underlying security, or index, the time remaining until expiration, the relationship of the exercise price, the term structure of interest rates, estimated price volatility of the underlying security, or index and general market conditions. For this reason, the successful use of options as a hedging strategy depends upon the Advisor's ability to forecast the direction of price fluctuations in the underlying securities or, in the case of index options, fluctuations in the market sector represented by the selected index.

        (2) Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying securities, index or currencies. Purchased options that expire unexercised have no value. Unless an option purchased by the Funds is exercised or unless a closing transaction is effected with respect to that position, the Funds will realize a loss in the amount of the premium paid and any transaction costs.

        (3) A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although the Funds intend to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded in the over-the-counter markets (currently the primary markets for options on debt securities) only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. Although the Funds will enter into over-the-counter options only with dealers that are expected to be capable of entering into closing transactions with the Funds, there can be no assurance that the Funds will be able to liquidate an over-the-counter option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Funds may be unable to liquidate an over-the-counter option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that the Funds would have to exercise those options which they have purchased in order to realize any profit. With respect to options written by the Funds, the inability to enter into a closing transaction may result in material losses to the Funds. For example, because the Funds must maintain a covered position with respect to any call option they write on a security, index, currency or future, the Funds may not sell the underlying security or currency (or invest any cash, government securities or short-term debt securities used to cover an index option) during the period they are obligated under the option. This requirement may impair the Funds' ability to sell the security or make an investment at a time when such a sale or investment might be advantageous.

        (4) Index options are typically settled in cash. If a Fund writes a call option on an index, the Fund will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement. In addition, a holder of an index option who exercises it before the closing index value for that day is available runs the risk that the level of the underlying index may subsequently change.

        (5) Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, a Fund would not be able to close out options which it had purchased and the Fund may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

        (6) If a Fund holds an index option and exercises it before final determination of the closing index value for that day, it runs the risk that the level of the underlying index may change before closing. If such a change causes the exercised option to fall "out-of-the-money," the Fund will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer. Although a Fund may be able to minimize this risk by withholding exercise instructions until just before the daily cutoff time or by selling rather than exercising the option when the index level is close to the exercise price, it may not be possible to eliminate this risk entirely because the cutoff times for index options may be earlier than those fixed for other types of options and may occur before definitive closing index values are announced.

        (7) The Funds' (with the exception of the Brinson U.S. Cash Management Prime Fund) activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Funds may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

        INVESTMENT LIMITATIONS ON OPTIONS TRANSACTIONS. The ability of the Funds to engage in options transactions is subject to certain limitations. A Fund may purchase call options to the extent that premiums paid by the Fund do not aggregate more than 20% of such Fund's total assets. A Fund will write call options only on a covered basis, which means that such Fund will own the underlying security subject to a call option at all times during the option period. The Funds may only purchase put options to the extent that the premiums on all outstanding put options do not exceed 20% of each Fund's total assets. With regard to the writing of put options, the Funds will limit the aggregate value of the obligations underlying such put options to 40% of each Fund's total net assets. Each of the Funds will invest in over-the-counter options only to the extent consistent with the 15% of the Fund's net assets limit on investments in illiquid securities.

        FORWARD FOREIGN CURRENCY CONTRACTS. The Funds may purchase or sell currencies and/or engage in forward foreign currency transactions in order to expedite settlement of portfolio transactions and to manage currency risk. A forward foreign currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders, usually large commercial banks, and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades. The Funds will account for these contracts by marking-to-market each day at current forward values.

        Although the contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate these contracts. In such event, the Funds' ability to utilize forward foreign currency exchange contracts may be restricted. The Funds will comply with guidelines established by the Commission with respect to coverage of forward contracts entered into by mutual funds and, if such guidelines so require, will segregate cash, U.S. government securities or other liquid assets in the amount prescribed. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. The Advisor, however, believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Funds will be served.

        At the maturity of a forward contract, the Funds may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

        At or before the maturity date of a forward contract requiring the Funds to sell a currency, the Funds may either sell the portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset their contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Funds will obtain, on the same maturity date, the same amount of the currency that they are obligated to deliver. Similarly, a Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Funds would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

        The cost to the Funds of engaging in forward currency contracts will vary with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward currency contracts will not eliminate fluctuations in the prices of the underlying securities a Fund owns or intends to acquire, but it will fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

        FUTURES CONTRACTS. The Funds may enter into contracts for the purchase or sale for future delivery of securities, including index contracts or foreign currencies. While futures contracts provide for the delivery of securities, deliveries usually do not occur. Futures contracts are generally terminated by entering into offsetting transactions.

        The Funds may enter into such futures contracts to protect against the adverse affects of fluctuations in security prices, interest rates or foreign exchange rates without actually buying or selling the securities or foreign currency. For example, if interest rates are expected to increase, a Fund might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Funds. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the futures contracts to the Funds would increase at approximately the same rate, thereby keeping the net asset value of a Fund from declining as much as it otherwise would have. Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge in anticipation of subsequent purchases of securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, the Funds could take advantage of the anticipated rise in value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Funds could then buy debt securities on the cash market.

        A stock index futures contract obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement was made. Open futures contracts are valued on a daily basis and a Fund may be obligated to provide or receive cash reflecting any decline or increase in the contract's value. No physical delivery of the underlying stocks in the index is made in the future.

        To the extent that market prices move in an unexpected direction, the Funds may not achieve the anticipated benefits of futures contracts or may realize a loss. For example, if a Fund is hedged against the possibility of an increase in interest rates which would adversely affect the price of securities held in its portfolio and interest rates decrease instead, such Fund would lose part or all of the benefit of the increased value which it has because it would have offsetting losses in its futures position. In addition, in such situations, if the Fund had insufficient cash, it may be required to sell securities from its portfolio to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. A Fund may be required to sell securities at a time when it may be disadvantageous to do so.

        In addition, when a Fund engages in futures transactions, to the extent required by the Commission, it will segregate assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash, cash equivalents, U.S. government securities or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin maintained by the Fund with respect to such futures contracts.

        SWAPS. (All Funds, with the exception of the Brinson U.S. Equity Fund, the Brinson U.S. Large Capitalization Equity Fund, the Brinson U.S. Intermediate Capitalization Equity Fund, the Brinson U.S. Large Capitalization Value Equity Fund, the Brinson EXDEX(R) Fund and the Brinson U.S. Cash Management Prime Fund.) The Funds may engage in interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars and other derivative instruments. The Funds expect to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of their portfolios, to protect against currency fluctuations, as a technique for managing portfolio duration (i.e., the price sensitivity to changes in interest rates) or to protect against any increase in the price of securities the Funds anticipate purchasing at a later date, or to gain exposure to certain markets.

BRINSON RELATIONSHIP FUNDS

               Form N-1A

               Part C.  Other Information



Item 24.  Financial Statements and Exhibits.

     (a)  Financial Statements:

     Included in Part A:
     None.

     Included in Part B:

     Brinson Relationship Funds:

     (1)  Notes to Financial Statements at December 31, 1997 (audited).*

     (2) Report of Independent Auditors relating to the Financial Statements at December 31, 1997.*

     Brinson Global Securities Fund:
     -------------------------------

     (1)  Schedule of Investments at December 31, 1997 (audited).*

     (2)  Statement of Assets and Liabilities at December 31, 1997
          (audited).*

     (3) Statement of Operations for the fiscal year ended December 31, 1997 (audited).*

     (4) Statement of Changes in Net Assets for the fiscal years ended December 31, 1996 and December 31, 1997 (audited).*

     (5)  Financial Highlights (audited).*

     Brinson Post-Venture Fund:
     --------------------------

     (1)  Schedule of Investments at December 31, 1997 (audited).*

     (2)  Statement of Assets and Liabilities at December 31, 1997
          (audited).*

     (3) Statement of Operations for the fiscal year ended December 31, 1997 (audited).*

     (4) Statement of Changes in Net Assets for the fiscal years ended December 31, 1996 and December 31, 1997 (audited).*

     (5)  Financial Highlights (audited).*

     Brinson High Yield Fund:
     ------------------------

     (1)  Schedule of Investments December 31, 1997 (audited).*

     (2)  Statement of Assets and Liabilities at December 31, 1997
          (audited).*

     (3) Statement of Operations for the fiscal year ended December 31, 1997 (audited).*

     (4) Statement of Changes in Net Assets for the fiscal years ended December 31, 1996 and December 31, 1997 (audited).*

     (5)  Financial Highlights (audited).*

     Brinson Emerging Markets Equity Fund:
     ------------------------------------------------

     (1)  Schedule of Investments at December 31, 1997 (audited).*

     (2)  Statement of Assets and Liabilities at December 31, 1997
          (audited).*

     (3) Statement of Operations for the fiscal year ended December 31, 1997 (audited).*

     (4) Statement of Changes in Net Assets for the fiscal years ended December 31, 1996 and December 31, 1997 (audited).*

     (5)  Financial Highlights (audited).*

     Brinson Emerging Markets Debt Fund:
     ----------------------------------------------

     (1)  Schedule of Investments at December 31, 1997 (audited).*

     (2)  Statement of Assets and Liabilities at December 31, 1997
          (audited).*

     (3) Statement of Operations for the fiscal year ended December 31, 1997 (audited).*

     (4) Statement of Changes in Net Assets for the fiscal years ended December 31, 1996 and December 31, 1997 (audited).*

     (5)  Financial Highlights (audited).*

     Brinson U.S. Equity Fund **
     ---------------------------

     (1)  Schedule of Investments at December 31, 1997 (audited).*

     (2)  Statement of Assets and Liabilities at December 31, 1997 (audited).*


     (3)  Statement of Operations at December 31, 1997 (audited).*

     (4) Statement of Changes in Net Assets for the period ended December 31, 1997 (audited).*

     (5)  Financial Highlights (audited).*


     **   The Fund commenced operations August 29, 1997.




     * Incorporated by reference to the Trust's Financial Statements contained in the Trust's Annual Report to Shareholders dated December 31, 1997 as filed electronically with the Securities and Exchange Commission on March 9, 1998.







     (b)  Exhibits
     -------------

   Exhibit
   Number                Description
    ----                  ---------

(1)  (a)(1) Amended and Restated Agreement and Declaration of Trust dated August
            15, 1994, as amended on May 20, 1996./3/

     (b)(1) Certificate of Trust dated August 15, 1994./3/

     (b)(2) Certificate of Amendment to the Certificate of Trust dated April 21, 1995./3/

(2)         By-Laws dated August 22, 1994./1/

(3)         None

(4)         None

(5)  (a)    Investment Advisory Agreement dated April 26, 1995 between the
            Registrant and Brinson Partners, Inc. on behalf of the Brinson
            Global Securities Fund, Brinson Short-Term Fund, Brinson Post-
            Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets
            Equity Fund and Brinson Emerging Markets Debt Fund./1/


     (b) Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund./3/


     (c) Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund./3/

     (d) Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-term Fund and the Brinson Global Equity Fund./3/

     (e) Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund./3/

(6)         Not applicable.

(7)         Not applicable.

(8) Custody Services are provided under the Multiple Services Agreement dated May 9, 1997 as amended through January 27, 1998. See 9(a)/3/

(9)  (a)    Multiple Services Agreement ("MSA") dated May 9, 1997 between the
            Registrant and Morgan Stanley Trust Company ("MSTC") as amended through January 27, 1998./3/

     (a)(1) Form of Amendment dated June 1, 1998 to Schedule B1 to the MSA dated May 9, 1997 between the Registrant and MSTC./3/

     (a)(2) Form of Amendment dated June 1, 1998 to Schedule B1 to the MSA dated May 9, 1997 between the Registrant and MSTC./3/

     (a)(3) Form of Amendment dated June 1, 1998 to Schedule D to the MSA dated May 9, 1997 between the Registrant and MSTC./3/

     (a)(4) Form of Amendment dated June 1, 1998 to Schedule E to the MSA dated May 9, 1997 between the Registrant and MSTC./3/

     (a)(5) Form of Amendment dated June 1, 1998 to Schedule F to the MSA dated May 9, 1997 between the Registrant and MSTC./3/

(10)        Not applicable.

(11)  Not applicable.

(12)  Not applicable.

(13)  Not applicable.

(14)  None.

(15)  None.

(16)  None.

(17)  See Exhibit 27 below.

(18)  None.

(19)  Power of Attorney. /2/

(27)  Financial Data Schedules are filed electronically herewith.

-------------------------------------------------



/1/ Incorporated herein by reference to Item 24(b)(9)(2) to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File No. 811-9036) as filed electronically with the Commission on April 30, 1997.

/2/ Incorporated herein by reference to Post Effective Amendment No. 10 to Registrant's Registration Statement on Form N-1A (File No. 811-9036) as filed electronically with the Commission on April 30, 1998.

/3/ Incorporated herein by reference to Post Effective Amendment No. 11 to Registrant's Registration Statement on Form N-1A (File No. 8811-9036) as filed electronically with the Commission on June 12, 1998.

Item 25.  Persons Controlled by or under Common Control with Registrant.

     Registrant is controlled by Brinson Trust Company Collective Investment Trust for Pension & Profit Sharing Trust's Global Securities Fund. Chicago, IL by reason of its ownership of 30.64% of shares of the Trust.

Item 26.  Number of Holders of Securities.


        Title of Class                    Number of Shareholders of Record
     Shares of Beneficial Interest             as of June 30, 1998
     -----------------------------        --------------------------------

Series 1:  Brinson Global Securities Fund                     15

Series 2:  Brinson U.S. Equity Fund                            6

Series 3:  Brinson U.S. Large Capitalization
           Equity Fund                                         1

Series 4:  Brinson U.S. Intermediate Capitalization
           Equity Fund*                                        0

Series 5:  Brinson Post Venture Fund                           8

Series 6:  Brinson EXDEX(R) Fund*                              0

Series 7:  Brinson Non-U.S. Equity Fund                        4

Series 8:  Brinson Emerging Markets Equity Fund               20

Series 9:: Brinson Bond Plus Fund*                             0

Series 10: Brinson U.S. Bond Fund*                             0

Series 11: Brinson U.S. Short/Intermediate Fixed
           Income Fund*                                        0

Series 12: Brinson High Yield Fund                            10

Series 13: Brinson Emerging Markets Debt Fund                 21

Series 14: Brinson U.S. Cash Management Prime Fund             3

Series 15: Brinson U.S. Large Capitalization
           Value Equity Fund                                   2

Series 16: Brinson Global Bond Fund*                           0

Series 17: Brinson Short-Term Fund*                            0

* Fund has not commenced operations

Item 27.  Indemnification.

          As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), indemnification provisions for each of the Registrant's Trustees, officers, employees, agents and persons who serve at the Trust's request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Section 5.2 of the Registrant's Agreement and Declaration of Trust (included in Item 24(b)(1) above).

          Pursuant to Article V, Section 5.2 of the Registrant's Agreement and Declaration of Trust, the Trust shall indemnify each of its Trustees, officers, employees, and agents against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, or willful misfeasance, gross negligence or reckless disregard of his, her or its duties to the Registrant.

          "Director and Officer" liability policies purchased by the Trust insure the Trust's Trustees and officers, subject to the policies' coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

          The Registrant hereby undertakes that it will apply the indemnification provision of its Agreement and Declaration of Trust as amended, in a manner consistent with Release 11,330 of the Securities and Exchange Commission under the Investment Company Act, so long as the interpretation of Sections 17(h) and 17(i) of the Investment Company Act remains in effect.

Item 28.  Business and Other Connections of Advisor.


          Brinson Partners, Inc. provides investment advisory services for a variety of individuals and institutions and as of March 31, 1998 had approximately $158 billion in assets under management. It presently acts as investment advisor to nine other investment companies: The Brinson Funds, Enterprise Accumulation Trust - International Growth Portfolio, Enterprise Group of Funds, Inc.- International Growth Portfolio, Fort Dearborn Income Securities, Inc., Managed Accounts Services Portfolio Trust - Pace Large Company Value Equity Investments, The Hirtle Callaghan Trust - International Equity Portfolio, John Hancock Variable Series Trust I - International Balanced Fund, AON Funds - International Equity Fund and The Republic Funds - Republic Equity Fund. Brinson Partners, Inc. is controlled by Swiss Bank Corporation. Swiss Bank Corporation with headquarters in Basel, Switzerland, is an internationally diversified organization with operations in many aspects of the financial services industry. Effective on June 29, 1998, Swiss Bank Corporation and Union Bank of Switzerland merged. The merger did not result in a change of control or assignment and, therefore, did not result in a termination of the Advisory Agreement. The resulting entity is named UBS AG. After the merger, Brinson Partners will continue its role as investment advisor to the Trust as part of the UBS Brinson Division of UBS AG.

          For information as to the business, profession, vocation or employment of a substantial nature engaged in by Brinson Partners, Inc. or any of its respective officers and directors during the past two years, reference is made to Form ADV, filed with the Commission under the Investment Advisers Act of 1940, as amended, by Brinson Partners, Inc., incorporated herein by reference (SEC File No. 801-34910).

Item 29.  Principal Underwriter.

          Not Applicable.

Item 30.  Location of Accounts and Records.


          All account, book and other documents required to be maintained by
Section 31(a) of the Investment Company Act and Rules 31a-1 to 31a-3 promulgated thereunder will be maintained either at the offices of (i) the Registrant (Brinson Relationship Funds, 209 South LaSalle Street, Chicago, IL 60604-1294);
(ii) the Registrant's Advisor (Brinson Partners, Inc., 209 South LaSalle Street, Chicago, IL 60604-1294); (iii) effective May 10, 1997, the Registrant's Administrator, Morgan Stanley Trust Company, ("MSTC") One Pierrepont Plaza, Brooklyn, NY 11201,; (iv) the Registrant's Sub-Administrator, Chase Global Funds Services Company, 73 Tremont Street, Boston, Massachusetts, 02108-3913; or (v) the Registrant's Custodian,--MSTC, One Pierrepont Plaza, Brooklyn, NY
11201.

Item 31.  Management Services.

The Registrant is not a party to any management-related service contract not discussed in Part A or Part B of this Form.

Item 32.  Undertakings.

The undersigned Registrant hereby undertakes to include a discussion of the Trust's performance in the Trust's Annual Report to Shareholders which will be made available to shareholders upon request and without charge.


The undersigned Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of a Trustee or Trustees if it is requested to do so by the holders of at least 10% of its outstanding shares, and to assist in communications with other shareholders as required by Section 16(c) of the Investment Company Act, as though Section 16(c) of the Investment Company Act were applicable to the Registrant.

                                  SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 31st day of July 1998.
                                  ----

                                            BRINSON RELATIONSHIP FUNDS
                                            (Registrant)

                                            By  /s/ E. Thomas McFarlan*
                                                -----------------------
                                            E. Thomas McFarlan
                                            President and Treasurer


/s/ Karl O. Hartmann
-----------------------------
Karl O. Hartmann
as Attorney-in-Fact and Agent
pursuant to Power of Attorney

                          BRINSON RELATIONSHIP FUNDS
                        Post Effective Amendment No.11

                                 EXHIBIT INDEX


Exhibit No.    Exhibit Description
-----------    -------------------

    27         Financial Data Schedules